SCHEDULE 14A
                                (Rule 14a-101)
                   INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION
         Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

             Filed by the registrant   [ X ]
             Filed by a party other than the registrant   [   ]

             Check the appropriate box:

      [ X ]  Preliminary Proxy Statement
      [   ]  Confidential, for Use of the
             Commission Only(as permitted
             by Rule 14a-6(e)(2))
      [   ]  Definitive Proxy Statement
      [   ]  Definitive Additional Materials
      [   ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         Shaman Pharmaceuticals, Inc.
------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)

------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
      [ X ]  No fee required.
      [   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
             0-11.
      (1)    Title of each class of securities to which transaction applies:

------------------------------------------------------------------------------
      (2)    Aggregate number of securities to which transactions applies:

------------------------------------------------------------------------------
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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      [   ]  Fee paid previously with preliminary materials:

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      [   ]  Check box if any part of the fee is offset as provided by Exchange
Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)    Amount Previously Paid:

------------------------------------------------------------------------------
      (2)    Form, Schedule or Registration Statement No.:

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      (3)    Filing Party:

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      (4)    Date Filed:

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

                          SHAMAN PHARMACEUTICALS, INC.
                              213 East Grand Avenue
                      South San Francisco, California 94080

Dear Stockholder:

      You are cordially invited to attend the Annual Meeting of Stockholders ("Annual Meeting") of Shaman Pharmaceuticals, Inc. (the "Company"), which will be held at 9:00 A.M.Pacific Time on Friday, June 11, 1999 at The Embassy Suites, 250 Gateway Boulevard, South San Francisco, California 94080.

      At the Annual Meeting, you will be asked to consider and vote upon the following proposals:

      (i) To elect four Class II directors to serve on the Board of Directors for two years or until their successors are duly elected and qualified;

      (ii) To approve an amendment to the Company's Amended and Restated Certificate of Incorporation (the "Restated Certificate") to effect a 20-for-1 reverse stock split of the Company's outstanding Common Stock;

      (iii)To approve an amendment and restatement to the Restated Certificate to increase the number of authorized shares of the Company's Preferred Stock by 10,000,000 shares, from 2,000,000 shares to 12,000,000 shares;

      (iv) To approve an amendment and restatement to the Restated Certificate to increase the number of authorized shares of the Company's Common Stock by 150,000,000 shares, from 70,000,000 shares to 220,000,000 shares;

      (v) To approve an amendment and restatement of the Company's Restated Certificate to (i)delete the provision stating that a transaction or series of transactions in which in excess of 50% of the Company's voting power is transferred will be treated as a liquidation, dissolution or winding up of the Company, for purposes of causing a required liquidation preference distribution to the holders of the Company's Preferred Stock, and (ii)delete the reference to the Series D Preferred Stock from the section, to clarify that the section, as a result of the amendment in this proposal, no longer applies to the Series D Preferred Stock;

     (vi) To approve amendments to the Company's 1992 Stock Option Plan (the "1992 Plan") which will result in a series of periodic increases to the number of shares of Common Stock available for issuance thereunder; revise the automatic option grant program for non-employee Board members to provide each current and future non-employee Board member with a one-time stock option grant for shares of Common Stock equal to one-half of one percent (0.5%) of the number of voting shares of the Company's capital stock outstanding on the grant date; extend the term of the 1992 Plan and increase the limit on the maximum number of shares for which any one participant may be granted stock options per calendar year;

     (vii) To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the year ending December 31, 1999; and

    (viii) To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

     Following the completion of the June 11, 1999, Annual Meeting of the Company, and pending approval of the necessary proposals in this proxy, Shaman expects to conduct a Rights Offering, and intends to file a registration statement with the SEC covering the issuance of the Series R Preferred Stock to its stockholders. The Company plans to offer to stockholders on pro-rata basis shares having an aggregate value of $10,000,000. You will receive more information on the Rights Offering following the Annual Meeting, including detailed Questions and Answers (Q&A).

     The enclosed Proxy Statement more fully describes the details of the business to be conducted at the Annual Meeting. After reading the Proxy Statement, please mark, date, sign and return the enclosed proxy card in the accompanying reply envelope as soon as possible. If you attend the Annual Meeting and vote by ballot, your proxy will be automatically revoked and only your vote at the Annual Meeting will be counted. YOUR SHARES CANNOT BE VOTED UNLESS YOU MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY OR ATTEND THE ANNUAL MEETING AND VOTE IN PERSON.

      After  careful  consideration,   the  Company's  Board  of  Directors  has
unanimously approved the proposals and recommends that you vote in favor of each such proposal.

      We look forward to seeing you at the Annual Meeting.

--------------------------------------------------------------------------------
      If you have any questions prior to the date of the Annual Meeting, please contact our investor hotline at (800) XXX-XXXX.
--------------------------------------------------------------------------------

                                  Sincerely,

                                  Lisa A. Conte
                                  President, Chief Executive
                                  Officer, Chief Financial Officer
                                  and Director
May ____, 1999

================================================================================
                             IMPORTANT

      Please mark, date, sign and return the enclosed proxy promptly in the accompanying postage-paid return envelope so that, if you are unable to attend the Annual Meeting, your shares may be voted.
================================================================================

                          SHAMAN PHARMACEUTICALS, INC.

              -----------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD JUNE 11, 1999
              -----------------------------------------------------

TO THE STOCKHOLDERS OF SHAMAN PHARMACEUTICALS, INC.:

      NOTICE IS HEREBY GIVEN that the 1999 Annual Meeting of Stockholders ("Annual Meeting") of Shaman Pharmaceuticals, Inc., a Delaware corporation (the "Company"), will be held at 9:00 A.M. Pacific Time on Friday, June 11, 1999 at The Embassy Suites, 250 Gateway Boulevard, South San Francisco, California 94080, for the following purposes:

      (1) To elect four Class II directors to serve on the Board of Directors for two years or until their successors are duly elected and qualified. The nominees are G. Kirk Raab, Herbert H. McDade, Jr.,
           M. David Titus and Loren D. Israelsen;

      (2) To approve an amendment to the Company's Amended and Restated Certificate of Incorporation (the "Restated Certificate") to effect a 20-for-1 reverse stock split of the Company's outstanding Common Stock;

      (3) To approve an amendment and restatement to the Restated Certificate to increase the number of authorized shares of the Company's Preferred Stock by 10,000,000 shares, from 2,000,000 shares to 12,000,000 shares;

      (4) To approve an amendment and restatement to the Restated Certificate to increase the number of authorized shares of the Company's Common Stock by 150,000,000 shares, from 70,000,000 shares to 220,000,000 shares;

      (5) To approve an amendment and restatement of the Company's Restated Certificate to (i)delete the provision stating that a transaction or series of transactions in which in excess of 50% of the Company's voting power is transferred will be treated as a liquidation, dissolution or winding up of the Company, for purposes of causing a required liquidation preference distribution to the holders of the Company's Preferred Stock, and (ii)delete the reference to the Series D Preferred Stock from the section, to clarify that the section, as a result of the amendment in this proposal, no longer applies to the Series D Preferred Stock;

      (6) To approve amendments to the Company's 1992 Stock Option Plan (the "1992 Plan") which will result in a series of periodic increases to the number of shares of Common Stock available for issuance thereunder; revise the automatic option grant program for non-employee Board members to provide each current and future non-employee Board member with a one-time stock option grant for shares of Common Stock equal to one-half of one percent (0.5%) of the number of voting shares of the Company's capital stock outstanding on the grant date; extend the term of the 1992 Plan and increase the limit on the maximum number of shares for which any one participant may be granted stock options per calendar year;

      (7) To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the year ending December 31, 1999; and

      (8) To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

      The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

      The record date for determining those stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof is April 15, 1999. The stock transfer books will not be closed between the record date and the date of the Annual Meeting. A list of the stockholders entitled to vote at the Annual Meeting will be available for inspection at the Company's offices, 213 East Grand Avenue, South San Francisco, California 94080, for a period of 10 days prior to the Annual Meeting.

      All stockholders are cordially invited to attend the Annual Meeting in person. Whether or not you plan to attend, please carefully read the accompanying Proxy Statement, which describes the matters to be voted upon at the Annual Meeting, and mark, date, sign and return the enclosed proxy card in the reply envelope provided. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be returned to ensure that all your shares will be voted. You may revoke your proxy at any time prior to the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your proxy vote will be revoked automatically and only your vote at the Annual Meeting will be counted. The prompt return of your proxy card will assist us in preparing for the Annual Meeting.

                                    Sincerely,

                                    Lisa A. Conte
                                    President, Chief Executive
                                    Officer, Chief Financial Officer
                                    and Director
South San Francisco, California
May ____, 1999

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY. IF YOU DO NOT EXPECT TO ATTEND IN PERSON, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE AS PROMPTLY AS POSSIBLE.

                          SHAMAN PHARMACEUTICALS, INC.
                              213 East Grand Avenue
                      South San Francisco, California 94080
                  --------------------------------------------

                                 PROXY STATEMENT
                  --------------------------------------------

                     For the Annual Meeting of Stockholders
                           To Be Held on June 11, 1999


                      GENERAL INFORMATION FOR STOCKHOLDERS


      The enclosed proxy ("Proxy") is solicited on behalf of the Board of Directors (the "Board") of Shaman Pharmaceuticals, Inc., a Delaware corporation (the "Company"), for use at the 1999 Annual Meeting of Stockholders (the "Annual Meeting") to be held at 9:00 A.M. Pacific Time on Friday, June 11, 1999, at the Embassy Suites, 250 Gateway Boulevard, South San Francisco, California 94080, and at any adjournment thereof.

      This Proxy Statement and the accompanying form of Proxy are to be first mailed to the stockholders entitled to vote at the Annual Meeting on or about May 4, 1999.

Record Date and Voting

     The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice and are described in more detail in this Proxy Statement. All stockholders of record at the close of business on April 15, 1999 are entitled to notice of, and to vote at, the Annual Meeting. However, the holders of Series D Preferred Stock are entitled to vote only on Proposal Three. As of the close of business on such date, there were 40,745,876 shares of the Company's Common Stock, par value $0.001 per share (the "Common Stock"), outstanding and entitled to vote, held by approximately 952 stockholders of record. In addition, 400,000 shares of the Company's Series A Preferred Stock were outstanding and entitled to vote and held by one stockholder of record, 115,958 shares of Series C Preferred Stock were outstanding and entitled to vote and held by 21 stockholders, and 2,016 shares of Series D Preferred Stock were outstanding and held by 6 stockholders. Each holder of Common Stock as of the record date is entitled to one vote for each share of Common Stock held by such stockholder as of the record date. Each holder of Series C Preferred Stock as of the record date is entitled to six votes for each share of Series C Preferred Stock held by such stockholder as of the record date. Each holder of Series D Preferred Stock as of the record date is entitled to one vote for each share of Series D Preferred Stock held by such stockholder as of the record date. Each share of Series A Preferred Stock as of the record date is entitled to one vote for each share of Series A Preferred Stock.

     Directors are determined by a plurality vote. Proposals Two and Four will be decided by the affirmative vote of a majority of the voting shares outstanding on the record date. Proposal Three will be decided by the affirmative vote of (a) a majority of all shares of the Company's Common Stock, including all shares of Series A Preferred Stock, Series C Preferred Stock and Series D Preferred Stock and (b) a majority of shares of the Series A Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, voting separately as a class. Proposal Five will be decided by the affirmative vote of (a) a majority of all of the Company's outstanding voting shares, including all shares of Common Stock, Series A Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, voting together as a single class, and (b) a majority of the shares of the Series A Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, each voting as a separate series. All other matters submitted for stockholder approval at this Annual Meeting will be decided by the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote on such matters. If a choice as to the matters coming before the Annual Meeting has been specified by a stockholder on the Proxy, the shares will be voted accordingly. If no contrary instructions are given, the shares will be voted for the election of all four directors (unless the authority to vote on the election of any such director is withheld) and in favor of the approval of all proposals described in the accompanying Notice of Annual Meeting and in this Proxy Statement. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes (i.e., the submission of a Proxy by a broker or indicating the lack of discretionary authority to vote on the matter). Abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes, whereas broker non-votes will not be counted for purposes of determining whether a proposal has been approved. However, because Proposals Two, Three, Four and Five require the affirmative vote of a majority of the Company's outstanding voting shares on the Record Date, both abstentions and broker non-votes with respect to any of those particular proposals will have the same effect as votes against the approval of that proposal.

      Any stockholder or stockholder's representative who, because of a disability, may need special assistance or accommodation to allow him or her to participate at the Annual Meeting may request reasonable assistance or accommodation from the Company by contacting Investor Relations in writing at 213 East Grand Avenue, South San Francisco, California 94080 or by telephone at
(650) 952-7070. To provide the Company sufficient time to arrange for reasonable assistance, please submit such requests by May 28, 1999.

Revocability of Proxies

      Any stockholder giving a Proxy pursuant to this solicitation may revoke it at any time prior to its exercise by filing with the Secretary of the Company at its principal executive offices at 213 East Grand Avenue, South San Francisco, California 94080, a written notice of such revocation or a duly executed Proxy bearing a later date, or by attending the Annual Meeting and voting in person.

Solicitation

      The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of the Notice of Annual Meeting, this Proxy Statement, the Proxy and any additional solicitation materials furnished to stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. The Company has engaged ____________ to provide routine advice and services for Proxy solicitation. ________ will receive approximately $_____ from the Company for such advice and services, plus reimbursement of costs incurred in forwarding the solicitation materials to the beneficial owners of Common Stock and Series C Preferred Stock. To assure that a quorum will be present in person or by proxy at the Annual Meeting, it may be necessary for _______, certain officers, directors, employees or other agents of the Company to solicit proxies by telephone, facsimile or other means or in person. Except with respect to ________, the Company will not compensate such individuals for any such services. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

                                    IMPORTANT

      Please mark, date, sign and return the enclosed Proxy in the accompanying postage-prepaid, return envelope as soon as possible so that, if you are unable to attend the Annual Meeting, your shares may be voted.

                 MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS



      The Company's Amended and Restated Certificate of Incorporation provides for a classified Board consisting of two classes of directors, designated Class I and Class II, each serving a term of two years, with such terms staggered so that only one class of directors is elected at each annual meeting of stockholders. At the Annual Meeting, four Class II directors will be elected to serve for two years or until their successors shall have been duly elected and qualified or until their death, resignation or removal. The Board has selected four nominees, four of whom are current directors of the Company. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unavailable to serve. The four candidates receiving the highest number of affirmative votes of the shares entitled to vote at the Annual Meeting will be elected. If any nominee is unable to or declines to serve as a director, the proxies may be voted for a substitute nominee designated by the current Board. As of the date of this Proxy Statement, the Board is not aware of any nominee who is unable or will decline to serve as a director.

Information with Respect to Directors

     Set forth below is information regarding the nominees, as of April 15,1999:



 Name of Nominees        Position(s) with the Company     Age     Director Since
 ----------------        ----------------------------     ---     --------------
 G. Kirk Raab              Chairman of the Board          63          1992
 Herbert H. McDade, Jr.    Director                       72          1991
 M. David Titus            Director                       41          1990
 Loren D. Israelsen        Director                       43          1999



     Set forth below is information regarding the continuing directors, as of April 15, 1999:


 Name of Nominees        Position(s) with the Company     Age     Director Since
 ----------------        ----------------------------     ---     --------------
 Lisa A. Conte           Director, President, Chief       40          1989
                          Executive Officer and Chief
                          Financial Officer
 Adrian D.P. Bellamy     Director                         57          1997
 Jeffrey Berg            Director                         51          1998


Business   Experience  of  Director  Nominees  for  Term  Ending  Upon  the 2001
Annual Meeting of Stockholders

     G. Kirk Raab became a director of the Company in January 1992 and Chairman of the Board in September 1995. Mr. Raab was President, Chief Executive Officer and director of Genentech, Inc. ("Genentech") from February 1990 to July 1995 and President, Chief Operating Officer and director from February 1985 to January 1990. Before joining Genentech, Mr. Raab was associated with Abbott Laboratories, serving as President, Chief Operating Officer and director. Mr. Raab holds a B.A. in Political Science from Colgate University, where he currently  serves  as a  trustee.  Mr.  Raab is also  Chairman  of the  Board of
Connectics, Inc. and Oxford GlycoSciences (UK) Ltd. and a director of Accumetrics, Inc, Applied Imaging Corp., Bridge Medical, Inc. and LXR Biotechnology, Inc.

     Herbert H. McDade, Jr. became a director of the Company in October 1991. He has served as Chairman of the Board and Chief Executive Officer of Chemex Pharmaceuticals, Inc. ("Chemex") since February 1989 and as Chief Executive

Officer from February 1989 through January 1996, when Chemex merged with Access Pharmaceutical Corporation ("Access") and the combined entity changed its name to Access. From October 1986 to January 1988, Mr. McDade was Chairman, President and Chief Executive Officer of Armour Pharmaceuticals, Inc., after previously serving as President, International Health Care Division of the Revlon Health Care Group. Mr. McDade holds a B.S. in Biology from the University of Notre Dame and a B.P.H. in Theology and Philosophy from Laval University. He is Chairman of the Board of Access and a director of Cytrx, Inc., Discovery Ltd. and several privately held companies.

     M. David Titus became a director of the Company in April 1990. Mr. Titus is currently a General Partner of Windward Ventures Management, L.P. ("Windward"), a venture capital firm, which he founded in November 1997. Prior to founding Windward, Mr. Titus was Managing Director of Windward Ventures, a venture capital consulting and investment firm, which he founded in 1993. From May 1986 to December 1992, he served in various capacities at Technology Funding, Inc., a venture capital firm, including Group Vice President, Technology Funding, Inc., and General Partner of Technology Funding Limited. Prior to joining Technology Funding, Inc. in May 1986, Mr. Titus was a founder and Senior Vice President of the Technology Division of Silicon Valley Bank. Mr. Titus earned a B.A. in Economics from the University of California, Santa Barbara. He is a director of several privately held companies.

      Loren D. Israelsen became a director of the Company in April 1999. Mr. Israelsen has been President of LDI Group, a consulting firm specializing in dietary supplement and phytomedicine issues, since 1997. From 1990 to 1997, Mr. Israelsen practiced law at a private firm. From 1981 to 1990, Mr. Israelsen served in various positions at Murdock International Corp., including President from 1989 to 1990, Vice President of Strategic Development from 1986 to 1989 and General Counsel from 1981 to 1986. While acting as Vice President of Strategic Development, he identified and negotiated several license agreements to bring the world's leading phytomedicines, including Ginkgo biloba extract, milk thistle extract, echinacea, evening primrose oil, and saw palmetto extract, to the United States. Mr. Israelsen has served as General Counsel/Vice President to the American Herbal Products Association, Co-counsel to the European American Phytomedicine Coalition, industry liaison to FDA's expert advisory committee on Ephedra and advisor to the Natural Products Quality Assurance Alliance, the Office of Technology Assessment and the Office of Dietary Supplements. Since 1992, he has served as Executive Director of the Utah Natural Products Alliance, which was instrumental in developing and passing the Dietary Supplement Health and Education Act of 1994.

Business Experience of Continuing Directors for Term Ending Upon the 2000 Annual Meeting of Stockholders

      Lisa A. Conte founded the Company in May 1989 and currently serves as the Company's President, Chief Executive Officer and Chief Financial Officer and a director. From 1987 to 1989, Ms. Conte was Vice President at Technology Funding, Inc., a venture capital firm, where she was responsible for the analysis and management of healthcare industry investments. From 1985 to 1987, she conducted risk and strategy audits for venture capital portfolio companies at Strategic Decisions Group, a management consulting firm. Ms. Conte received an A.B. in Biochemistry from Dartmouth College, an M.S. in Physiology/Pharmacology from the University of California, San Diego and an M.B.A. from The Amos Tuck School, Dartmouth College.

     Adrian D.P. Bellamy became a director of the Company in October 1997. Since April 1995, Mr. Bellamy has served as Chairman and a director of each of Airport Group International Holdings LLC and Gucci Group N.V. From September 1983 to April 1995, Mr. Bellamy served as Chairman of the Board of Directors and Chief Executive Officer of DFS Group Limited, a specialty retailer. He received a B.A. in Communications and an M.B.A. from the University of South Africa. Mr. Bellamy is a director of The Body Shop, Inc., The Body Shop International PLC, The Gap, Inc., Paragon Trade Brands, Inc. and Williams-Sonoma, Inc.

     Jeffrey Berg became a director of the Company in June 1998. Mr. Berg has been the Chairman and Chief Executive Officer of International Creative
Management, Inc. since 1985. Mr. Berg, one of the leading agents in the entertainment industry, has been in the entertainment industry for over 25 years. Mr. Berg received a B.A. from the University of California at Berkeley and a Master of Liberal Arts from the University of Southern California. He served as Co-Chair of the California Information Technology Council and is a director of Oracle Corporation and Excite, Inc.

Number of Directors; Relationships

      The Company's Bylaws authorize the Board to fix the number of directors serving on the Board, provided that such number shall not be less than five nor more than nine. The number of directors is currently fixed at seven. All directors hold office until the second annual meeting of stockholders following the annual meeting of stockholders at which such director was elected, or until their successors have been duly elected and qualified.

      There are no family relationships among executive officers or directors of the Company.

Board Meetings and Committees

      The Board held ten meetings during the 1998 fiscal year and acted by written consent on two occasions. The Board has an Audit Committee and a Compensation Committee. All directors who served on the Board of Directors throughout the 1998 fiscal year participated in or attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors held during the period in which they served and (ii) the total number of meetings held by all committees of the Board on which he or she served during the past fiscal year.

      The Audit Committee is primarily responsible for annually recommending independent auditors for appointment by the Board, for reviewing the services performed by the Company's independent auditors and reviewing reports submitted by the independent auditors. The Audit Committee includes two directors, Messrs. Titus and Raab. The Audit Committee held no meetings during the 1998 fiscal year.

      The Compensation Committee, which is comprised of Messrs. McDade and Bellamy, reviews and approves the Company's general compensation policies and practices, sets compensation levels for the Company's executive officers and administers the Company's 1992 Stock Option Plan (the "1992 Plan") and other employee benefits programs. During the 1998 fiscal year, the Compensation Committee held eight meetings.

Director Compensation

     Each non-employee Board member receives an annual retainer fee of $10,000, provided the non-employee Board member attends at least 75% of the Board meetings. In addition, non-employee Board members are reimbursed for reasonable expenses incurred in connection with their attendance at such meetings.

      While the information given below is for historical purpose, effective as of April _____, 1999, each member of the Board of Directors has surrendered their outstanding options to purchase shares of the Company's Common Stock.

      Under the Automatic Option Grant Program in effect under the 1992 Plan for the 1998 fiscal year, each individual who first became a non-employee Board member, whether through appointment by the Board or upon election by the stockholders, was automatically granted, at the time of such initial appointment or election, an option to purchase 20,000 shares of Common Stock, provided such individual had not previously been in the Company's employ. In addition, on the date of the 1998 Annual Meeting of Stockholders, each individual who continued to serve as a non-employee Board member received an automatic stock option grant under the program, provided he or she has served as a Board member for at least six months. The option grant allowed the continuing non-employee Board member to purchase that number of shares of Common Stock determined by dividing $50,000 by the average closing selling price per share of Common Stock for the 30 trading days immediately preceding the date of the Annual Meeting on which such option was granted, but in no event would such grant be for more than 7,500 shares nor fewer than 5,000 shares per non-employee Board member. Each granted option had an exercise price per share equal to the fair market value per share of Common Stock on the grant date and had a maximum term of 10 years measured from such grant date. The option would become exercisable for the option shares in a series of 24 successive equal monthly installments upon the optionee's completion of each month of Board service over the 24-month period measured from the grant date. The option would, however, become immediately exercisable for all the option shares upon certain changes in control or ownership of the Company.

      Pursuant to the foregoing provisions of the Automatic Option Grant Program, Mr. Berg received an option grant for 20,000 shares of Common Stock on June 30, 1998 in connection with his initial appointment to the Board. The option has an exercise price of $3.375 per share, the fair market value per share of the Common Stock on the grant date.

      Messrs. McDade, Raab, Titus and Bellamy each received, on the May 15, 1998 date of the 1998 Annual Stockholders Meeting, an option grant for 7,500 shares of Common Stock under the Automatic Option Grant Program with an exercise price per share of $4.9375, the fair market value per share of Common Stock on that date.

      On October 20, 1998, the Compensation Committee in its capacity as the Plan Administrator implemented an option cancellation/regrant program for certain key consultants and the non-employee Board members (other than the members of the Compensation Committee) holding options under the 1992 Plan. Pursuant to that program, each eligible non-employee Board member was given the opportunity to surrender his outstanding options under the 1992 Plan with exercise prices in excess of $1.4375 per share in return for a new option grant for the same number of shares but with an exercise price of $1.4375 per share, the closing selling price per share of Common Stock as reported on the Nasdaq National Market on the October 20, 1998 grant date of the new option. To the extent the higher-priced option was exercisable for any option shares on the October 20, 1998 cancellation date, the new option granted in replacement of that option would become exercisable for those shares in a series of 12 successive equal monthly installments upon the optionee's completion of each month of service over the one-year period measured from the October 20, 1998 grant date. The option would become exercisable for the remaining option shares in one or more installments over the optionee's period of continued service, with each such installment to vest on the same vesting date in effect for that installment under the cancelled higher-priced option. The following non-employee Board members participated in the October 20, 1998 cancellation/regrant program with respect to the indicated number of option shares: Mr. Raab, 344,282 shares with a weighted average exercise price of $5.528 per share; Mr. Titus, 58,282 shares with a weighted average exercise price of $6.4242 per share; Mr. Berg, 20,000 shares with a weighted average exercise price of $3.3750 per share. Each of the foregoing directors subsequently surrendered such options.

     If Proposal Six is approved by the stockholders at the 1999 Annual Meeting, substantial revisions will be made to the Automatic Option Grant Program for the non-employee Board members. For further information concerning the Automatic Option Grant Program, please see Proposal Six below for a discussion of those revisions.

     On May 1, 1997, the Company approved a consulting arrangement with Mr. Titus, one of the non-employee Board members, pursuant to which he was to serve as a consultant to the Company on financing matters and financial operations. Under this arrangement, Mr. Titus was paid consulting fees in the amount of $36,000 for the 1998 fiscal year. This agreement expired in June 1998. As part of the initial consulting agreement, Mr. Titus was granted an option to purchase up to 14,000 shares of Common Stock under the Discretionary Option Grant Program in effect under the Plan. Such option has an exercise price of $5.375 per share, the fair market value of the Company's Common Stock on the May 22, 1997 grant date of that option and was exercisable in full at any time prior to May 22, 2007. This option was surrendered on October 20, 1998 under the option cancellation/regrant program, in return for a new option grant for the same number of shares but with an exercise price of $1.4375 per share. The option would have become exercisable in a series of 12 successive equal monthly installments over the one-year period measured from the October 20, 1998 grant date; however, the option has been surrendered and is no longer outstanding.

     In August 1995, the Company entered into a consulting arrangement (the "Consulting Arrangement") with Mr. G. Kirk Raab, Chairman of the Board. As consideration for the special consulting services Mr. Raab performed under the Consulting Arrangement, Mr. Raab was paid an annual consulting fee of $100,000. In addition, he was granted an option for 200,000 shares of Common Stock on August 21, 1995 with an exercise price per share of $5.50, the fair market value per share of Common Stock on that date. The option was granted under the Discretionary Option Grant Program in effect under the Plan, and the option would have become exercisable in a series of 48 successive equal monthly installments over the four-year period measured from the August 21, 1995 grant date, provided Mr. Raab continued to render services to the Company pursuant to his Consulting Arrangement. This option was surrendered on October 20, 1998 under the option cancellation/regrant program, in return for a new option grant for the same number of shares but with an exercise price of $1.4375 per share. To the extent, this option was exercisable for any option shares on the October 20, 1998 cancellation date, the new option granted in replacement of that option would have become exercisable for those shares in a series of 12 successive equal monthly installments over the one-year period measured from the
October 20, 1998 grant date. The option would have become exercisable for the remaining option shares in one or more installments upon the optionee's period of continued service, with each such installment to vest on the same vesting date in effect for that installment under the cancelled higher-priced option. The option would have, however, become immediately exercisable for all the option shares upon certain changes in control or ownership of the Company. However, this option has been surrendered and is no longer outstanding In addition, in connection with his services as a director and as Chairman of the Board, Mr. Raab received an annual retainer fee of $60,000, payable after each Annual Meeting of Stockholders so long as Mr. Raab continued to render services to the Company as Chairman of the Board. The Company paid a total of $66,667 of the consulting fees in cash and on November 7, 1998, issued 135,652 shares of Common Stock in payment of his consulting services for the 1998 fiscal year. The Company and Mr. Raab have agreed to terminate the compensation component of this agreement, and no further payments are to be due under this agreement. Mr. Raab still serves as Chairman of the Board.

      In January 1999, the Company entered into a consulting agreement with Mr. Loren D. Israelsen, a director of the Company, pursuant to which he is to serve as an interim Chief Executive Officer of Shaman's Botanicals division. Under this agreement, Mr. Israelsen was paid a total of $30,000 for his service in January and February 1999. In addition, upon further funding of the Company, Mr. Israelsen is to be paid $10,000 in deferred consulting expenses and a project retainer to help close a corporate deal for Shaman's Botanicals division. Such retainer will be paid in three installments. Mr. Israelsen will also receive a success payment for each corporate partnership as a percentage of the up front fee received from such partner, which fee varies from three to five percent depending upon the timing of closing such partnership.

      No other compensation was paid or accrued for directors of the Company with respect to their 1998 services as directors of or consultants to the Company.

Recommendation of the Board of Directors

      The Board recommends that the stockholders vote IN FAVOR OF the election of each of the above nominees to serve as directors of the Company until the 2001 annual meeting of stockholders or until their successors have been duly elected and qualified or until their death, resignation or removal.

                                  PROPOSAL TWO

                               REVERSE STOCK SPLIT

General

     The Board of Directors of the Company has approved a proposal to amend the Company's Amended and Restated Certificate of Incorporation (the "Restated Certificate") to effect a 20-for-1 reverse stock split of the Company's outstanding Common Stock, subject to the approval of the Company's stockholders. This proposal provides for the combination and reclassification of the presently issued and outstanding shares of Common Stock, into a smaller number of shares of identical Common Stock, on the basis of one share of Common Stock for each 20 shares of Common Stock previously issued and outstanding (the "Reverse Stock Split"). Except as may result from the rounding of fractional shares as described below, each stockholder will hold the same percentage of Common Stock outstanding immediately following the Reverse Stock Split as each stockholder did immediately prior to the Reverse Stock Split. If approved by the Company's stockholders as provided herein, the Reverse Stock Split will be effected by an amendment and restatement of the Company's Restated Certificate in substantially the form attached to this Proxy Statement as Appendix A (the "Reverse Stock Split Amendment"), and will become effective upon the filing of the Reverse Stock Split Amendment with the Secretary of State of Delaware (the "Effective Time"). The Amended and Restated Certificate of Incorporation attached hereto as Appendix A includes the amendment set forth in this Proposal Two and the amendments set forth in Proposals 3, 4 and 5 of this Proxy Statement. Only the amendments approved by the stockholders will be included in the Restated Certificate of Incorporation as filed with the Secretary of State of Delaware. The following discussion is qualified in its entirety by the full text of the Reverse Stock Split Amendment, which is incorporated by reference herein.

      At the Effective Time, each share of Common Stock issued and outstanding will automatically be reclassified and converted into 1/20th of a share of Common Stock. Fractional shares of Common Stock will not be issued as a result of the Reverse Stock Split. Stockholders entitled to receive a fractional share of Common Stock as a consequence of the Reverse Stock Split will, instead, receive one share of Common Stock.

      The Company expects that, if this Proposal Two is approved by the stockholders at the Annual Meeting, the Reverse Stock Split Amendment will be filed promptly. However, notwithstanding approval of this Proposal Two by the stockholders of the Company, the Board of Directors of the Company may elect not to file, or to delay the filing of, the Reverse Stock Split Amendment, if the Board determines that filing the Reverse Stock Split Amendment would not be in the best interest of the Company's stockholders at such time. Factors leading to such a determination could include, without limitation, any possible effect on future securities offerings (see "Reasons for the Reverse Stock Split" below).

     Following the completion of the June 11, 1999, Annual Meeting of the Company, and pending approval of the necessary proposals in this proxy, Shaman expects to conduct a Rights Offering, and intends to file a registration statement with the SEC covering the issuance of the Series R Preferred Stock to its stockholders. The Company plans to offer to stockholders on pro-rata basis shares having an aggregate value of $10,000,000. You will receive more information on the Rights Offering following the Annual Meeting, including detailed Questions and Answers (Q&A).

Reasons for the Reverse Stock Split

      The primary purpose of the Reverse Stock Split is to combine the outstanding shares of the Company's Common Stock so that the Company has adequate authorized but unissued shares of Common Stock available for issuance upon conversion of the Company's Series C Preferred Stock, Series D Preferred Stock and proposed Series R Preferred Stock. The Company may not have adequate shares of Common Stock available for issuance upon such conversions. If shares are not available to accommodate conversion of the Series C Preferred Stock and Series D Preferred Stock when requested, the Company will be in breach of its obligations and therefore will face significant penalties under the agreements relating to the issuance of such securities and may entitle the holders of the Series C and/or Series D Preferred Stock to have their shares redeemed for cash. The Company does not have the financial resources to redeem such shares. Additionally, the Company expects to issue shares of Series R Preferred Stock in connection with its proposed Rights Offering, and the Company must have a significant number of shares of Common Stock available for issuance upon conversion of such shares of Series R Preferred Stock.

      Another effect of the Reverse Stock Split is that by combining the outstanding shares of Common Stock, the Common Stock outstanding after giving effect to the Reverse Stock Split trades at a significantly higher price per share than the Common Stock outstanding before giving effect to the Reverse Stock Split. The Company anticipates that, following the consummation of the Reverse Stock Split, the Common Stock will trade at a price per share that is significantly higher than the current market price of the Common Stock. However, there can be no assurance that, following the Reverse Stock Split, such higher price will be maintained.

      For the above reasons, the Company believes that the Reverse Stock Split is in the best interests of the Company and its stockholders. However, there can be no assurances that the Reverse Stock Split will have the desired consequences.

Effect of the Reverse Stock Split

      Subject to stockholder approval, the Reverse Stock Split will be effected by filing the Reverse Stock Split Amendment to the Company's Restated Certificate and will be effective immediately upon such filing. Although the Company expects to file the Reverse Stock Split Amendment with the Delaware Secretary of State's office promptly following approval of this Proposal Two at the Annual Meeting, the actual timing of such filing will be determined by the Company's management based upon their evaluation as to when such action will be most advantageous to the Company and its stockholders. The Company reserves the right to forego or postpone filing the Reverse Stock Split Amendment if such action is determined to be in the best interests of the Company and its stockholders.

      Each of the Company's stockholders will continue to own one or more shares of Common Stock and will continue to share in the assets and future growth of the Company as a stockholder. Each stockholder that owns fewer than 20 shares of Common Stock will have such stockholder's fractional share of Common Stock converted into one share of Common Stock. Each stockholder that owns 20 or more shares of Common Stock will own that number of shares as equals 1/20th as many shares as such stockholder owned before the Reverse Stock Split, subject to the adjustment for fractional shares, in which case such stockholder shall receive one share of Common Stock in lieu of such fractional share. The number of shares of Common Stock that may be purchased upon the exercise of outstanding options, warrants, and other securities exercisable for, shares of Common Stock (collectively, "Exercisable Securities") and the per share exercise or conversion prices thereof, will be adjusted appropriately as of the Effective Date, so that the aggregate number of shares of Common Stock issuable in respect of Exercisable Securities immediately following the Effective Date will be 1/20th of the number issuable in respect thereof immediately prior to the Effective Date, the per share exercise price immediately following the Effective Date will be 20 times the per share exercise or conversion price immediately prior to the Effective Date, and the aggregate exercise or conversion prices thereunder shall remain unchanged. The Reverse Stock Split will have no effect on the authorized or outstanding shares of Series A Preferred Stock, Series C Preferred Stock and Series D Preferred Stock.

      The Reverse Stock Split will also result in some stockholders owning "odd lots" of less than 100 shares of Common Stock received as a result of the Reverse Stock Split. Brokerage commissions and other costs of transactions in odd lots may be higher, particularly on a per-share basis, than the cost of transactions in even multiples of 100 shares.

     The Company is currently authorized to issue 70,000,000 shares of Common Stock, par value $0.001 per share, of which 40,745,876 shares were issued and outstanding at the close of business on April 15, 1999, the record date. The Company is also authorized to issue 2,000,000 shares of Preferred Stock, each share having a par value of $0.001 per share (the "Preferred Stock), of which 400,000 shares of the Company's Series A Preferred Stock were outstanding, 115,958 shares of the Company's Series C Preferred Stock were outstanding and 2,016 shares of Series D Preferred Stock were outstanding.

     Adoption of the Reverse Stock Split will reduce the shares of Common Stock outstanding on April 15, 1999, the record date, from 40,745,876 to approximately 2,037,294 but will not affect the number of authorized shares of Common Stock or the authorized or outstanding shares of Preferred Stock. After the Reverse Stock Split, the Company estimates that it will have approximately the same number of stockholders. Except for changes resulting in rounding of fractional shares, the Reverse Stock Split will not affect any stockholder's proportionate equity interest in the Company.

      The Common Stock is currently listed on the Nasdaq OTC Bulletin Board, under the trading symbol SHMN.

Exchange of Stock Certificates

      The combination and reclassification of shares of Common Stock pursuant to the Reverse Stock Split will occur automatically on the Effective Date without any action on the part of stockholders of the Company and without regard to the date certificates representing shares of Common Stock prior to the Reverse Stock Split are physically surrendered for new certificates. If the number of shares of Common Stock to which a holder is entitled as a result of the Reverse Stock Split would otherwise include a fraction, the Company will issue to the stockholder, in lieu of issuing fractional shares of the Company, one share of Common Stock.

      As soon as practicable after the Effective Date, transmittal forms will be mailed to each holder of record of certificates for shares of Common Stock to be used in forwarding such certificates for surrender and exchange for certificates representing the number of shares of Common Stock such stockholder is entitled to receive as a consequence of the Reverse Stock Split. The transmittal forms will be accompanied by instructions specifying other details of the exchange. Upon receipt of such transmittal form, each stockholder should surrender the certificates representing shares of Common Stock prior to the Reverse Stock Split, in accordance with the applicable instructions. Each holder who surrenders certificates will receive new certificates representing the whole number of shares of Common Stock that he or she holds as a result of the Reverse Stock Split. STOCKHOLDERS SHOULD NOT SEND THEIR STOCK CERTIFICATES UNTIL THEY RECEIVE A TRANSMITTAL FORM.

      After the Effective Date, each certificate representing shares of Common Stock outstanding prior to the Effective Date (an "Old Certificate") will, until surrendered and exchanged as described above, be deemed, for all corporate purposes, to evidence ownership of the whole number of shares of Common Stock into which the shares of Common Stock evidenced by such certificate have been converted by the Reverse Stock Split, except that the holder of such unexchanged certificates will not be entitled to receive any dividends or other distributions payable by the Company after the Effective Date until the Old Certificates have been surrendered. Such dividends and distributions, if any, will be accumulated, and at the time of surrender of the Old Certificates, all such unpaid dividends or distributions will be paid without interest.

Certain Federal Income Tax Considerations

      The following discussion describes certain material federal income tax considerations relating to the Reverse Stock Split. This discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed regulations thereunder, legislative history, judicial decisions, and current administrative rulings and practices, all as amended and in effect on the date hereof. Any of these authorities could be repealed, overruled, or modified at any time. Any such change could be retroactive and, accordingly, could cause the tax consequences to vary substantially from the consequences described herein. No ruling from the Internal Revenue Service (the "IRS") with respect to the matters discussed herein has been requested, and there is no assurance that the IRS would agree with the conclusions set forth in this discussion.

      This discussion may not address certain federal income tax consequences that may be relevant to particular stockholders in light of their personal circumstances (such as persons subject to the alternative minimum tax) or to certain types of stockholders (such as dealers in securities, insurance companies, foreign individuals and entities, financial institutions, and tax-exempt entities) who may be subject to special treatment under the federal income tax laws. This discussion also does not address any tax consequences under state, local or foreign laws.

      STOCKHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT FOR THEM, INCLUDING THE APPLICABILITY OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, CHANGES IN APPLICABLE TAX LAWS AND ANY PENDING OR PROPOSED LEGISLATION.

      The Company should not recognize any gain or loss as a result of the Reverse Stock Split. No gain or loss should be recognized by a stockholder who receives only Common Stock upon the Reverse Stock Split. A stockholder who receives one share of Common Stock in lieu of a fractional share of Common Stock that otherwise would be held as a capital asset generally will recognize capital gain or loss in an amount equal to the difference between the cash value of the one share of Common Stock received and the stockholder's basis in such fractional share of Common Stock. For this purpose, a stockholder's basis in such fractional share of Common Stock will be determined as if the stockholder actually received such fractional share. Except as provided with respect to fractional shares, the aggregate tax basis of the shares of Common Stock held by a stockholder following the Reverse Stock Split will equal the stockholder's aggregate basis in the Common Stock held immediately prior to the Reverse Stock Split and generally will be allocated among the shares of Common Stock held following the Reverse Stock Split on a pro-rata basis. Stockholders who have used the specific identification method to identify their basis in shares of Common Stock combined in the Reverse Stock Split should consult their own tax advisors to determine their basis in the post-Reverse Stock Split shares of Common Stock received in exchange therefor.

Required Vote

      The affirmative vote of a majority of the Company's outstanding voting shares is required to approve the amendment and restatement of the Company's Restated Certificate to effect the Reverse Stock Split.

Recommendation of the Board of Directors

      The Board of Directors recommends that the stockholders vote IN FAVOR OF the amendment and restatement of the Company's Restated Certificate to effect the Reverse Stock Split. The purpose of the Reverse Stock Split is to combine the outstanding shares of the Company's Common Stock so that the Company has adequate authorized but unissued shares of Common Stock available for issuance upon the conversion of several Series of Preferred Stock. If shares are not available to accommodate conversion of the Series C Preferred Stock and Series D Preferred Stock when requested, the Company will be in breach of its obligations and therefore will face significant penalties under the agreements relating to the issuance of such securities and may entitle the holders of the Series C and/or Series D Preferred Stock to have their shares redeemed for cash. The Company does not have the financial resources to redeem such shares.

                                 PROPOSAL THREE

                          AMENDMENT AND RESTATEMENT OF
                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                   TO INCREASE THE NUMBER OF PREFERRED SHARES


                             AUTHORIZED FOR ISSUANCE



     The present capital structure of the Company authorizes 2,000,000 shares of Preferred Stock, par value $0.001 per share (the "Preferred Stock"). Of the 2,000,000 shares of Preferred Stock authorized, 400,000 shares are designated as Series A Preferred Stock, all of which are issued and outstanding, 200,000 shares are designated as Series C Preferred Stock, 115,958 of which are issued and outstanding, and 6,285 shares are designated as Series D Preferred Stock, 2,016 of which are issued and outstanding. The Board believes this capital structure is inadequate for the present and future needs of the Company. Therefore, the Board has unanimously approved the amendment and restatement of the Company's Restated Certificate to increase the number of shares of Preferred Stock authorized for issuance under Article IV of the Restated Certificate by 10,000,000 shares, from 2,000,000 shares to 12,000,000 shares. The Board believes this capital structure more appropriately reflects the present and future needs of the Company and recommends that the Company's stockholders approve such amendment and restatement. The Preferred Stock may be issued from time to time in one or more series with such rights, preferences and privileges, including dividend rates, conversion and redemption prices, and voting rights, as may be determined by the Board.

     If approved by the Company's stockholders as provided herein, the increase in shares of Preferred Stock will be effected by an amendment and restatement of the Company's Restated Certificate in substantially the form attached to this Proxy Statement as Appendix A (the "Preferred Increase Amendment"), and will become effective upon the filing of the Preferred Increase Amendment with the Secretary of State of Delaware. The Amended and Restated Certificate of Incorporation attached hereto as Appendix A includes the amendment set forth in this Proposal Three and the amendments set forth in Proposals 2, 4 and 5 of this Proxy Statement. Only the amendments approved by the stockholders will be included in the Restated Certificate of Incorporation as filed with the Secretary of State of Delaware. The following discussion is qualified in its entirety by the full text of the Preferred Increase Amendment, which is incorporated by reference herein.

Purpose of Authorizing Additional and Preferred Stock

     The authorization of an additional 10,000,000 shares of Preferred Stock would give the Board the express authority, without further action of the stockholders, to issue such shares of Common Stock and Preferred Stock from time to time as the Board deems necessary. The Board believes it is necessary to have the ability to issue such additional shares of Preferred Stock primarily to be able to complete the Company's proposed Rights Offering. The 10,000,000 shares of Preferred Stock should be sufficient to accommodate the Series R Preferred Stock that the Company plans to issue in connection with the proposed Rights Offering. The Company intends to use the proceeds from the Rights Offering to fund ongoing operations of its Botanicals business, including research and development and commercialization activities, and for general corporate purposes and also believes the Rights Offering is the only way the holders of Common Stock can mitigate the dilution potential of the holders of the Series C Preferred Stock.

      The additional Preferred Stock would be available for issuance by the Board without future action by the stockholders, unless such action was specifically required by applicable law or rules of any stock exchange or quotation system on which the Company's securities may then be listed.

Effect of Authorizing Additional Preferred Stock

      The Board of Directors of the Company believes the increase in the authorized shares is necessary to provide the Company with the flexibility to act in the future with respect to financing programs, including the proposed Rights Offering, acquisitions and other corporate purposes without the delay and expense associated with obtaining special stockholder approval each time an opportunity requiring the issuance of shares may arise.

      The proposed increase in the authorized number of shares of Preferred Stock could have a number of effects on the Company's stockholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult. For example, additional shares could be issued by the Company so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company. Similarly, the issuance of additional shares to certain persons allied with the Company's management could have the effect of making it more difficult to remove the Company's current management by diluting the stock ownership or voting rights of persons seeking to cause such removal.

      In addition, an issuance of additional shares by the Company could have an effect on the potential realizable value of a stockholder's investment. In the absence of a proportionate increase in the Company's earnings and book value, an increase in the aggregate number of outstanding shares of the Company caused by the issuance of the additional shares would dilute the earnings per share and book value per share of all outstanding shares of the Company's capital stock. If such factors were reflected in the price per share of Common Stock, the potential realizable value of a stockholder's investment could be adversely affected.

      The Company currently has no plans to issue shares of Preferred Stock beyond the Rights Offering.

Vote Required for Stockholder Approval

      The affirmative vote of (a) a majority of all shares of the Company's Common Stock, including all shares of Series A Preferred Stock, Series C Preferred Stock and Series D Preferred Stock and (b) a majority of shares of the Series A Preferred Stock Preferred C, Series C Preferred Stock and Series D Preferred Stock, voting separately as a class, outstanding at the time of voting is required for approval of the amendment and restatement of the Restated
Certificate to increase the number of authorized shares of Preferred Stock issuable thereunder by 10,000,000 shares, from 2,000,000 shares to 12,000,000 shares.

Recommendation of the Board of Directors

     The Board of Directors recommends that the stockholders vote IN FAVOR OF the amendment and restatement of the Company's Restated Certificate. These additional shares of Preferred Stock are expected to be used to complete the Company's proposed Rights Offering to its current stockholders. The Company believes that the Rights Offering is the best way the current holders of Common Stock can be protected from the potential dilution of currently existing Preferred Stock.

                                  PROPOSAL FOUR

                          AMENDMENT AND RESTATEMENT OF
                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                     TO INCREASE THE NUMBER OF COMMON SHARES


                             AUTHORIZED FOR ISSUANCE


     The present capital structure of the Company authorizes 70,000,000 shares of Common Stock, par value $0.001 per share. Of the 2,000,000 shares of Preferred Stock authorized, 400,000 shares are designated as Series A Preferred Stock, all of which are issued and outstanding, 200,000 shares are designated as Series C Preferred Stock, 115,958 of which are issued and outstanding, and 6,285 shares are designated as Series D Preferred Stock, 2,016 of which are issued and outstanding. The Board believes this capital structure is inadequate for the present and future needs of the Company. Therefore, the Board has unanimously approved the amendment and restatement of the Company's Restated Certificate to increase the number of shares of Common Stock authorized for issuance under
Article IV of the Restated Certificate by 150,000,000 shares, from 70,000,000 shares to 220,000,000. The Board believes this capital structure more appropriately reflects the present and future needs of the Company and recommends that the Company's stockholders approve such amendment and restatement. On April 15, 1999, 2,037,294 shares of Common Stock were outstanding(taking into account the effect of the 20-for-1 reverse stock split described in Proposal Two). On April 15, 1999, assuming the conversion of the outstanding shares of the Company's Series A Preferred Stock, Series C Preferred Stock and Series D Preferred Stock and exercise of all outstanding warrants and options, approximately 202,941,267 shares of Common Stock would be outstanding on a fully diluted basis (taking into account the effect of the 20-for-1 reverse stock split described in Proposal Two).

     If approved by the Company's stockholders as provided herein, the increase in shares of Common Stock will be effected by an amendment and restatement of the Company's Restated Certificate in substantially the form attached to this Proxy Statement as Appendix A (the "Common Increase Amendment"), and will become effective upon the filing of the Common Increase Amendment with the Secretary of State of Delaware. The Amended and Restated Certificate of Incorporation attached hereto as Appendix A includes the amendment set forth in this Proposal Four and the amendments set forth in Proposals 2, 3 and 5 of this Proxy Statement. Only the amendments approved by the stockholders will be included in the Restated Certificate of Incorporation as filed with the Secretary of State of Delaware. The following discussion is qualified in its entirety by the full text of the Common Increase Amendment, which is incorporated by reference herein.

Purpose of Authorizing Additional Common Stock

      The authorization of an additional 150,000,000 shares of Common Stock would give the Board the express authority, without further action of the stockholders, to issue such shares of Common Stock from time to time as the Board deems necessary. The Board believes it is necessary to have the ability to issue such additional shares of Common Stock primarily to accommodate the proposed Rights Offering. The Company expects to issue shares of Series R Preferred Stock in connection with its proposed Rights Offering to its current stockholders, and the Company must have a significant number of shares of Common Stock available for issuance upon conversion of such shares of Series R Preferred Stock into Common Stock. If insufficient shares of Common Stock are available for conversion of the Series R Preferred Stock, there will be limited liquidity for the holder of the Preferred Stock.

      Additionally, it is important that the Company has adequate authorized but unissued shares of Common Stock available for issuance upon the conversion of several Series of Preferred Stock. If shares are not available to accommodate conversion of the Series C Preferred Stock and Series D Preferred Stock when requested, the Company will be in breach of its obligations and therefore will face significant penalties under the agreements relating to the issuance of such securities and may entitle the holders of the Series C and/or Series D Preferred Stock to have their shares redeemed for cash. The Company does not have the financial resources to redeem such shares.

      The additional Common Stock would be available for issuance by the Board without future action by the stockholders, unless such action was specifically required by applicable law or rules of any stock exchange or quotation system on which the Company's securities may then be listed.

Effect of Authorizing Additional Common Stock

      The Board of Directors believes the increase in the authorized shares is necessary to provide the Company with the flexibility to act in the future with respect to financings, including the proposed Rights Offering, acquisitions and other corporate purposes without the delay and expense associated with obtaining special stockholder approval each time an opportunity requiring the issuance of shares may arise.

      An issuance of additional shares by the Company could have an effect on the potential realizable value of a stockholder's investment. In the absence of a proportionate increase in the Company's earnings and book value, an increase in the aggregate number of outstanding shares of the Company caused by the issuance of the additional shares would dilute the earnings per share and book value per share of all outstanding shares of the Company's capital stock. If such factors were reflected in the price per share of Common Stock, the potential realizable value of a stockholder's investment could be adversely affected.

Vote Required for Stockholder Approval

      The affirmative vote of a majority of the Company's outstanding voting shares is required to approve the amendment and restatement of the Restated Certificate to increase the number of authorized shares of Common Stock issuable thereunder by 150,000,000 shares, from 70,000,000 shares to 220,000,000 shares

Recommendation of the Board of Directors

     The Board of Directors recommends that the stockholders vote IN FAVOR OF the amendment and restatement of the Company's Restated Certificate. The Company expects to issue shares of Series R Preferred Stock in connection with its proposed Rights Offering, to its current stockholders, and the Company must have a significant number of shares of Common Stock available for issuance upon conversion of such shares of Series R Preferred Stock into Common Stock. If sufficient shares of Common Stock are not available for conversion of the Series R Preferred Stock, there may be limited liquidity for the Series R Preferred Stockholders.

      Additionally, it is important that the Company has adequate authorized but unissued shares of Common Stock available for issuance upon the conversion of several Series of Preferred Stock. If shares are not available to accommodate conversion of the Series C Preferred Stock and Series D Preferred Stock when requested, the Company will be in breach of its obligations and therefore will face significant penalties under the agreements relating to the issuance of such securities and may entitle the holders of the Series C and/or Series D Preferred Stock to have their shares redeemed for cash. The Company does not have the financial resources to redeem such shares.

                                  PROPOSAL FIVE

                          AMENDMENT AND RESTATEMENT OF
              AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
               TO AMEND CERTAIN LIQUIDATION PREFERENCE RIGHTS
                               OF PREFERRED STOCK


     The Board of Directors has approved a proposal to amend Article IV, Section B.5(e) of the Company's Restated Certificate to (i) delete the provision stating that a transaction or series of transactions in which in excess of 50% of the Company's voting power is transferred will be treated as a liquidation, dissolution or winding up of the Company, and (ii) delete the reference to the Series D Preferred Stock from the section, since the section, as amended, will no longer apply to the Series D Preferred Stock. If approved by the Company's stockholders as provided herein, the amendment to Section B.5(e) will be effected by an amendment to Section B.5(e) of the Company's Restated Certificate in substantially the form attached to this Proxy Statement as Appendix A which will become effective upon the filing of the amendment with the Secretary of State of Delaware. The following discussion is qualified in its entirety by the full text of the amendment, which is incorporated by reference herein. The Amended and Restated Certificate of Incorporation attached hereto as Appendix A includes the amendment set forth in this Proposal Five and the amendments set forth in Proposals 2, 3 and 4 of this Proxy Statement. Only the amendments approved by the stockholders will be included in the Restated Certificate of Incorporation as filed with the Secretary of State of Delaware.

Currently, this section of the Restated Certificate provides as follows:

      "With respect to the Series A Preferred Stock, Series C Preferred Stock and Series D Preferred Stock (except as limited with respect to Series D Preferred Stock as set forth in Section 5(b) above), (i) any acquisition of the Corporation by means of merger or other form of corporate reorganization in which outstanding shares of the Corporation are exchanged for securities or other consideration issued, or caused to be issued, by the acquiring corporation or its subsidiary (other than a mere reincorporation transaction) or (ii) a sale of all or substantially all of the assets of the Corporation or (iii) any other transaction or series of related transactions by the Corporation in which in excess of 50% of the Corporation's voting power is transferred, shall be treated as a liquidation, dissolution or winding up of the Corporation and shall entitle the holders of the Series C Preferred Stock and Series A Preferred Stock to receive at the closing thereof the amount as specified in Section 5(a) and
Section 5(c), respectively."

      The stockholders are being asked to vote on a proposal to delete subclause
(iii) of this section. The effect of this amendment would be that transactions by the Company in which more than 50% of the Company's voting stock is transferred would not be treated as a liquidation event, and that such transactions would therefore not result in a requirement that the liquidation preference amounts of the preferred stock be distributed to the holders of the preferred stock. The deletion of subclause (iii) will make the provisions of Section B.5(e) inapplicable to the Series D Preferred Stock, since subclauses
(i) and (ii), which provide that mergers and other reorganizations, and sales of the Company's assets, shall be deemed to be liquidation events, do not apply to the Series D Preferred Stock in any event, pursuant to section 5(b) of the Restated Certificate. The amendment to delete the Series D Preferred Stock from the section is therefore intended to clarify that the section is intended to apply only to Series A Preferred Stock and Series C Preferred Stock.

Reasons for the Amendments

      The proposed amendments would avoid having a change in control of the Company involving the transfer of over 50% of the Company's voting power cause a liquidation event under the Restated Certificate that would require the Company to distribute to the holders of the preferred stock their liquidation preference amounts. Since it is possible that the proposed Rights Offering could result in such a change in control of the Company, the Company could be required to pay the liquidation amounts in cash to its preferred stockholders upon completion of the Rights Offering. The Company does not have the financial resources to pay the liquidation preference amounts, and any such required payment would therefore be detrimental to the Company and its stockholders. The possibility that the Rights Offering could result in requiring the Company to distribute the preferred stockholders' liquidation preference amounts could make it impossible to proceed with the Rights Offering or any similar financing transaction, and the Board believes it is necessary and in the best interests of its stockholders to avoid this possibility.

      In addition, since the Restated Certificate currently provides that, with respect to the Series D Preferred Stock, mergers and other reorganizations and sales of the Company's assets shall not in and of themselves be considered liquidation events, the elimination of subclause (iii) in effect makes the entire section inapplicable to the Series D Preferred Stock, and the deletion of the Series D Preferred Stock from the section is intended to clarify that the section is intended to apply only to the Series A and Series C Preferred Stock.

Vote Required for Stockholder Approval

      The affirmative vote of (a) a majority of all of the Company's outstanding voting shares, including all shares of Common Stock, Series A Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, voting together as a single class, and (b) a majority of the shares of the Series A Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, each voting as a separate series, is required to approve the amendments of the Restated Certificate to delete subclause (iii) of Article IV, Section B.5(e) of the Restated Certificate, which provides that a transaction or series of transactions in which in excess of 50% of the Company's voting power is transferred will be treated as a liquidation, dissolution or winding up of the Company, and to delete the reference to the Series D Preferred Stock from the section.

Recommendation of the Board of Directors

      The Board of Directors recommends a vote IN FAVOR OF this proposal. The possibility that the Rights Offering could result in requiring the Company to distribute the preferred stockholders' liquidation preference amounts could make it impossible to proceed with the Rights Offering or any similar financing transaction, since the Company does not have the financial resources to pay the liquidation preference amounts.

                                  PROPOSAL SIX

                       AMENDMENT TO 1992 STOCK OPTION PLAN

Introduction

     EXCEPT AS OTHERWISE STATED IN THIS PROPOSAL SIX, ALL SHARE NUMBERS AND EXERCISE PRICES REFLECT THE APPROVAL OF THE REVERSE STOCK SPLIT AND THE FILING OF THE REVERSE STOCK SPLIT AMENDMENT, AND ARE THEREFORE REFLECTED ON A POST-REVERSE STOCK SPLIT BASIS.

      The stockholders are being asked to vote on a proposal to approve a series of amendments to the Company's 1992 Stock Option Plan (the "1992 Plan) the Board adopted on March 15, 1999, subject to stockholders approval at the Annual Meeting. The amendments will effect the following principal changes to the existing provisions of the 1992 Plan:

      (i) increase the maximum number of shares of the Company's Common Stock issuable over the term of the 1992 Plan by an additional 6,689,167 shares so that the number of shares reserved for future option grant under the 1992 Plan, when added to the number of shares subject to outstanding options, will equal 7,000,000 shares;

      (ii) effective as of February 1, 2000, increase the maximum number of shares of Common Stock issuable over the term of the 1992 Plan by that number of additional shares which, when added to the number of shares subject to then outstanding options under the 1992 Plan and the number of shares available for future option grant under the 1992 Plan immediately prior to that increase, will equal the lesser of (a) 25,000,000 shares or (b) twenty percent (20%) of the sum of (i) the number of voting shares of the Company's capital stock outstanding at that time plus (ii) the number of shares of Common Stock subject to the then outstanding options under the 1992 Plan plus (iii) the number of shares available for future option grant under the 1992 Plan (after taking such increase into account);

      (iii)implement an automatic share increase feature pursuant to which the number of shares of Common Stock available for issuance under the 1992 Plan will automatically increase on the first trading day of January each calendar year, beginning with calendar year 2001 and continuing through calendar year 2008, by an amount equal to four percent (4%) of the total number of shares outstanding on the last trading day of the immediately preceding calendar year, but in no event will any such annual increase exceed the lesser of (a) 5,000,000 shares or (b) that number of additional shares needed so that the number of shares available for future grant under the 1992 Plan (after taking that annual increase into account) will, when added to the number of shares subject to the then outstanding options, equal twenty percent (20%) of the sum of (i) the number of voting shares of the Company's capital stock outstanding at that time plus (ii) the number of shares of Common Stock subject to the then outstanding options under the 1992 Plan plus (iii) the number of shares available for future option grant under the 1992 Plan;

      (iv) increase the limitation on the maximum number of shares of Common Stock for which any one individual may be granted stock options and separately exercisable stock appreciation rights per calendar year from 125,0000 shares to 5,000,000 shares:

      (v) extend the term of the 1992 Plan so that the 1992 Plan will terminate on December 31, 2008; and

      (vi) revise the Automatic Option Grant Program in effect for the non-employee Board members to eliminate the annual stock option grant feature of that program and to provide instead the following stock option grants: (a) a one-time option grant on February 1, 2000 to each individual serving as a non-employee Board member on that date, with each such grant to have an exercise price per share equal to the fair market value per share of Common Stock on the grant date and to cover that number of shares of Common Stock equal to one half of one percent (0.5%) of the number of voting shares of the Company's capital stock outstanding at that time and (b) a one-time option grant to each new non-employee Board member at the time he or she first joins the Board, with each such grant to have an exercise price per share equal to the fair market value of the Common Stock at the grant date and to cover the same number of shares of Common Stock for which each non-employee Board members is granted an option on February 1, 2000l. Stockholders should be advised that each member of the Board of Directors has surrendered all of his or her currently outstanding options to purchase shares of the Company's Common Stock.

      The series of proposed share increases~ to the 1992 Plan will assure that a sufficient reserve of Common Stock will be available under the 1992 Plan to provide the Company with the continuing opportunity to utilize equity incentives to attract and retain the services of employees essential to the Company's long-term growth and financial success. The proposed revision to the Automatic Option Grant Program is designed to provide a more meaningful equity incentive to attract and retain the services of highly qualified and experienced non-employee Board members.

      The principal terms and provisions of the 1992 Plan as modified by the most recent amendment, are summarized below. The summary is not, however, intended to be a complete description of all the terms of the 1992 Plan. A copy of the actual plan document will be furnished without charge to any stockholder upon written request to the attention of the Company's Investor Relations Department at 213 East Grand Avenue, South San Francisco, CA 94080.

Description of the 1992 Plan

      Structure. The 1992 Plan is divided into two separate equity incentive programs: (i) a Discretionary Option Grant Program under which key employees, non-employee Board members and consultants may be granted options to purchase shares of Common Stock at a fixed price per share and (ii) an Automatic Option Grant Program under which eligible non-employee Board members will automatically receive a special one-time option grant.

      Options granted under the Discretionary Option Grant Program may be either incentive stock options designed to meet the requirements of Section 422 of the Internal Revenue Code or non-statutory options not intended to satisfy such requirements. All grants under the Automatic Option Grant Program will be non-statutory options.

      Administration. The Discretionary Option Grant Program is administered by the Compensation Committee of the Board (the "Compensation Committee" or the "Plan Administrator"). Compensation Committee members are appointed by the Board and may be removed by the Board at any time.

      The Compensation Committee as Plan Administrator has full authority, subject to the provisions of the 1992 Plan, to determine the eligible individuals who are to receive option grants and/or stock appreciation rights under the Discretionary Option Grant Program, the type of option (incentive stock option or non-statutory stock option) or stock appreciation right (tandem or limited) to be granted, the number of shares to be covered by each granted option or right, the date or dates on which the option or right is to become exercisable and the maximum term for which the option or right is to remain outstanding.

      All grants under the Automatic Option Grant Program will be made in strict compliance with the express provisions of that program, and no administrative discretion will be exercised by the Plan Administrator.

      Eligibility. Key employees (including officers), non-employee Board members, and consultants in the service of the Company are eligible to receive option grants under the Discretionary Option Grant Program. Non-employee Board members are also eligible to participate in the Automatic Option Grant Program.

     As of April 15, 1999 approximately twenty eight (28) employees (including seven (7) executive officers) and six (6) non-employee Board members were eligible to participate in the Discretionary Option Grant Program, and the six
(6) non-employee Board members were also eligible to participate in the Automatic Option Grant Program.

     Securities Subject to the 1992 Plan. If this Proposal is approved by the stockholders, then the number of shares of Common Stock issuable over the term of the 1992 Plan will be immediately increased by 6,689,167 shares from 310,833 shares to 7,000,000 shares. In addition, on February 1, 2000, the number of shares of Common Stock issuable under the 1992 Plan will automatically increase by that number of shares which, when added to the number of shares subject to then outstanding options under the 1992 Plan and the number of shares available for future option grant under the 1992 Plan immediately prior to such increase, will equal the lesser of (a) 25,000,000 shares or (b) twenty percent (20%) of the sum of (i) the number of voting shares of the Company's capital stock outstanding at that time plus (ii) the number of shares of Common Stock subject to the then outstanding options under the 1992 Plan plus (iii) the number of shares available for future option grant under the 1992 Plan (after taking such increase into account).

      The share reserve under the 1992 Plan will automatically increase on the first trading day of January each calendar year, beginning with calendar year 2001 and continuing through calendar year 2008, by an amount equal to four percent (4%) of the total number of shares outstanding on the last trading day of the immediately preceding calendar year, but in no event will any such annual increase exceed the lesser of (a) 5,000,000 shares or (b) that number of additional shares needed so that the number of shares available for future grant under the 1992 Plan (after taking that annual increase into account) will, when added to the number of shares subject to the then outstanding options, equal twenty percent (20%) of the sum of (i) the number of voting shares of the Company's capital stock outstanding at that time plus (ii) the number of shares of Common Stock subject to the then outstanding options under the 1992 Plan plus
(iii) the number of shares  available  for future  option  grant  under the 1992
Plan.

      The shares issuable under the 1992 Plan may be made available either from the authorized but unissued shares of Common Stock or from shares of Common Stock repurchased by the Company, including shares purchased on the open market.

     As of April 15, 1999, approximately 27,571 shares of Common Stock had been issued under the 1992 Plan, 207,018 shares of Common Stock were subject to outstanding options, and 6,765,411 shares of Common Stock were available for future option grant, taking into account the initial 6,689,167-share increase which forms part of this Proposal Six.

      If this Proposal is approved by the stockholders, then the maximum number of shares of Common Stock for which any one individual participating in the 1992 Plan be granted stock options or separately exercisable stock appreciation rights per calendar year, beginning with the 1999 calendar year, will be increased from 125,000 shares to 5,000,000 shares. The 5,000,000-share limitation will be subject to adjustment from time to time.

      Should an option expire or terminate for any reason prior to exercise in full, the shares subject to the portion of the option not so exercised will be available for subsequent grant under the 1992 Plan. In addition, unvested shares issued under the 1992 Plan and subsequently repurchased by the Company at the option exercise price paid per share will be added back to the share reserve and will accordingly be available for subsequent issuance under the 1992 Plan. However, shares subject to any option surrendered or cancelled in accordance with the stock appreciation right provisions of the 1992 Plan will not be available for subsequent grants.

Discretionary Option Grant Program

      Price and Exercisability. The option exercise price per share for incentive stock option grants may not be less than the fair market value of the Common Stock on the grant date. The exercise price per share for non-statutory option grants may be less than, equal to or greater than such fair market value of the date of grant. Options granted under the Discretionary Option Grant

Program may either become exercisable in periodic installments over the optionee's period of service or may be immediately exercisable for all of the option shares, with such shares subject to repurchase by the Company, at the exercise price paid per share, in the event the optionee leaves the Company's service prior to vesting in those shares. No granted option will have a term in excess of 10 years from the date of grant.

      The exercise price may be paid in cash or in shares of Common Stock. Options may also be exercised through a same-day sale program, pursuant to which a designated brokerage firm effects the immediate sale of the shares purchased under the option and pays over to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the exercise price for the purchased shares plus all applicable withholding taxes. The Plan Administrator may also assist any optionee (including an officer) in the exercise of his or her outstanding options by (a) authorizing a Company loan to the optionee or (b) permitting the optionee to pay the exercise price in installments over a period of years. The terms and conditions of any such loan or installment payment will be established by the Plan Administrator in its sole discretion, but in no event may the maximum credit extended to the optionee exceed the aggregate exercise price payable for the purchased shares, plus any federal or state income or employment taxes incurred in connection with the purchase.

      Valuation. For purposes of establishing the exercise price and for all other valuation purposes under the 1992 Plan, the fair market value per share of Common Stock on any relevant date will be deemed equal to the closing selling price per share on that date, as such price is reported on the Nasdaq OTC Bulletin Board. The closing price of the Common Stock on April 15, 1999 was $0.065 per share.

      Termination of Service. Any option held by the optionee at the time of cessation of service will not remain exercisable beyond the limited post-service period designated by the Plan Administrator at the time of the option grant. Under no circumstances, however, may any option be exercised after the specified expiration date of the option term. Each such option will normally, during such limited period, be exercisable only to the extent of the number of shares of Common Stock for which the option is exercisable at the time of the optionee's cessation of service. The optionee will be deemed to continue in service for so long as such individual performs services for the Company (or any parent or subsidiary corporation), whether as an employee, a non-employee member of the Board or an independent consultant or advisor.

      The Plan Administrator has complete discretion to extend the period following the optionee's cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability or vesting of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee's actual cessation of service.

      Stockholder Rights. No optionee is to have any stockholder rights with respect to the option shares until the optionee has exercised the option and paid the exercise price for the purchased shares. Options are generally not assignable or transferable other than by will or the laws of inheritance and, during the optionee's lifetime, the option may be exercised only by such optionee. However, the Plan Administrator may allow non-statutory options to be transferred or assigned during the optionee's lifetime to one or more members of the optionee's immediate family or to a trust established exclusively for one or more such family members, to the extent such transfer or assignment is in furtherance of the optionee's estate plan.

      Repurchase Rights. The shares of Common Stock acquired upon the exercise of one or more options may be subject to repurchase by the Company, at the original exercise price paid per share, upon the optionee's cessation of service prior to vesting in those shares. The Plan Administrator has complete discretion in establishing the vesting schedule to be in effect for any such unvested shares and may cancel the Company's outstanding repurchase rights with respect to those shares at any time, thereby accelerating the vesting of the shares subject to the cancelled rights.

     Acceleration   of   Options.   In  the  event  of  any  of  the   following
stockholder-approved transactions to which the Company is a party (a "Corporate Transaction"):

          (i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state of the Company's incorporation;

          (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company or complete liquidation or dissolution of the Company; or

          (iii)a reverse merger in which the Company is the surviving entity but in which securities possessing more than 50% of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger;

           each outstanding option will automatically accelerate so that each option will, immediately prior to the specified effective date for a Corporate Transaction, become exercisable for the total number of shares of Common Stock at that time subject to such option and may be exercised for all or any portion of such shares as fully-vested shares. However, an outstanding option will not so accelerate if and to the extent: (1) the option is to be assumed by the successor corporation (or its parent corporation) in such Corporate Transaction or (2) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of grant.

      Immediately following the consummation of a Corporate Transaction, all outstanding options under the 1992 Plan will terminate and cease to be exercisable, except to the extent assumed by the successor corporation.

      The Company's outstanding repurchase rights under the 1992 Plan will also terminate, and the shares subject to such repurchase rights will become fully vested, upon a Corporate Transaction, except to the extent (i) one or more of such repurchase rights are to be assigned to the successor corporation (or its parent company) or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase rights are issued.

      The Plan Administrator will have full power and authority, exercisable either at the time the option is granted or at any time while the option remains outstanding, to provide for the automatic acceleration of one or more outstanding options under the Discretionary Option Grant Program in the event of a Change in Control (as described below) so that each such option will, immediately prior to such Change in Control, become exercisable for all the shares of Common Stock at that time subject to that option and may be exercised for all or any portion of those shares as fully-vested shares. The Plan Administrator will also have complete discretion in establishing the specific terms and conditions upon which one or more of the Company's outstanding repurchase rights under the 1992 Plan are to terminate in connection with a Change in Control.

      For all purposes under the 1992 Plan, a "Change in Control" will be deemed to occur if:

          (i) any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of securities possessing more than 50% of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's stockholders; or

          (ii) the composition of the Board changes over a period of 24 consecutive months or less such that a majority of the Board members cease, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time such election or nomination was approved by the Board.

      Upon a Change in Control, all outstanding options will remain exercisable until the expiration or sooner termination of the option term specified in the instrument evidencing the option.

      The acceleration of options in the event of a Corporate Transaction or Change in Control may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of the Company.

      Cancellation and Regrant of Options. The Plan Administrator has the authority to effect the cancellation of any or all options outstanding under the 1992 Plan and to grant in substitution therefor new options covering the same or different numbers of shares of Common Stock but with an exercise price per share based upon the fair market value of the Common Stock on the new grant date.

      Please note that the share numbers and exercise prices in this "Cancellation and Regrant of Options" section DO NOT reflect the approval of the proposed Reverse Stock Split or filing of the Reverse Stock Split Amendment, and are therefore not reflected on a post-Reverse Stock Split basis.

      On September 18, 1998, the Plan Administrator implemented an option cancellation/regrant program for all employees of the Company, including the Company's executive officers. Pursuant to that program, each such employee was given the opportunity to surrender his or her outstanding options under the 1992 Plan with exercise prices in excess of $1.281 per share in return for a new option grant for the same number of shares but with an exercise price of $1.281 per share, the closing selling price per share of Common Stock as reported on the Nasdaq National Market on the September 18, 1998 grant date of the new option. Options for a total of 1,855,205 shares with a weighted average exercise price of $5.2745 per share were surrendered for cancellation, and new options for the same number of shares were granted with the $1.281 per share exercise price. To the extent the higher-priced option was exercisable for any option shares on the September 18, 1998 cancellation date, the new option granted in replacement of that option will become exercisable for those shares in a series of 12 successive equal monthly installments upon the optionee's completion of each month of service over the one-year period measured from the September 18, 1998 grant date. The option will become exercisable for the remaining option shares in one or more installments over the optionee's period of continued service, with each such installment to vest on the same vesting date in effect for that installment under the cancelled higher-priced option.

      On October 20, 1998, the Plan Administrator implemented an option cancellation/regrant program for the non-employee Board members and certain key consultants holding options under the Plan. Pursuant to the October program, each such individual was given the opportunity to surrender his or her outstanding options under the Plan with exercise prices in excess of $1.4375 per share in return for a new option grant for the same number of shares but with an exercise price of $1.4375 per share, the closing selling price per share of Common Stock as reported on the Nasdaq National Market on the October 20, 1998 grant date of the new option. Options for a total of 584,639 shares with a weighted average exercise price of $6.1233 per share were surrendered for cancellation, and new options for the same number of shares were granted with the $1.4375 per share exercise price. To the extent the higher-priced option was exercisable for any option shares on the October 20, 1998 cancellation date, the new option granted in replacement of that option will become exercisable for those shares in a series of 12 successive equal monthly installments upon the optionee's completion of each month of service over the one-year period measured from the October 20, 1998 grant date. The option will become exercisable for the remaining option shares in one or more installments over the optionee's period of continued service, with each such installment to vest on the same vesting date in effect for that installment under the cancelled higher-priced option.

      Stock Appreciation Rights. The Plan Administrator is authorized to issue two types of stock appreciation rights in connection with option grants made under the Discretionary Option Grant Program:

           Tandem stock appreciation rights provide the holders with the right to surrender their options for an appreciation distribution from the Company equal in amount to the excess of
      (a) the fair market value of the vested shares of Common Stock subject to the surrendered option over (b) the aggregate exercise price payable for such shares. Such appreciation distribution may, at the discretion of the Plan Administrator, be made in cash or in shares of Common Stock.

           Limited stock appreciation rights may be provided to one or more officers of the Company as part of their option grants. Any option with such a limited stock appreciation right will automatically be cancelled upon the successful completion of a hostile tender offer for more than 50% of the Company's outstanding voting securities. In return for the cancelled option, the officer will be entitled to a cash distribution from the Company in an amount per cancelled option share equal to the excess of (a) the highest price per share of Common Stock paid in connection with the tender offer over (b) the exercise price payable for such share.

      Outstanding stock appreciation rights granted before January 26, 1993 to certain officers and directors of the Company under the Predecessor Plan and incorporated into the 1992 Plan allow such individuals to surrender the underlying options to the Company for a cash distribution, calculated in the manner indicated above, in the event a hostile tender offer for 50% or more of the Company's outstanding voting securities is successfully completed or a change in the majority of the Board of Directors is effected through one or more proxy contests.

Automatic Option Grant

      If this Proposal is approved by the stockholders, the following changes will be made to the Automatic Option Grant Program for the non-employee Board members:

           (i) The existing provisions of the program pursuant to which the non-employee Board members receive an annual option grant, on the date of each Annual Stockholders Meeting, for that number of shares of Common Stock determined by dividing $50,000 by the average closing selling price of the Common Stock for the 30 trading days immediately preceding the date of such Annual Meeting, but in no event will the number of shares of Common Stock subject to such grant be more than 375 shares nor fewer than 250 shares will be eliminated, and no such annual option grants will be made at the 1999 Annual Meeting.

           (ii) A special one-time option grant will be made on February 1, 2000 to each individual serving as a non-employee Board member at that time. The option will allow each such non-employee Board member to purchase that number of shares of Common Stock equal to one half of one percent (0.5%) of the number of voting shares of the Company's capital stock outstanding at that time.

           (iii)Each   individual  who  first  joins  the  Board  as  a
      non-employee   Board  member  will,   upon  his  or  her  initial
      appointment or election to the Board, receive a special one-time option grant for that number of shares of Common Stock equal to one half of one percent (0.5%) of the number of voting shares of the Company's capital stock outstanding on February 1, 2000, provided such individual has not previously been the Company's employ. Such grant will be lieu of the 1,000-share option grant currently provided under the program for newly-appointed or elected non-employee Board members, and the number of shares sub-ject to such adjusted for any, subsequent changes in the Company's capital structure resulting from stock dividends, stock splits, or other similiar transactions.

     Stockholder approval of this Proposal Six will also constitute pre-approval of each option granted on or after the date of this Annual Meeting pursuant to the provisions of the Automatic Option Grant Program summarized in this Proposal and the subsequent exercise of that option in accordance with those provisions.

      The option exercise price per share for each automatic grant will be equal to the fair market value per share of Common Stock on the grant date and will be payable in cash or shares of Common Stock. The options may also be exercised through a same-day sale program, pursuant to which a designated brokerage firm effects the immediate sale of the shares purchased under the option and pays over to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the exercise price for the purchased shares.

      Each automatic option grant will have a maximum term of 10 years. Each automatic grant will become exercisable for the option shares in a series of 48 successive equal monthly installments over the optionee's period of continued Board service, measured from the grant date. Prior option grants under the program, all of which have been surrendered, vested in a series of 24 successive equal monthly installments measured from the applicable grant date. Each outstanding option under the revised Automatic Option Grant Program will become immediately exercisable for all of the option shares upon a Corporate Transaction or Change in Control. In addition, each such option grant will be automatically cancelled upon the successful completion of a hostile tender offer for more than 50% of the Company's outstanding voting securities. In return, the optionee will be entitled to a cash distribution from the Company in an amount per cancelled option share equal to the excess of (a) the highest price per share of Common Stock paid in connection with the tender offer over (b) the exercise price payable for such share. Stockholder approval of this Proposal Six will constitute approval of each option granted with such an automatic cancellation provision on or after the date of this Annual Meeting and the subsequent cancellation of that option in accordance with such provision. No additional approval of the Plan Administrator or the Board will be required at the time of the actual option cancellation and cash distribution.

      All automatic option grants held by the non-employee Board member at the time of his or her cessation of Board service will remain exercisable for a period of six months for any or all shares for which those options are exercisable at the time of such cessation of Board service. However, should the optionee die while holding one or more options, then those options will remain exercisable for a 12-month period following the date of the optionee's death and may be exercised, for any or all shares for which those options are exercisable at the time of the optionee's cessation of Board service, by the personal representative of the optionee's estate or by the persons to whom the options are transferred by the optionee's will or by the laws of inheritance. In no event may any such option be exercised after the expiration date of the 10-year option term.

General Provisions

      Amendment and Termination of the 1992 Plan. The Board may amend or modify the 1992 Plan in any or all respects whatsoever. However, no such amendment may adversely affect the rights of outstanding option holders without their consent. In addition, certain amendments may require stockholder approval pursuant to applicable law or regulation.

      The Board may terminate the 1992 Plan at any time, and the 1992 Plan will in all events terminate not later than December 31, 2002 or December 31, 2008 if this Proposal Six is approved. Any options outstanding at the time of such plan termination will continue to remain outstanding and exercisable in accordance with the terms and provisions of the instruments evidencing those grants. The 1992 Plan will, however, automatically terminate on the date all shares available for issuance are issued as vested shares or cancelled pursuant to the exercise, surrender or cash-out of outstanding options under the 1992 Plan.

      Tax Withholding. The Compensation Committee may, in its discretion and upon such terms and conditions as it may deem appropriate, provide one or more option holders under the Discretionary Option Grant Program with the election to have the Company withhold, from the shares of Common Stock otherwise issuable upon the exercise of their options, a portion of those shares with an aggregate fair market value equal to the designated percentage (up to 100% as specified by the option holder) of the federal, state and local withholding tax liability to which such option holder may become subject in connection with the exercise of such option. Any election so made will be subject to the approval of the Compensation Committee, and no shares will actually be withheld in satisfaction of such taxes except to the extent approved by the Compensation Committee. One or more option holders may also be granted the alternative right, subject to Committee approval, to deliver previously-issued shares of Common Stock in satisfaction of such tax liability.

      Changes in Capitalization. In the event any change is made to the Common Stock issuable under the 1992 Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, or other change in corporate structure effected without the Company's receipt of consideration, appropriate adjustments will be made to (i) the maximum number and/or class of securities issuable under the 1992 Plan, (ii) the number and/or class of securities and price per share in effect under each outstanding option, (iii) the maximum number and/or class of securities for which any one individual may be granted stock options and separately exercisable stock appreciation rights under the 1992 Plan per calendar year, (iv) the number and/or class of securities for which automatic option grants are subsequently to be made to each newly-elected non-employee Board member and (v) the maximum number and/or class of securities by which the .share reserve is to increase each calendar year pursuant to the automatic share increase provisions of the 1992 Plan.

      Each outstanding option which is assumed or is otherwise to continue in effect after a Corporate Transaction will be appropriately adjusted to apply and pertain to the number and class of securities which would have been issued, in connection with such Corporate Transaction, to the holder of such option had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments will also be made to the exercise price payable per share and to the number and class of securities subsequently available for issuance under the 1992 Plan on both an aggregate and per participant basis.

      Option grants under the 1992 Plan will not affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

      Excess Grants. The 1992 Plan permits the grant of options to purchase shares of Common Stock in excess of the number of shares then available for issuance under the 1992 Plan. Any options so granted cannot be exercised prior to stockholder approval of an amendment sufficiently increasing the number of shares available for issuance under the 1992 Plan.

Option Grants

      The table below shows, on a pre-Reverse Stock Split basis, as to each of the executive officers named in the Summary Compensation Table below and the various other indicated persons and groups, the following information with respect to stock option grants effected during the period from January 1, 1998 through March 31, 1999: (i) the number of shares of Common Stock subject to options granted under the 1992 Plan during that period; and (ii) the weighted average exercise price payable per share under such options. The number of shares and weighted average exercise price calculations include all options which were granted during the indicated period and subsequently cancelled and regranted at a lower exercise price per share on either September 18, 1998 or October 20, 1998. All share numbers and exercise prices are reported on a basis which does not reflect the proposed Reverse Stock Split.

                                         Options Granted       Weighted Average
         Name and Position              (Number of Shares)    Exercise Price ($)
  ----------------------------------    ------------------    -----------------
  Lisa A. Conte
  President, Chief Executive Officer
  and Chief Financial Officer                  2,045,000           $1.2810

  Gerald M. Reaven,  M.D.
  Senior Vice  President,
  Medical and Clinical Advisor                   215,000           $1.2810

  Atul S. Khandwala, Ph.D. (1)
  Former Senior Vice President,
  Development and Chief Regulatory
  Officer                                         40,000           $1.4375

  Steven R. King, Ph.D.
  Senior Vice President,
  Ethnobotany and  Conservation                  148,810           $1.2810

  James S. Pennington, M.D. (2)
  Former Senior Vice President, Clinical
  Research and  Chief Medical Officer            125,000           $1.2810

  Laurie Peltier
  Vice President, Project Coordination            65,000           $1.2810

  All executive officers as a group            3,070,463           $1.3911
  (11 persons)

  All directors who are not executive
  officers as a group (5 persons)                472,564           $1.6633

  All employees (88 persons) and
  consultants as a group, excluding
  executive officers                             897,717           $1.7400

 ---------------------
       (1) The Company accepted the resignation of Dr. Khandwala effective October 2, 1998.

       (2) Dr. Pennington was terminated effective February 19,1999 due to the elimination of his position in connection with the Company's restructuring.

     The number of options granted on either September 18, 1998 or October 20, 1998 in cancellation of outstanding higher-priced options was as follows for each of the indicated individuals and groups: Ms. Conte, options for 545,000 shares; Dr. Reaven, options for 215,000 shares; Dr. Khandwala, options for 0 shares; Dr. King, options for 148,810 shares; Dr. Pennington, options for 125,000, Ms. Peltier, options for 55,000 shares; all executive officers as a group, 1,278,810 shares; all directors who are not executive officers as a group, 422,564 shares; and all employees (other than executive officers and directors) and consultants as a group, 738,470 shares.

      Effective as of April ___, 1999, each member of the Board of Directors, including Ms. Conte has surrendered all of his or her outstanding options to purchase shares of the Company's Common Stock.

      On November 7, 1998, the Company issued 747,206 shares of Common Stock in the aggregate to certain individuals in connection with the consulting services they rendered the Company. None of the shares were issued under the 1992 Plan. However, certain individuals eligible to participate in the 1992 Plan received a portion of the issued shares. G. Kirk Raab, Chairman of the Board of Directors, was issued 135,652 shares of Common Stock and Atul S. Khandwala, Ph.D., the Company's former Senior Vice President, Development and Chief Regulatory Officer, was issued 87,326 shares of Common Stock.

Federal Tax Consequences

      Options granted under the 1992 Plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options which are not intended to meet such requirements. The federal income tax treatment for the two types of options differs as described below.

      Incentive Options. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. However, the difference between the fair market value of the purchased shares and the exercise price is generally included as alternative minimum taxable income for purposes of the alternative minimum tax. The optionee will recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of disposition. For federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. The optionee will make a qualifying disposition of the purchased shares if the sale or other disposition of such shares is made after the optionee has held the shares for more than two years after the grant date of the option and more than one year after the exercise date. If the optionee fails to satisfy either of these two minimum holding periods prior to the sale or other disposition of the purchased shares, then a disqualifying disposition will result.

      Upon a qualifying disposition of the shares, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for such shares. If there is a disqualifying disposition of the shares, then the excess of (a) the fair market value of those shares on the exercise date over (b) the exercise price paid for the shares will be taxable as ordinary income. Any additional gain recognized upon the disposition will be a capital gain.

      If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the exercise date over (ii) the exercise price paid for the shares. In no other instance will the Company be allowed a deduction with respect to the optionee's disposition of the purchased shares.

      Non-Statutory Options. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

       Special provisions of the Internal Revenue Code apply to the acquisition of unvested shares of Common Stock under a non-statutory option. These special provisions may be summarized as follows:

            (i) If the shares acquired upon exercise of the non-statutory option are subject to repurchase by the Company at the original exercise price in the event of the optionee's termination of service prior to vesting in such shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when the Company's repurchase right lapses, an amount equal to the excess of (a) the fair market value of the shares on the date the Company's repurchase right lapses with respect to those shares over (b) the exercise price paid for the shares.

            (ii) The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the non-statutory option an amount equal to the excess of (a) the fair market value of the purchased shares on the exercise date (determined as if the shares were not subject to the Company's repurchase right) over (b) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the Company's repurchase right lapses.

      The Company will be entitled to a business expense deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.

      Deductibility of Executive Compensation. The Company anticipates that any compensation deemed paid by it in connection with disqualifying dispositions of incentive stock option shares or exercises of non-statutory options granted with an exercise price equal to the fair market value of the option shares will qualify as performance-based compensation for purposes of Code Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company.

      Stock Appreciation Rights. An optionee who is granted a stock appreciation right will recognize ordinary income in the year of exercise equal to the amount of the appreciation distribution. The Company will be entitled to a business expense deduction equal to the appreciation distribution for the taxable year of the Company in which the ordinary income is recognized by the optionee.

      Parachute Payments. If the exercisability of an option or stock appreciation right is accelerated as a result of a change of control, all or a portion of the value of the option or stock appreciation right at that time may be a parachute payment for purposes of the excess parachute provisions of the Internal Revenue Code. Those provisions generally provide that if parachute payments equal or exceed three times an employee's average compensation for the five tax years preceding the change of control, the Company loses its deduction and the recipient is subject to a 20% excise tax for the amount of the parachute payments in excess of one times such average compensation.

      Note Forgiveness. If any promissory note delivered in payment of shares acquired under the 1992 Plan is forgiven in whole or in part, the amount of such forgiveness will be reportable by the participant as ordinary compensation income. The Company will be entitled to a business expense deduction equal to the amount of ordinary income recognized by the participant in connection with the acquisition of the shares and any note forgiveness. The deduction will be allowed for the taxable year of the Company in which the ordinary income is recognized by the participant.

Accounting Treatment

      Option grants or stock issuances to employees and members of the Board of Directors with exercise or issue prices less than the fair market value of the shares on the grant or issue date will result in compensation expense to the Company's earnings equal to the excess of the fair market value of the shares on the grant or issue date over the exercise or issue price. Such charge will be expensed by the Company over the period benefited (usually the vesting period of the option). Option grants or stock issuances with exercise or issue prices not less than the fair market value of the shares on the grant or issue date will not result in any direct charge to the Company's earnings. However, the fair value of those options is required to be disclosed in the notes to the Company's financial statements, and the Company must also disclose, in pro-forma disclosures in the Company's financial statements, the impact those options would have upon the Company's reported earnings were the value of those options at the time of grant treated as compensation expense. Whether or not granted at a discount, the number of outstanding options may be a factor in determining the Company's earnings per share on a fully-diluted basis.

      The Financial Accounting Standards Board recently announced its intention to issue an exposure draft of a proposed interpretation of APB Opinion 25, "Accounting for Stock Issued to Employees." Under the proposed interpretation, option grants made to non-employee Board members after December 15, 1998 will result in a direct charge to the Company's reported earnings based upon the fair value of the option measured initially as of the grant date and then subsequently on the vesting date of each installment of the option shares. Accordingly, such charge will include the appreciation in the value of the option shares over the period between the grant date of the option (or, if later, the effective date of the final interpretation ) and the vesting date of each installment of the option shares. In addition, if the proposed interpretation is adopted, any options which are repriced after December 15, 1998 will also trigger a direct charge to Company's reported earnings measured by the appreciation in the value of the underlying shares over the period between the grant date of the option (or, if later, the effective date of the final interpretation) and the date the option is exercised for those shares. The accounting is the same as is currently applied for option grants to independent consultant.

      Should one or more optionees be granted stock appreciation rights which have no conditions upon exercisability other than a service or employment requirement, then such rights will result in compensation expense to be charged against the Company's earnings. Accordingly, at the end of each fiscal quarter, the amount (if any) by which the fair market value of the shares of common stock subject to such outstanding stock appreciation rights has increased from prior quarter-end will be accrued as compensation expense, to the extent such fair market value is in excess of the aggregate exercise price in effect for such rights.

New Plan Benefits

      No stock option grants have been made to date under the Plan on the basis of the amendments for which stockholder approval is sought under this Proposal Six. However, if such stockholder approval is obtained, the on February 1, 2000 each of the non-employee Board members will receive an automatic option grant for that number of shares of Common Stock equal to one half of one percent (0.5%) of the number of voting shares of the Company's capital stock outstanding at that time. Each such option will have an exercise price per share equal to the fair market value per share of Common Stock on that date.

Stockholder Vote

      The affirmative vote of the holders of a majority of the Company's outstanding voting shares, present or represented by Proxy at the Annual Meeting and entitled to vote is required for approval of this Proposal Six.


Recommendation of the Board of Directors

      The Board of Directors recommends that the stockholders vote FOR the approval of the amendment to the 1992 Plan as described in this Proposal Six. If such stockholder approval is not obtained, then any options granted on the basis of the proposed share increases which form part of such Proposal will terminate without becoming exercisable for any of the shares of Common Stock subject to those options, and no further option grants will be made on the basis of such increases. In addition, the special one-time option grants proposed to be made to the non-employee Board members on February 1, 2000 will not be made. However, in the absence of such stockholder approval, the 1992 Plan will continue to remain in effect, and option grants may continue to be made pursuant to the provisions of the 1992 Plan in effect prior to the amendments summarized in this Proposal Six, until the available reserve of Common Stock as last approved by the stockholders has been issued. Because the shares subject to the 1992 Plan are subject to the 20 to 1 Reverse Stock Split in Proposal Two, the shares reserved for future issuance under the 1992 Plan are expected to be exhausted very quickly. Additionally, those Board Members who have voluntarily surrendered their options would not receive any further compensation under the 1992 Plan.

      The Board believes that the proposed amendments to the 1992 Plan are essential to the Company's efforts in attracting and retaining the services of highly qualified individuals who can contribute significantly to the Company's business and financial success. Without access to such option pool, it may require substantially more cash to attract and retain such individuals, if such attraction and retention is even possible. Accordingly, the Board recommends that the stockholders vote IN FAVOR OF approval of the amendments to the 1992 Plan.

                                 PROPOSAL SEVEN

                      RATIFICATION OF INDEPENDENT AUDITORS


      Upon the recommendation of the Audit Committee, the Board has appointed the firm of Ernst & Young LLP, independent auditors, to audit the financial statements of the Company for the year ending December 31, 1999, and is asking the stockholders to ratify this appointment.

      In the event the stockholders fail to ratify the appointment, the Board will reconsider its selection. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different independent auditing firm at any time during the year if the Board feels that such a change would be in the best interests of the Company and its stockholders. The affirmative vote of the holders of a majority of the Company's outstanding voting shares, present or represented by Proxy at the Annual Meeting and entitled to vote is required to ratify the selection of Ernst & Young LLP.

      Ernst & Young LLP has audited the Company's financial statements annually since November 1992. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting to respond to appropriate questions, and will be given the opportunity to make a statement if he or she so desires.

Recommendation of the Board of Directors

      The  Board  recommends  that  the  stockholders   vote  IN  FAVOR  OF  the
ratification of the selection of Ernst & Young LLP to serve as the Company's independent auditors for the year ending December 31, 1999.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION


      Certain information about the Company's executive officers, as of March 31, 1999, is set forth below. Information concerning the Class I and Class II directors, including Lisa A. Conte, the Company's President, Chief Executive Officer and Chief Financial Officer is contained in "Proposal One - Election of Directors."


         Name                 Age                   Position
-------------------------     ---    -------------------------------------------
Steven R. King, Ph.D.....     41     Senior Vice President, Ethnobotany and
                                     Conservation

Gerald M. Reaven, M.D....     70     Senior Vice President, Medical and Clinical
                                     Advisor

Thomas Carlson, M.D......     42     Vice President, Medical Ethnobotany

John W.S. Chow, Ph.D.....     47     Vice President, Technical Operations

J.D. Haldeman............     34     Vice President, Commercial Development

Laurie Peltier ..........     47     Vice President, Project Coordination


     Steven R. King, Ph.D. joined Shaman in March 1990. He currently serves as Senior Vice President, Ethnobotany and Conservation and is responsible for coordinating the Company's Scientific Strategy Team. From 1989 to 1990, Dr. King was the chief botanist for Latin America at Arlington, Virginia's Nature
Conservancy. He worked in 1988 as Research Associate for the Committee on Managing Global Genetic Resources at the National Academy of Sciences, and was a Doctoral Fellow from 1983 to 1988 at The New York Botanical Garden's Institute of Economic Botany. Dr. King received a B.A. in Human Ecology from the College of the Atlantic and M.S. and Ph.D. degrees in Biology from City University of New York.

     Gerald M. Reaven, M.D. joined Shaman as a consultant in February 1995 and became an employee in July 1995. He currently serves as Senior Vice President, Medical and Clinical Advisor. Dr. Reaven came to Shaman from the Stanford University School of Medicine where he served as a faculty member since 1960 and a Professor of Medicine since 1970. Over the last 20 years, Dr. Reaven served as head of the Division of Endocrinology and Metabolic Diseases, Division of Gerontology and director of the General Clinical Research Center. Dr. Reaven also served as head of the Division of Endocrinology, Gerontology and Metabolism at Stanford University School of Medicine, and Director of the Geriatric Research, Education and Clinical Center, at the Palo Alto Veterans Affairs Medical Center. Dr. Reaven received his A.B., B.S. and M.D. from the University of Chicago.

     Thomas Carlson, M.D. joined Shaman in October 1992. He currently serves Vice President, Medical Ethnobotany and is responsible for developing ethnobotancial field research and coordinating clinical studies. Dr. Carlson has conducted research with traditional healers in over 40 different ethnolinguistic groups in 15 different tropical countries. Prior to joining Shaman, from 1990 to 1992, Dr. Carlson practiced General Pediatrics at Kaiser Permanente in Santa Clara, California and worked at the Aravind Childrens and Eye Hospitals in Madurai, India on child malnutrition and blindness. From 1987 to 1990, Dr. Carlson completed his Internship and Residence in Pediatrics at Stanford University Medical Center. Dr. Carlson received his M.D. from Michigan State University and a B.S. and M.S. in Botany from the University of Michigan.

     John W.S. Chow, Ph.D. joined Shaman in April 1998 as Vice President of Technical Operations. Prior to joining the Company, from December 1997 to April 1998, Dr. Chow served as Director, Product and Technology Evaluation at Bristol-Myers Squibb Company, where he performed technical due diligence toward the acquisition and licensing of various dosage forms and technologies and reviewed and approved new product specifications. Prior to holding this position, from July 1980 to December 1997, Dr. Chow held other positions, also with Bristol-Myers Squibb Company, where he was responsible for developing strategies for manufacturing consolidation, facilitating technology transfers of new and existing products, and directing technical operations of an international plant. Dr. Chow received a B.S. in Pharmacy from Washington State University, a Ph.D. in

Pharmaceutical  Chemistry  from  Ohio  State  University  and  an   M.B.A.   in
Pharmaceutical/Chemical   Studies  from  Fairleigh   Dickinson University.

     J.D. Haldeman joined Shaman in July 1997 as Vice President, Commercial Development. Prior to joining the Company, from April 1988 to June 1997, Ms. Haldeman served in various positions at Warner-Lambert/Parke-Davis Pharmaceuticals ("Warner-Lambert"), most recently as Senior Director, Cardiovascular Marketing from October 1995 to June 1997. Prior to that, she served as Director, Customer Marketing--West Customer Business Unit; Product Manager, Epilepsy Team; Associate Product Manager, Global Cardiovascular Product Planning; and Sales Specialist for Warner-Lambert. Ms. Haldeman received her B.A. from Brigham Young University and her Masters of Management from the J.L. Kellogg Graduate School of Management, Northwestern University.

     Laurie Peltier joined Shaman in June 1997 as Vice President, Project Coordination. Prior to joining the Company, from June 1992 to May 1997, Ms. Peltier served as Senior Director, Project Management at Amylin Pharmaceuticals, Inc. Prior to that, she served as Director, Development at Quintiles Transnational Corp., a contract research organization, from May 1990 to May 1992. Ms. Peltier served in various positions in biostatics clinical operations at Syntex Corporation from May 1979 through April 1990. Ms. Peltier received a B.S. in Psychology from the University of Michigan, Flint, an M.A. in Psychology and an M.S. in Statistics from Northern Illinois University and an M.B.A. from Golden Gate University.

Compensation Committee Interlocks and Insider Participation

      During the 1998 fiscal year, Herbert H. McDade and Adrian D.P. Bellamy served as members of the Compensation Committee of the Board of Directors. No member of the Compensation Committee was, at any time during the 1998 fiscal year or at any earlier time, an officer or employee of the Company.

      No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

Compensation Committee Report on Executive Compensation

      As members of the Compensation Committee of the Board, it is our duty to exercise the power and authority of the Board of Directors with respect to the compensation levels to be in effect for the Company's executive officers. As such, it is our responsibility to set the base salary of certain executive officers and to administer the 1992 Plan under which grants may be made to such officers and other key employees. In addition, we approved special bonus awards for executive officers for the 1998 fiscal year.

      For 1998, we established the compensation payable to Lisa A. Conte, President, Chief Executive Officer and Chief Financial Officer, the Company's highest-paid executive officer, and the Company's four other most highly-paid executive officers. Ms. Conte reported to us the performance evaluations of each executive officer, including herself, and the factors to be considered in setting their compensation. We endorse those factors and include them as part of our report.

      General Compensation Policy. Under our supervision, the Company has developed a compensation policy that is designed to attract and retain qualified key executives critical to the Company's success and to provide such executives with performance-based incentives tied to corporate milestones. It is our objective to have a substantial portion of each officer's compensation contingent upon the Company's performance as well as upon the individual's contribution to the success of the Company as measured by personal performance. Accordingly, each executive officer's compensation package is normally comprised of three elements: (i) base salary, which reflects individual performance and is commensurate with salaries for comparable positions in other biotechnology companies given the level of seniority and skills possessed by such officer,
(ii) long-term, stock-based incentive awards, which strengthen the mutuality of interests between the executive officers and the Company's stockholders and which may be tied to the Company's achievement of certain pre-established goals, and (iii) bonus incentive plan, which tie to individual and Company performance.

      Guidelines. Because the Company is in the pre-product commercialization stage, the use of traditional performance standards (such as profitability and return on equity) is not appropriate in evaluating the performance of its executive officers. In particular, the unique nature of the biotechnology industry, the relatively short period of time during which the Company's stock has been publicly traded, the performance of the stock during this period, and the absence of product revenues have made it impossible to tie performance objectives to standard financial considerations. The primary guidelines which we did consider in establishing the components of each executive officer's compensation package for 1998 are summarized below. However, we may in our discretion apply entirely different guidelines, particularly different measures of performance, in setting executive compensation for future fiscal years.

      Base Salary. Base compensation is initially established through negotiation between the Company and the executive at the time the executive is hired, and it is subject to periodic review or reconsideration, usually on an annual basis. When establishing or reviewing the level of base compensation for each executive officer, we consider numerous factors, including the qualifications of the executive and his or her level of relevant experience, strategic goals for which the executive has responsibility, specific accomplishments of the executive during the last fiscal year and the compensation levels in effect at companies in the Company's industry which compete with the Company for business and executive talent.

      For comparative compensation purposes, we have selected a peer group of companies within the industry and estimated the salary levels in effect for similar positions at those companies. We also relied on specific compensation surveys, making our decisions as to the appropriate market level of base salary for each executive officer on the basis of our understanding of the salary levels in effect for similar positions at various peer group companies. In selecting the peer group companies, we focused primarily on whether those companies were actually competitive with the Company in seeking executive talent, whether those companies had a management style and corporate culture similar to the Company's and whether similar positions existed within their corporate structure. For this reason, there is not a meaningful correlation between the peer group companies surveyed for comparative compensation purposes and the companies included in the Hambrecht & Quist Biotechnology Index which the Company has chosen as the industry index for purposes of the Company Stock Price Performance graph which follows this report.

      Base salaries are reviewed annually, and adjustments to each executive officer's base salary are made to reflect individual performance and salary increases effected by the peer group companies. A major objective, accordingly, is to have base salary levels commensurate with those of comparable positions with the peer group companies, given the level of seniority and skills possessed by the executive officer in question and our assessment of such executive's performance over the year.

      We estimate (on the basis of 1998 surveys of executive compensation) that the base salary levels in effect for the Company's executive officers for the 1998 fiscal year ranged from the 15th percentile to the 100th percentile of the base salary levels in effect for executive officers in comparable positions with peer group companies.

     Incentive Compensation. The Committee did not award any speical cash bonuses to the executive officers for the 1998 fiscal year. However, all employees, including executive officers, were each awarded a $3,000 cash bonus during the 1998 fiscal year based upon the Company's achievement of certain milestones during the 1997 fiscal year.

      Stock-Based Incentive Compensation. In addition to establishing and reviewing the base salary levels in effect for the executive officers, we also have discretionary authority to award equity incentives in the form of stock option grants to the executive officers as a way to more closely align the interests of management with those of the Company's stockholders and to reward officers for achieving certain defined personal and corporate performance targets. Factors which we consider in determining whether to grant options and the number of shares underlying each such grant include the executive's position in the Company, his or her performance and responsibilities, the extent to which he or she already holds an equity interest in the Company and the equity incentives granted to employees with similar responsibilities at other biotechnology companies. We have also established general guidelines for maintaining the unvested option holdings of each executive officer at a targeted level based upon his or her position with the Company, and option grants are periodically made to maintain the targeted levels. These factors, however, are used only as guidelines, and the relative weight given to each factor varies from individual to individual as we deem appropriate under the circumstances.

      For 1998, we approved total stock option grants under the 1992 Plan for 4,420,244 shares. Ten of the executive officers of the Company received option grants in fiscal 1998. Each grant allows the executive officer to acquire shares of the Company's Common Stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to 10 years). The options vest in periodic installments over four year periods, contingent upon the executive officer's continued employment with the Company. In all cases, the options will provide a return to the executive officer only if he or she remains with the Company and then only if the market price of the underlying shares appreciates over the option term.

Special Option Regrant Program

      During the 1998 fiscal year, the Compensation Committee felt that circumstances had made it necessary for the Company to implement an option cancellation/regrant program for all employees of the Company, including the executive officers. Accordingly, on September 18, 1998, each of the employees was given the opportunity to surrender his or her outstanding options under the 1992 Plan with exercise prices in excess of $1.281 per share in return for a new option grant for the same number of shares but with a lower exercise price of $1.281 per share, the fair market value per share of the Company's Common Stock on the regrant date. Each employee eligible for a new option grant was given the choice of accepting that option with a new vesting schedule in cancellation of his or her higher-priced option or rejecting the new grant and retaining the higher-priced option with its original vesting schedule.

      The Compensation Committee determined that this program was necessary because equity incentives are a significant component of the total compensation package of each key Company employee and play a substantial role in the Company's ability to retain the services of individuals essential to the Company's long-term financial success. The Compensation Committee felt that the Company's ability to retain key employees would be significantly impaired, unless value were restored to their options in the form of regranted options at the current market price of the Company's Common Stock. However, in order for the regranted options to serve their primary purpose of assuring the continued service of each optionee, a new vesting schedule was imposed with respect to the option shares. Accordingly, to the extent the higher-priced option was vested and exercisable for any option shares on the September 18, 1998 cancellation date, the new option granted in replacement of that option will become exercisable for those shares in a series of 12 successive equal monthly installments upon the optionee's completion of each month of service over the one-year period measured from the September 18, 1998 grant date. The option will become exercisable for the unvested and unexercisable option shares in one or more installments over the optionee's period of continued service, with each such installment to vest on the same vesting date in effect for that installment under the cancelled higher-priced option. As a result, each optionee will only have the opportunity to acquire the option shares at the lower exercise price if he or she remains in the Company's employ.

      As a result of the new vesting schedules imposed on the regranted options, the Compensation Committee believes that the program strikes an appropriate balance between the interests of the option holders and those of the stockholders. The lower exercise prices in effect under the regranted options make those options valuable once again to the executive officers and key employees critical to the Company's financial performance. However, those individuals will enjoy the benefits of the regranted options only if they in fact remain in the Company's employ and contribute to the Company's financial success and only if the current trading price of the stock is higher that the exercise price of all regranted options.

      CEO Compensation. The annual base salary of Lisa A. Conte, the Company's President, Chief Executive Officer and Chief Financial Officer, was set at $311,537 for the 1998 fiscal year, as compared to $312,901 for the 1997 fiscal year, based on our performance review of Ms. Conte for 1997. This amount includes $59,573 and $13,431 attributable to child care costs and family travel, respectively. In setting Ms. Conte's compensation, we considered the level of experience and unique qualifications Ms. Conte has brought to Shaman as Chief Executive Officer, the Company's goals for which Ms. Conte had responsibility and the degree to which she helped the Company attain those goals. Among the Company's accomplishments during 1998 which we felt Ms. Conte helped the Company achieve were the generation of resources to support the continued clinical development of the Company's products in human trials and development of new product and industry opportunities for Shaman's technology. The base salary of Ms. Conte for the 1998 fiscal year was at the 45th percentile of the salary levels in effect for chief executive officers at the peer group companies.

      Deduction Limit for Executive Compensation. As a result of Section 162(m) of the Internal Revenue Code, which was enacted into law in 1993, the Company will not be allowed a federal income tax deduction for compensation paid to certain executive officers, to the extent that compensation exceeds $1 million per officer in any one year. This limitation will be in effect for each fiscal year of the Company beginning after December 31, 1993 and will apply to all compensation paid to the covered executive officers which is not considered to be performance based. Compensation which qualifies as performance-based compensation will not have to be taken into account for purposes of this limitation. The 1992 Plan has been structured so that any compensation deemed paid in connection with the exercise of stock options granted under that Plan with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation.

      We do not expect that the compensation to be paid to the Company's executive officers for the 1999 fiscal year will exceed the $1 million limit per officer. Accordingly, we have decided at this time not to take any other action to limit or restructure the elements of cash compensation payable to the Company's executive officers. We will reconsider this decision should the individual compensation of any executive officer ever approach the $1 million level.

                                  Compensation Committee

                                    Herbert H. McDade, Jr.
                                    Adrian D.P. Bellamy

Compensation of Executive Officers

      The following table sets forth the compensation earned, for services rendered in all capacities to the Company, for each of the last three fiscal years by (i) the Company's Chief Executive Officer and (ii) the four other highest paid executive officers serving as such at the end of the 1998 fiscal year whose salary and bonus for that fiscal year was in excess of $100,000. The individuals named in the table will be hereinafter referred to as the "Named Officers." No other executive officer who would otherwise have been included in such table on the basis of fiscal year 1998 salary and bonus resigned or terminated employment during the year.


                           SUMMARY COMPENSATION TABLE
                                                            Long-Term
                              Annual Compensation          Compensation
                         --------------------------------- ------------
                                                               Awards
                                                              ---------
                         ----------------------------------------------
                                                 Other     Securities
   Name and                                      Annual    Underlying  All Other
   Principal               Salary                Compen-    Options/    Compen-
   Position       Year     ($)(1)    Bonus ($)   sation($)   SARS (#)  sation($)
----------------- ----   ----------  ---------  ----------  ---------  ---------

Lisa A. Conte     1998   311,537(2)    3,000(3)        --   2,045,000(4)    --
  President,      1997   312,901(5)   91,689(6)        --     295,000(4)    --
  Chief           1996   286,190(7)   53,000(8)        --     105,000(4)    --
  Executive
  Officer and
  Chief
  Financial
  Officer

Gerald M.         1998    243,015      3,000(3)       --     215,000       --
Reaven, M.D.      1997    239,114     25,000(9)       --          --       --
  Senior Vice     1996    227,878      3,000          --       5,000       --
  President,
  Medical and
  Clinical
  Advisor

Atul S.           1998    177,474      3,000(3)  125,531(11) 140,000  66,356(12)
Khandwala,        1997    226,031     20,000(9)       --          --  82,217(13)
Ph.D. (10)        1996    187,563      3,000      51,200(14) 125,000 106,399(15)
  Former
  Senior Vice
  President,
  Development
  and Chief
  Regulatory
  Officer

Steven R. King,   1998    179,329      3,000(3)       --     148,810       --
Ph.D.             1997    176,202     40,000(9)       --          --       --
  Senior Vice     1996    171,822      3,000          --      55,000       --
  President,
  Ethnobotany
  and
  Conservation

James E.          1998    257,544      3,000(3)       --     125,000       --
Pennington,       1997     58,490     70,000(17)      --     125,000       --
M.D. (16)         1996         --         --          --          --       --
  Former
  Senior Vice
  President,
  Clinical
  Research and
  Chief Medical
  Officer

Laurie
Peltier(18),      1998    152,654      3,000(3)       --      65,000  25,000(19)
Vice President,   1997     87,674     20,000(20)      --      55,000  19,223(21)
  Project         1996         --         --          --          --      --
  Coordination

-----------------
(1)   Includes  amounts  deferred  under the  Company's  Internal  Revenue  Code
      Section 401(k) Plan and the Company's Section 125 Plan.
(2) Includes $59,573 and $13,431 attributable to child care costs and family travel, respectively.
(3) Represents all employees bonus paid in 1998 for achievement of the Company's milestones in 1997.
(4)   Ms. Conte has surrendered all of her currently held options.
(5) Includes $61,214 and $27,287 attributable to childcare costs and family travel, respectively.
(6)   Includes  $75,000 paid in 1998 for  achievement of milestones in 1997.
(7) Includes $49,646 and $16,858 attributable to child care costs and family travel, respectively.
(8)   Includes  $50,000 paid in 1997 for  achievement of milestones in 1996.
(9)   Represents  bonus paid in 1998 for  achievement of milestones in 1997.
(10)  The Company accepted the resignation of Dr. Khandwala  effective
      October 2, 1998.
(11)  Represents amount paid in Common Stock for services rendered.
(12) Includes $3,000 received as a housing subsidy, $2,018 for travel expenses and $61,338 for indebtedness for which repayment was forgiven.
(13) Includes $16,500 received as a housing subsidy, $1,164 for travel expenses and $64,553 in indebtedness for which repayment was forgiven.
(14)  Represents fees received from consulting services.
(15)  Includes $13,445 received as a housing subsidy,  $23,746 for moving and relocation expenses, $1,562 for travel expenses and $67,646 in indebtedness for which repayment was forgiven.
(16)  Dr.  Pennington  joined the Company in September  1997.  In 1997, he
      earned  $58,490,   based  on  an  annual  salary  of  $255,000.   Dr.
      Pennington  was  terminated  effective  February  19, 1999 due to the
      elimination  of  his  position  in  connection   with  the  Company's
      restructuring.
(17) Includes $60,000 sign-on bonus and $10,000 bonus paid in 1998 for achievement of milestones in 1997.
(18) Ms. Peltier joined the Company in June 1997. In 1997, she earned $87,674, based on an annual salary of $150,000.
(19) Represents closing costs on the sale of Ms. Peltier's former residence.

(20) Includes $10,000 sign-on bonus and $10,000 bonus paid in 1998 for achievement of milestones in 1997.
(21)  Represents moving and relocation expenses.

Stock Option and Stock Appreciation Rights

      The following table contains information concerning the grant of stock options under the Plan to the Named Officers during the 1998 fiscal year. Except for the limited stock appreciation right described in footnote (2) below which formed part of the option grant made to each Named Officer, no stock appreciation rights were granted to such Named Officers during the 1998 fiscal year.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR


                                                                  Potential Realizable Value at
                                                               Assumed Annual Rates of  Stock Price
                           Individual Grants                     Appreciation for Option Term (1)
             ----------------------------------------------  ----------------------------------------
                           % of Total
              Number         Options
              of             Granted
              Securities       to
              Underlying    Employees  Exercise
              Options/SARs  in Fiscal   Price     Expiration     5%        5%       10%         10%
 Name(*)      Granted(#)(2)   Year    ($/Share)(3)   Date     12/31/98   3/31/99  12/31/98    3/31/99
------------ -------------  ---------  ----------- ---------  --------   ------- ----------   -------
Lisa A. Conte(4)   545,000   14.60%     1.2810    09/17/08    $439,059      0    $1,112,663      0
                 1,500,000   40.19%     1.2810    09/17/08   1,208,421      0     3,062,376      0

Gerald M.          215,000    5.76%     1.2810     09/17/08    173,207      0       438,941      0
Reaven, M.D.

Atul S.             40,000    1.07%     1.4375     10/19/08      4,211      0         8,535      0
Khandwala,
Ph.D. (5)

Steven R.          148,810    3.99%     1.2810     09/17/08    119,883      0       303,808      0
King, Ph.D.

James              125,000    3.35%     1.2810     09/17/08    100,702      0       255,198      0
Pennington,
M.D. (6)

Laurie Peltier      55,000    1.47%     1.2810     09/17/08     44,309      0       112,287      0
                    10,000    0.27%     1.2810     09/17/08      8,053      0        20,413      0

-----------------
(1) Potential realizable value is based on assumption that the market price of the Common Stock appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the 10-year option term. There can be no assurance that the actual stock price appreciation over the 10-year option term will be at the assumed 5% and 10% levels or at any other defined level. As of March 31, 1999 the exercise price of all options was significantly higher than the trading price of the stock on that date.

(2) Each option has a maximum term of 10 years, subject to earlier termination in the event of the optionee's cessation of service with the Company. Except for the options for 1,500,000 shares granted to Ms. Conte, 40,000 shares granted to Mr. Khandwala and 10,000 shares granted to Ms. Peltier, each option granted to the Named Officers in fiscal 1998 were part of the September 18,1998 cancellation/regrant program. Accordingly, to the extent the cancelled option for the same number of shares was exercisable for any of those shares on the September 18, 1998 cancellation date, the new option granted in replacement of that option will become exercisable for those shares in a series of 12 successive equal monthly installments upon his or her completion of each month of service over the one-year period measured from the September 18, 1998 grant date. The option will become exercisable for the remaining option shares in one or more installments over her period of continued service, with each such installment to vest on the same vesting date in effect for that installment under the cancelled option. The options for 1,500,000 shares to Ms. Conte and 10,000 shares to Ms. Peltier will will become exercisable for 12.5% of the option shares upon completion of 6 months of service measured from the grant date, and the balance of the option shares will become exercisable in a series of 42 successive equal monthly installments over the optionee's period of continued service thereafter. The Option for 40,000 shares to Mr. Khandwala will become exercisable in a series of six successive equal monthly installments over the optionee's period of continued service thereafter. However, each of the options granted to the named executive officers will become immediately exercisable in full upon an acquisition of the Company by merger or asset sale, unless the option is assumed by the successor entity. Each option includes a limited stock appreciation right which will result in the cancellation of that option, to the extent exercisable for vested shares, upon the successful completion of a hostile tender for securities possessing more than 50% of the combined voting power of the Company's outstanding voting securities. In return for the cancelled option, the optionee will receive a cash distribution per cancelled option share equal to the excess of (i) the highest price paid per share of the Company's Common Stock in such hostile tender offer over
      (ii) the exercise price payable per share under the cancelled option.

(3) The exercise price may be paid in cash or in shares of Common Stock (valued at fair market value on the exercise date) or through a cashless exercise procedure involving a same-day sale of the purchased shares. The Company may also finance the option exercise by loaning the optionee sufficient funds to pay the exercise price for the purchased shares and the federal and state income tax liability incurred by the optionee in connection with such exercise. The optionee may be permitted, subject to the approval of the Plan Administrator, to apply a portion of the shares purchased under the option (or to deliver existing shares of Common Stock) in satisfaction of such tax liability.

(4)   Ms. Conte has surrendered all of her currently held options.

(5) The Company accepted the resignation of Dr. Khandwala effective October 2, 1998.

(6)   Dr.  Pennington  was  terminated  effective  February  19, 1999 due to the
      elimination   of  his   position   in   connection   with  the   Company's
      restructuring.

Option Exercises and Holdings

      The following table provides information with respect to the Named Officers concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the fiscal year (as of December 31, 1998). No stock appreciation rights were exercised during such fiscal year, and except for the limited stock appreciation right described in Footnote (2) to the Stock Option/SAR Grants Table which forms part of each outstanding stock option, no stock appreciation rights were outstanding at the end of that fiscal year.


                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES


                     Value
                    Realized                             Value of Unexcercised
                    (Market                               In-the-Money Options
                    price at                               at FY-End (Market
           Shares   exercise     No. of Securities         price of shares at
          Acquired  date less  Underlying Unexcersied    FY-End less excercise
             on     exercise     Options FY-End (#)          price) ($)(1)
Name      Exercise  price)  ------------------------- --------------------------
             (#)     ($)(2) Exercisable Unexercisable  Exercisable Unexercisable
------------ ------- -----  ----------- -------------  ----------- -------------
Lisa A.         --      --    95,417      2,024,583     $130,961     $1,265,364
Conte(3)

Gerald M.       --      --    53,750        161,250      $33,594       $100,781
Reaven, M.D.

Atul S.         --      --    13,333         26,667       $6,247        $12,493
Khandwala,
Ph.D. (4)

Steven R.       --      --    41,500        112,957      $25,902        $70,598
King, Ph.D.

James           --      --    15,625        109,375       $9,766        $68,359
Pennington,
M.D. (5)

Laurie          --      --     5,625         59,375       $3,516        $37,106
Peltier

-----------------
(1) Based on the fair market value of the Company's Common Stock on December 31, 1998 of $1.906 per share, the Nasdaq National Market trading price at the close of business that same day. As of March 31, 1999, these options had no value since the exercise price of all options was significantly higher than the current trading price of the stock on that date.

(2) Equal to the closing selling price of the purchased shares on the option exercise date less the exercise price paid for such shares.

(3)   Ms. Conte has surrendered all of her currently held options.

(4) The Company accepted the resignation of Dr. Khandwala effective October 2, 1998.

(5)   Dr.  Pennington  was  terminated  effective  February  19, 1999 due to the
      elimination   of  his   position   in   connection   with  the   Company's
      restructuring.

                                Option Repricings

      As  discussed   in  the   Compensation   Committee   Report  on  Executive
Compensation below, the Company implemented a special option cancellation/regrant program for all of its employees, including executive officers, holding stock options with an exercise price per share in excess of the fair market value of the Company's Common Stock on the regrant date. The cancellations/regrants were effected on September 18, 1998, and a number of outstanding options with an exercise price in excess of $1.281 per share were surrendered for cancellation and new options for the same aggregate number of shares were granted with an exercise price of $1.281 per share.

      The following table sets forth information with respect to each of the Named Officers concerning his or her participation in the option cancellation/regrant program effected on September 18, 1998. The Company has not implemented any other option cancellation/regrant programs in which the Company's executive officers have participated



                             Number of    Market                      Length of
                            Securities   Price of   Excercise        Option Term
                            Underlying   Stock at   Price at        Remaining at
                              Options    Time of    Time of            Date of
                             Repriced   Repricing  Repricing    New    Repricing
                   Repricing     or        or         or     Excercise    or
    Name             Date    Amended(1) Amendment  Amendment   Price   Amendment
------------------ --------- ---------- ---------  --------- --------- ---------
Lisa A. Conte(2)    9/18/98    10,000    $1.281    $3.500   $1.281     6.4 years
                    9/18/98   135,000     1.281     3.500    1.281     6.4 years
                    9/18/98   100,000     1.281     6.875    1.281     7.4 years
                    9/18/98     5,000     1.281     5.875    1.281     8.1 years
                    9/18/98   295,000     1.281     5.016    1.281     8.4 years

Gerald M.           9/18/98   200,000    $1.281    $3.625   $1.281     6.4 years
  Reaven, M.D       9/18/98    10,000     1.281     3.500    1.281     6.4 years
                    9/18/98     5,000     1.281     5.875    1.281     8.1 years

Atul S. Khandwala,      ---       ---       ---       ---      ---           ---
  Ph.D.(3)

Steven R. King,     9/18/98    35,000    $1.281    $5.250   $1.281     6.2 years
  Ph.D              9/18/98    25,000     1.281     3.500    1.281     6.4 years
                    9/18/98    23,810     1.281     3.500    1.281     6.4 years
                    9/18/98    10,000     1.281     3.500    1.281     6.4 years
                    9/18/98    50,000     1.281     6.875    1.281     7.4 years
                    9/18/98     5,000     1.281     5.875    1.281     8.1 years

James Pennington,   9/18/98   125,000    $1.281    $6.063   $1.281     9.0 years
  M.D.(4)

Laurie Peltier      9/18/98    40,000    $1.281    $5.938   $1.281     8.8 years
                    9/18/98    15,000     1.281     5.938    1.281     8.8 years

----------------------
(1) As of March 31, 1999, the exercise price of the options was significantly higher than the trading price of the stock on that date.

(2)   Ms. Conte has surrendered all of her currently held options.

(3) The Company accepted the resignation of Dr. Khandwala effective October 2, 1998.

(4)   Dr.  Pennington  was  terminated  effective  February  19, 1999 due to the
      elimination   of  his   position   in   connection   with  the   Company's
      restructuring.


Employment  Contracts,  Termination  Agreements  and  Change of Control
Agreements

      On March 15, 1999, the Board of Directors approved a Change in Control provision concerning severance benefits for key executives. Pursuant to the provision, should their employment with the Company terminate within 12 months after a Change in Control, for any reason other than for cause, they will be entitled to receive in one lump sum payment the cash equivalent of 12 months of base salary plus any benefits to which they would otherwise be entitled. In connection with these severance benefits, the Company has agreed to pay the premiums for any COBRA coverage to which these individuals or their spouse or dependents are entitled under a Company sponsored medical plan after a Change in Control. In addition, in the event of a Change in Control, all of the options held by such key executives will automatically become fully vested and exercisable. Such executives' exercisable shares will be fixed at the termination of their employment, and they will have a period of 90 days from their termination date to purchase such exercisable shares, as set forth in the stock option agreements applicable to their options.

      On May 27, 1998, the Company entered into a letter agreement with Stephanie C. Diaz pursuant to which she served as Vice President, Chief
Financial Officer, commencing in June 1998. Pursuant to the letter agreement, Ms. Diaz was paid an annual salary of $135,000 in addition to a $15,000 sign-on bonus. In addition, Ms. Diaz was granted an option for 45,000 shares of Common Stock on June 30, 1998 with an exercise price per share of $3.375, the fair market value per share of Common Stock on that date. The option became exercisable for 12.5% of the option shares upon completion of six months of employment and for the balance of the option shares in 42 equal monthly installments over the next 42 months of employment. In the event the Company terminated Ms. Diaz's employment other than for cause, she was to be paid salary and benefits for six months or until she obtained full-time employment, whichever occurs first. Ms. Diaz resigned from the Company effective January 4, 1999. In connection with a revised agreement, Ms. Diaz received a payment of three months salary and the continuance of the exercise period under existing options for a period of 12 months following termination of her employment.

      On March 30, 1998, the Company entered into a letter agreement with John W.S. Chow, Ph.D. pursuant to which he is to serve as Vice President, Technical Operations, commencing in May 1998. Pursuant to the letter agreement, Dr. Chow is to be paid an annual salary of $165,000 in addition to the sign-on bonus paid to him in the amount of $10,000, and he is to be reimbursed, in an amount not to exceed $25,000, for closing costs incurred in the sale of his former residence in New Jersey and the purchase of his new residence in the Bay Area. Dr. Chow will, however, be obligated to repay a prorated portion of both the sign-on bonus and the reimbursed closing costs should he resign from the Company within two years after his hire date. Dr. Chow was also granted an option for 50,000 shares of Common Stock on May 15, 1998 with an exercise price per share of $4.9375, the fair market value per share of Common Stock on that date. The option will become exercisable in a series of monthly installments over the four year period measured from the grant date as follows: 10% of the option shares will become exercisable upon his completion of six months of employment measured from such grant date, an additional 30% of the option shares will become exercisable in a series of 18 successive equal monthly installments upon his completion of each additional month of employment over the next 18 months thereafter, and the remaining 60% of the option shares will become exercisable in a series of 24 successive equal monthly installments upon his completion of each additional month of employment during the 3rd and 4th years of employment measured from the grant date. Dr. Chow was also granted an additional 15,000 shares of Common Stock on May 15, 1998 with an exercise price of $4.9375, the fair market value per share of Common Stock on that date. The 15,000-share grant will become exercisable as follows: 7,500 shares upon Dr. Chow's completion of three years of employment measured from the grant date, and the remaining 7,500 shares upon his completion of four years of employment measured from the grant date. The Company further agreed to pay Dr. Chow's reasonable moving expenses in an amount not to exceed $20,000 and to provide him with an apartment for up to four months at a rental not to exceed $2,500 per month. Should the Company terminate Dr. Chow's employment for any reason other than for cause prior to May 1, 2001, the Company will continue to pay Dr. Chow's base salary plus benefits on a monthly basis for up to six months or until Dr. Chow obtains near full-time employment or consulting of at least 80% of his time, whichever occurs sooner. The Company also extended a $300,000 loan to Dr. Chow in connection with his purchase of a new residence in the Bay Area. See "Certain Relationships and Related Transactions."

      On August 21, 1997, the Company entered into a letter agreement with James Pennington, Ph.D. pursuant to which he is to serve as Senior Vice President, Clinical Research and Chief Medical Officer, commencing October 1997. Pursuant to the letter agreement, Dr. Pennington is to be paid an annual salary of $255,000 in addition to a sign-on bonus paid to him in the amount of $60,000. In addition, Dr. Pennington was granted, on September 16, 1997, an option to purchase 125,000 shares of Common Stock at a purchase price of $6.0625 per share. The option had a term of 10 years and was to become exercisable as follows: 12.5% of the option shares upon Dr. Pennington's completion of six months of service, measured from the grant date, and the balance of the option shares in 42 successive equal monthly installments upon his completion of each of the next 42 months of service thereafter. In the event that the Company terminated Dr. Pennington's employment other than for cause, he would be entitled to receive salary and benefits for nine months, or, if sooner, until Dr. Pennington obtained near full time employment or consulting of at least 80% of his time. On February 15, 1999, the Company entered into an new agreement with Dr. Pennington in connection with his resignation as Senior Vice President, Clinical Research and Chief Medical Officer, effective February 19, 1999. Under this agreement, payments will continue to be made to Dr. Pennington in compliance with the terms of the agreement described above. In addition, options previously granted to him will continue to vest during this period following his termination.

      On February 9, 1996, the Company entered into a letter agreement with Atul
S. Khandwala, Ph.D. pursuant to which served as Senior Vice President, Development, commencing March 1996. Pursuant to the letter agreement, Dr. Khandwala was paid an annual salary of $225,000. In addition, Dr. Khandwala was granted an option to purchase 120,000 shares of Common Stock at a purchase price of $6.875 per share. The option had a term of ten years and would become exercisable over a four-year period in a series of 48 successive equal monthly installments upon Dr. Khandwala's completion of each month of service with the Company over the four-year period measured from March 1, 1996. In the event that the Company terminated Dr. Khandwala's employment for any reason, Dr. Khandwala would receive salary and benefits for a period of six months. On August 24, 1998, the Company entered into a severance agreement with Dr. Khandwala in connection with his resignation as Senior Vice President, Development and Chief Regulatory Officer on October 2, 1998. Under this agreement, the Company will continue to forgive the remaining balance of his loan over the remaining two and one half years of the loan term, provided that Dr. Khandwala continues to provide consulting services to the Company. On October 28, 1998, the Company entered into an agreement with Dr. Khandwala pursuant to which he rendered consulting services to the Company through April 2, 1999. In connection with this agreement, the Company issued to Dr. Khandwala 87,326 shares of Common Stock and loaned him the funds necessary to satisfy the federal and state withholding taxes applicable to those shares. In addition, the Company granted Dr. Khandwala an option to purchase 40,000 shares of Common Stock at an exercise price of $1.4375, the fair market value of the Company's Common Stock on October 20,1998. The option will become exercisable in six successive equal monthly installments on the last day of each month during the Consulting Period.

      None of the Company's other executive officers have employment agreements with the Company, and their employment may be terminated at any time at the discretion of the Board of Directors. As administrator of the Plan, the Compensation Committee has the authority to provide for accelerated vesting of the shares of Common Stock subject to any outstanding options held by the Chief Executive Officer and the Company's other executive officers or any unvested shares actually held by those individuals under the Plan upon a change in control of the Company effected through a successful tender offer for more than 50% of the Company's outstanding voting securities or through a change in the majority of the Board as a result of one or more contested elections for Board membership.

Certain Relationships and Related Transactions

      On June 17, 1998, the Company loaned $300,000 to John W.S. Chow, Ph.D., the Vice President, Technical Operations, to reimburse him for a reasonable difference between the purchase price of his residence in the Bay Area and the cost of comparable housing in New Jersey, his former state of residence. The loan is evidenced by his promissory note of the same date which will become due and payable in a series of five successive equal annual installments, with the first such installment due on June 25, 1999. The note will bear interest at a variable per annum rate equal to the short-term applicable federal rate in effect under the federal tax laws for January of each calendar year the loan remains outstanding. Accordingly, the interest rate in effect for the period Dr. Chow's note was outstanding during the 1998 calendar year was 5.52%. Accrued and unpaid interest will become due and payable each year on the same date the principal installment for that year becomes payable. Each installment of principal and accrued interest will automatically be forgiven as that installment becomes due, provided Dr. Chow continues in the Company's employ. However, the entire unpaid balance of the note, together with all accrued and unpaid interest, will become immediately due and payable upon Dr. Chow's termination of employment with the Company prior to June 25, 2003, unless Dr. Chow's employment is involuntarily terminated by the Company other than for cause. In the event (i) the Company terminates Dr. Chow's employment for any reason other than for cause or (ii) Dr. Chow's employment terminates by reason of his death or disability, then the entire principal balance of the note plus accrued interest will be forgiven. The amount outstanding on Dr. Chow's note (including accrued interest) was approximately $313,188 as of March 31, 1999; and the highest amount outstanding on that note during the 1998 fiscal year was $308,729.

      See "Employment Contracts, Termination Agreements and Change of Control Agreements" and "Director Compensation" with respect to further transactions between the Company and its officers and directors.

      The Company's Restated Certificate of Incorporation and Bylaws provide for indemnification of directors, officers and other agents of the Company. Each of the current directors and certain officers and agents of the Company have entered into separate indemnification agreements with the Company.

                      SECURITY OWNERSHIP OF MANAGEMENT AND
                            CERTAIN BENEFICIAL OWNERS

      The following table sets forth certain information known to the Company with respect to the beneficial ownership of the Common Stock as of March 31, 1999 by (i) all persons who are beneficial owners of five percent or more of the Common Stock, (ii) each director, (iii) the Named Officers in the Summary Compensation Table above and (iv) all current directors and executive officers as a group. The number of shares beneficially owned by each director or executive officer is determined under rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days of March 31, 1999 are deemed to be beneficially owned by the person holding such option or warrant for computing the percentage ownership of such person, but are not treated as outstanding for computing the percentage of any other person. Except as otherwise indicated, the Company believes that the beneficial owners of the Common Stock listed below, based upon such information furnished by such owners, have sole investment power with respect to such shares, subject to community property laws where applicable.


                                         Number of       Percent of Total Shares
           Name and Address                Shares          Outstanding (1)(2)
-------------------------------------  ---------------  ------------------------
Vulcan Ventures, Inc. (3)..........        2,080,000             5.43%
  110 110th Avenue N.W.
  Suite 550
  Bellevue, WA  98004
Lisa A. Conte (4)..................          883,292             2.28%
Steven R. King, Ph.D. (5)..........          111,745                *
James E. Pennington, M.D. (6)......           41,667                *
Gerald R. Reaven, M.D. (7).........          143,833                *
John Chow (8)......................           14,166                *
J.D. Haldeman (9)..................           14,445                *
Laurie Peltier (10)................           16,667                *
Atul S. Khandwala, Ph.D. (11)......           40,000                *
Thomas Carlson, M.D. (12)..........           61,172                *
G. Kirk Raab (13)..................          310,032                *
Adrian D.P. Bellamy (14)...........           19,583                *
Jeffrey Berg (15)..................            4,167                *
Herbert H. McDade, Jr. (16)........           40,532                *
M. David Titus (17)................           38,451                *
Current Officers and Directors as
a group (18)
(12 persons).......................        1,658,085             4.21%

----------------------
*....Less than 1.0%


(1) Percentage of beneficial ownership is calculated assuming 38,337,156 shares of Common Stock were outstanding as of March 31, 1999. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of March 31, 1999, are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned.

(2) This table is based upon information supplied to the Company by executive officers, directors and stockholders owning greater than five percent, as set forth in filings required by the Securities and Exchange Commission or as otherwise provided. The address of each officer and director identified in this table is that of the Company's executive offices, 213 East Grand Avenue, South San Francisco, CA 94080. Unless otherwise indicated in the footnotes to this table and subject to applicable community property laws, each of the stockholders named in this table has sole voting and investment power with respect to the shares shown as beneficially owned by it, him or her.

(3) Does not include 20,000 shares of Series C Preferred Stock which is convertible into shares of Common Stock, such number which is determined in accordance with that certain Series C Stock Purchase Agreement.

(4) Includes 420,992 shares subject to options exercisable within 60 days of March 31, 1999.

(5) Includes 96,487 shares subject to options exercisable within 60 days of March 31, 1999.

(6) Represents shares subject to options exercisable within 60 days of March 31, 1999.

(7) Includes 143,333 shares subject to options exercisable within 60 days of March 31, 1999.

(8) Represents shares subject to options exercisable within 60 days of March 31, 1999.

(9) Represents shares subject to options exercisable within 60 days of March 31, 1999.

(10) Represents shares subject to options exercisable within 60 days of March 31, 1999.

(11) Represents shares subject to options exercisable within 60 days of March 31, 1999. Dr. Khandwala resigned from the Company in October 1998.

(12) Represents shares subject to options exercisable within 60 days of March 31, 1999.

(13) Includes 174,380 shares subject to options exercisable within 60 days of March 31, 1999. Does not include 1,500 shares of Series C Preferred Stock which is convertible to a certain number of shares of Common Stock, such number which is determined in accordance with that certain Series C Stock Purchase Agreement.

(14) Represents shares subject to options exercisable within 60 days of March 31, 1999.

(15) Represents shares subject to options exercisable within 60 days of March 31, 1999.

(16) Represents shares subject to options exercisable within 60 days of March 31, 1999.

(17) Includes 33,451 shares subject to options exercisable within 60 days of March 31, 1999.

(18) Includes shares held by family members associated with directors and officers listed above. Also includes 1,039,375 shares which are currently issuable upon the exercise of outstanding options.

Stock Performance Graph

      The graph below depicts the Company's stock price as an index assuming $100 invested on January 26, 1993 (the date of the Company's initial public offering), along with the composite prices of companies listed in the Hambrecht & Quist Biotechnology Index and Nasdaq Total U.S. Stock Market Index. This information has been provided to the Company by Hambrecht & Quist. The comparisons in the graph are required by regulations of the Securities and Exchange Commission and are not intended to forecast or to be indicative of the possible future performance of the Common Stock.

         COMPARISON OF CUMULATIVE TOTAL RETURN SINCE JANUARY 26, 1993**
                       Among Shaman Pharmaceuticals, Inc.,
                  the Hambrecht & Quist Biotechnology Index and
                      The Nasdaq Stock Market - U.S. Index


                               PERFORMANCE GRAPH


** $100 invested on January 26, 1993 in stock or index, including reinvestment of dividends.

      Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, which might incorporate future filings made by the Company under those statutes, the preceding Compensation Committee Report on Executive Compensation and the Company Stock Performance Graph will not be incorporated by reference into any of those prior filings, nor will such report or graph be incorporated by reference into any future filings made by the Company under those Acts.

                        COMPLIANCE WITH SECTION 16(a) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers, directors and persons who are the beneficial owners of more than 10% of the Common Stock to file initial reports of ownership and reports of changes in ownership of the Common Stock with the United States Securities and Exchange Commission ("SEC"). Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms furnished to the Company and the written representations that no other reports were required, the Company believes that, during the period from January 1, 1998 to December 31, 1998, all officers, directors and beneficial owners of more than 10% of the Common Stock complied with all Section 16(a) requirements, except as described herein. Each of Dr. Chow and Ms. Diaz did not timely file his or her Form 3, each of which untimely filings was subsequently corrected. Each of Mr. McDade, Mr. Bellamy, Mr. Raab and Mr. Titus did not timely file a Form 4 for the option grant on May 15, 1998, which untimely filing was subsequently corrected. Each of Mr. Berg, Mr. Raab, Mr. Titus, Ms. Conte, Dr. Reaven, Dr. King, Dr. Pennington, Ms. Peltier, Dr. Chow and Ms. Haldeman was late in filing a Form 5, which untimely filing was subsequently corrected.


                  DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS



      Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 2000 Annual Meeting must be received by the Company no later than December ___, 1999 in order that they may be included in the proxy statement and form of proxy relating to that meeting.

      In addition, the proxy solicited for the 2000 Annual Meeting will confer discretionary authority to vote on any stockholder proposals presented at that meeting, unless the Company is provided with notice of such proposal no later than ___________, 2000.


                                  ANNUAL REPORT



      A copy of the Company's Annual Report to Stockholders for the year ended December 31, 1998 has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy soliciting material.


                                    FORM 10-K



      The Company filed an Annual Report on Form 10-K with the Securities and Exchange Commission. A copy of this report may be obtained, without charge, by writing to Investor Relations, Shaman Pharmaceuticals, Inc., 213 East Grand Avenue, South San Francisco, California 94080.

                                  OTHER MATTERS


      The Company knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed Proxy.




                                    THE BOARD OF DIRECTORS

Dated:  May ___, 1999

                                                       Appendix A



                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                         OF SHAMAN PHARMACEUTICALS, INC.
                             a Delaware Corporation



           SHAMAN PHARMACEUTICALS, INC., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

           1. The name of this corporation is Shaman Pharmaceuticals, Inc. The original Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on December 21, 1992.

           2. The Amended and Restated Certificate of Incorporation has been duly adopted by its Board of Directors and stockholders in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

           3. The text of the Restated Certificate of Incorporation is hereby restated toread in its entirety as follows:


                                    ARTICLE I

           The name of this corporation is Shaman Pharmaceuticals, Inc.


                                   ARTICLE II

           The address of the registered office of the corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.


                                   ARTICLE III

           The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under General Corporation Law of Delaware.

                                   ARTICLE IV

     A. Classes of Stock. The Corporation is authorized to issue two classes of shares to be designated, respectively, Common Stock ("Common") and Preferred Stock ("Preferred"). The total number of shares of Preferred the corporation shall have authority to issue is 12,000,000 with a par value of $0.001 per share, and the total number of shares of Common the corporation shall have authority to issue is 220,000,000 with a par value of $0.001 per share.

         Upon the filing of this Amended and Restated Certificate of Incorporation, each outstanding 20 shares of Common Stock shall be converted into one share of Common Stock (the "Stock Split"). No fractional shares of Common Stock shall be issued upon the Stock Split. In lieu of any fractional shares to which a holder would otherwise be entitled (after aggregating all such shares of Common Stock to which such holder is entitled), the Corporation shall issue to such holder one share of Common Stock.

      B. Rights, Preferences and Restrictions of Preferred. The Preferred authorized by this Amended and Restated Certificate of Incorporation may be issued from time to time in series. The Board of Directors is hereby authorized to fix or alter the rights, preferences, privileges and restrictions granted to or imposed upon any authorized series of Preferred, and the number of shares constituting any such series and the designation thereof, or of any of them. Subject to compliance with applicable protective voting rights which may be granted to the holders of the Preferred or series thereof in Certificates of Designation or in the corporation's Certificate of Incorporation, as amended and restated from time to time, and requirements and restrictions of applicable law ("Protective Provisions"), the rights, privileges, preferences and restrictions of any such additional series may be subordinated to, pari passu with
(including, without limitation, inclusion in provisions with respect to liquidation and acquisition preferences, redemption and/or approval of matters by vote or written consent), or senior to any of those of any present or future class or series of Preferred or Common. Subject to compliance with applicable Protective Provisions, the Board of Directors is also authorized to increase or decrease the number of shares of any series, prior or subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

           The number of shares constituting the Series A Preferred Stock, $0.001 par value per share, shall be Four Hundred Thousand (400,000) shares. The number of shares constituting Series C Preferred Stock shall be Two Hundred Thousand (200,000) shares, $0.001 par value per share. The number of shares constituting the Series D Convertible Preferred Stock (the "Series D Preferred Stock") shall be Six Thousand Two Hundred Eighty-five (6,285) shares, $0.001 par value per share and shall not be subject to increase. The Corporation shall not issue any shares of Series D Preferred Stock after the Issuance Date (defined below), except that on or prior to May 31, 1999, the corporation may issue up to 1,500 shares of Series D Preferred Stock to MMC/GATX in exchange for indebtedness of the corporation to MMC/GATX on a basis of one share of Series D Preferred Stock for each $1,000 of such indebtedness. The Board of Directors is also authorized to decrease number of shares of any series of preferred stock prior or subsequent to the issue of the Series A Preferred Stock but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

           The rights, preferences, privileges, and restrictions granted to and imposed on the Series A Preferred Stock, the Series C Preferred Stock, and the Series D Preferred Stock are as set forth below in this Article IV(B).

           1. Certain Defined Terms. The following terms shall have the following meanings as used in this Article IV(B) (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

           "Adjustment Notice" means an Adjustment Notice substantially in the form set forth in Section 14(f).

           "Affiliate" means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the subject Person. For purposes of the term "Affiliate," the term "control" (including the terms "controlling," "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or to cause the direction of the management and policies of a Person, whether through the ownership of securities, by contract or otherwise.

           "Aggregated Person" means, with respect to any holder of shares of Series D Preferred Stock, any Person whose beneficial ownership of shares of Common Stock would be aggregated with such holder's beneficial ownership of shares of Common Stock for purposes of Section 13(d) of the 1934 Act and Regulation 13D-G thereunder.

           "AMEX" means the American Stock Exchange, Inc.

           "Arrearage Interest" means interest at the rate of 12% per annum on any dividend on shares of Series D Preferred Stock which dividend is not paid on a Dividend Payment Date, whether or not declared, from such Dividend Payment Date.

           "Auditors" means Ernst & Young LLP or such other firm of independent public accountants of recognized national standing as shall have been engaged by the corporation to audit its financial statements.

           "Auditors' Determination" means a determination requested by the corporation and signed by the Auditors concurring with the corporation's conclusion that a requirement of the corporation to redeem, or a right of any holder of shares of Series D Preferred Stock to require redemption of, shares of Series D Preferred Stock by reason of the occurrence of a specified Optional Redemption Event which occurs by reason of an event described in clause (1), (2) or (3) of the definition of Optional Redemption Event would result in the corporation being required to classify the Series D Preferred Stock as redeemable preferred stock on a balance sheet of the Corporation in accordance with Generally Accepted Accounting Principles. The Auditors' Determination shall
(i) set forth in reasonable detail all relevant facts considered by the Auditors in connection therewith, (ii) set forth all applicable accounting principles and assumptions used, and (iii) set forth in reasonable detail or attach copies of all legal, expert and other advice or information used by the Auditors in reaching their conclusion. To the extent any facts are assumed for purposes of either the Corporation's conclusion or the Auditor's Determination, the validity of such conclusion or determination shall depend upon such assumed facts being true and complete in all material respects.

           "Blackout Period" means the period of up to 20 consecutive days after the date the Corporation notifies the holders of shares of Series D Preferred Stock that they are required to suspend offers and sales of Registrable
Securities as a result of an event or circumstance described in Section 3.b.(5)(A) of the Exchange Agreement, which period commences after the date which is 90 days after the date of the Closing and during which period, by reason of Section 3.b.(5)(B) of the Exchange Agreement, the Corporation is not required to amend any Registration Statement or to supplement the Prospectus relating to any Registration Statement; provided, however, that such period may be up to 30 consecutive days if the Corporation so elects in accordance with
Section 3.b.(5)(B) of the Exchange Agreement, subject to the limitations provided therein.

           "Board of Directors" or "Board" means the Board of Directors of the Corporation.

           "Business Combination Redemption Percentage" means 118% with respect to a redemption of shares of Series D Preferred Stock in accordance with Section 8(c)(ii)(f).

           "Business Combination Redemption Price" means an amount in cash equal to the product obtained by multiplying (A) the sum of (i) $1,000 plus (ii) an amount equal to the accrued but unpaid dividends on the share of Series D Preferred Stock to be redeemed and any Arrearage Interest on dividends thereon in arrears to the date of payment of the redemption price pursuant to Section 8(c)(ii)(f) times (B) the Business Combination Redemption Percentage.

           "Business Day" means (a) in the case of the Series C Preferred Stock, any day other than a Saturday, Sunday or other day on which commercial banks in The City of San Francisco are authorized or required by law to remain closed and
(b) in the case of the Series D Preferred Stock, any day other than a Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

           "Cash and Cash Equivalent Balances" of any Person on any date shall be determined from such Person's books maintained in accordance with Generally Accepted Accounting Principles, and means, without duplication, the sum of (1) the cash accrued by such Person and its subsidiaries on a consolidated basis on such date and available for use by such Person and its subsidiaries on such date and (2) all assets which would, on a consolidated balance sheet of such Person and its subsidiaries prepared as of such date in accordance with Generally Accepted Accounting Principles, be classified as cash or cash equivalents.

           "Common Stock" means the Common Stock, $0.001 par value per share, of the Corporation or any shares of capital stock into which such stock shall be changed or reclassified after the Issuance Date.

           "Control Notice" means a Control Notice substantially in the form set forth in Section 14(e).

           "Converted Restriction Amount" means on any date of determination a number of shares of Common Stock equal to 4.9% of the shares of Common Stock outstanding on such date.

           "Corporation Notice" means a Corporation Notice substantially in the form set forth in Section 14(c).

           "Dividend Payment Date" means each February 1, May 1, August 1 and November 1.

           "Exchange Agreement" means the Exchange Agreement, dated as of December 10, 1998, by and between the Corporation and the several original holders of the Senior Subordinated Convertible Notes pursuant to which such Senior Subordinated Convertible Notes will be exchanged for shares of Series D Preferred Stock.

           "Generally Accepted Accounting Principles" for any Person means the generally accepted accounting principles and practices applied by such Person from time to time in the preparation of its audited financial statements.

           "Holder Notice" means a Holder Notice substantially in the form set forth in Section 14(d).

           "Indebtedness" as used in reference to any Person means all indebtedness of such Person for borrowed money, the deferred purchase price of property, goods and services and obligations under leases which are required to be capitalized in accordance with Generally Accepted Accounting Principles and shall include all such indebtedness guaranteed in any manner by such Person or in effect guaranteed by such Person through a contingent agreement to purchase and all indebtedness for the payment or purchase of which such Person has contingently agreed to advance or supply funds and all indebtedness secured by mortgage or other lien upon property owned by such Person, although such Person has not assumed or become liable for the payment of such indebtedness, and, for all purposes hereof, such indebtedness shall be treated as though it has been assumed by such Person.

           "Issuance Date" means (a) with respect to the Series C Preferred Stock, the first date of original issuance of any shares of Series C Preferred Stock and (b) with respect to the Series D Preferred Stock, the date of original issuance of the shares of Series D Preferred Stock pursuant to the Exchange Agreement.

           "Initial Reserve Amount" means 6,285,000 shares of Common Stock reserved by the Corporation for issuance upon conversion of the shares of Series D Preferred Stock.

           "Junior Dividend Stock" means, collectively, the Series A Preferred Stock, the Common Stock and any other class or series of capital stock of the Corporation ranking junior as to dividends to the Series D Preferred Stock.

           "Junior Liquidation Stock" means, collectively, the Series A Preferred Stock, the Common Stock and any other class or series of capital stock of the Corporation ranking junior as to liquidation rights to the Series D Preferred Stock.

           "Majority Holders" means at any time the holders of shares of Series D Preferred Stock which shares constitute a majority of the outstanding shares of Series D Preferred Stock outstanding at such time.

           "Market Price" of any security on any date means the closing bid price of such security on such date on the Nasdaq or such other securities exchange or other market on which such security is listed for trading which constitutes the principal securities market for such security, as reported by Bloomberg, L.P.

           "Measurement Period" means with respect to any Series D Conversion Date, the period consisting of 12 consecutive Trading Days ending on and including the Trading Day immediately preceding such Series D Conversion Date.

           "Nasdaq" means The Nasdaq National Market or The Nasdaq SmallCap Market, whichever system lists the Common Stock.

           "1934 Act" means the Securities Exchange Act of 1934, as amended.

           "1933 Act" means the Securities Act of 1933, as amended.

           "NYSE" means the New York Stock Exchange, Inc.

           "Optional Redemption Date" means the date which is three Business Days after a holder of shares of Series D Preferred Stock who is entitled to redemption rights under Section 7(c)(ii)(a) and 7(c)(ii)(b) gives a Holder Notice.

           "Optional Redemption Event" means  any  one  of  thefollowing events:

           1) For any period of five consecutive Trading Days following the Issuance Date there shall be no reported sale price of the Common Stock on any of the Nasdaq, the NYSE or the AMEX;

           2) The Common Stock ceases to be listed for trading on the Nasdaq, the NYSE or the AMEX;

           3) Any consolidation or merger of the Corporation or any subsidiary of the Corporation with or into another entity or other business combination transaction involving the Corporation or any subsidiary of the Corporation (other than a merger or consolidation of a subsidiary of the Corporation into the Corporation or a wholly-owned subsidiary of the Corporation) where the stockholders of the Corporation immediately prior to such transaction do not collectively own at least 51% of the outstanding voting securities of the surviving corporation of such transaction immediately following such transaction or the common stock of such surviving corporation is not listed for trading on the Nasdaq, the NYSE or the AMEX; or the sale of all or substantially all of the assets of the Corporation and its subsidiaries;

           4) The adoption of any amendment to the Certificate of Incorporation of the Corporation (other than any certificate designating a series of preferred stock of the Corporation which does not contravene the rights of the holders of shares of Series D Preferred Stock) which materially and adversely affects the rights of the holders of shares of Series D Preferred Stock in respect of their interest in the Common Stock in a different and more adverse manner than it affects the rights of holders of Common Stock generally or the taking of any other action which materially and adversely affects the rights of the holders of Series D Preferred Stock;

           5) The inability of any holder of shares of Series D Preferred Stock for (x) (i) 20 days (whether or not consecutive) or (ii) if in accordance with
Section 3.b.(5)(B) of the Exchange Agreement the Corporation elects a Blackout Period of up to 30 consecutive days which commences more than 90 days after the Issuance Date, such greater number of days as shall equal the number of days the Blackout Period so elected is in effect (but in no event more than 30 days), in either the case of such clause (i) or such clause (ii) during the period commencing on the Issuance Date and ending on the first anniversary of the Issuance Date or (y) 60 days (whether or not consecutive) subsequent to August 29, 1997, to sell shares of Common Stock issued or issuable upon conversion of shares of Series D Preferred Stock pursuant to any Registration Statement (1) by reason of the requirements of the 1933 Act, the 1934 Act or any of the rules or regulations under either thereof or (2) due to such Registration Statement containing any untrue statement of material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein not misleading or any other failure of such Registration Statement to comply with the rules and regulations of the SEC; or

           6) The Corporation shall fail or default in the timely performance of any material obligation to a holder of shares of Series D Preferred Stock under the terms of this Amended and Restated Certificate of Incorporation or under the Exchange Agreement or any other agreement or document entered into in connection with the issuance of shares of Series D Preferred Stock, as such agreements and instruments may be amended from time to time.

           "Optional Redemption Percentage" means 118%.

           "Optional Redemption Price" means an amount in cash equal to the product obtained by multiplying (a) the sum of (i) $1,000 plus (ii) an amount equal to the accrued but unpaid dividends on the share of Series D Preferred Stock to be redeemed and any Arrearage Interest on dividends thereon in arrears to the applicable Optional Redemption Date times (b) the Optional Redemption Percentage.

           "Parity   Dividend   Stock"   means   any  class  or  series  or  the
Corporation's capital stock ranking, as to dividends, on a parity with the Series D Preferred Stock.

           "Parity   Liquidation  Stock"  means  any  class  or  series  of  the
Corporation's capital stock ranking, as to liquidation rights, on a parity with the Series D Preferred Stock.

           "Permitted Indebtedness" means (i) Indebtedness which is outstanding and which would be reflected on a balance sheet of the Corporation as of the Issuance Date prepared in accordance with Generally Accepted Accounting Principles and (ii) Indebtedness incurred to finance (A) inventory or (B) the lease or purchase of equipment (which Indebtedness shall be secured by such equipment) used in the Corporation's business, the outstanding amount thereof which does not exceed $10,000,000 during the first year after the Issuance Date,

$15,000,000 during the second year after the Issuance Date and $30,000,000 during the third year after the Issuance Date.

           "Person" means an individual, partnership, corporation, limited liability company, trust, incorporated organization, unincorporated association, joint stock company, government, governmental agency or political subdivision.

           "Redemption Date" means December 30, 1998.

           "Redemption Notice" means a Redemption Notice substantially in the form set forth in Section 14(b).

           "Redemption Price" means an amount in cash equal to the product obtained by multiplying (i) the sum of (A) $1,000 plus (B) an amount equal to the accrued but unpaid dividends on such share of Series D Preferred Stock to be redeemed and any Arrearage Interest on dividends thereon in arrears to the date of payment of the Redemption Price times (ii) 130%.

           "Registrable Securities" means the shares of Common Stock issuable upon conversion of shares of Series D Preferred Stock and the shares of Common Stock issuable as dividends on the Series D Preferred Stock, and any stock or other securities into which or for which the Common Stock may hereafter be changed, converted or exchanged by the Corporation or its successor, as the case may be, and any other securities issued to holders of such Common Stock (or such shares into which or for which such shares are so changed, converted or exchanged) upon any reclassification, share combination, share subdivision, share dividend, merger, consolidation or similar transaction or event.

           "Registration Statement" shall have the meaning provided in the Exchange Agreement.

           "SEC" means the United  States  Securities  and Exchange  Commission.

           "Senior Dividend Stock" means the Series C Preferred Stock of the Corporation and any other class or series of capital stock of the Corporation ranking senior as to dividends to the Series D Preferred Stock.

           "Senior Liquidation Stock" means the Series C Preferred Stock of the Corporation and any other class or series of capital stock of the Corporation ranking senior as to liquidation rights to the Series D Preferred Stock.

           "Series C Conversion Agent" means Boston EquiServe Limited Partnership, as Servicing Agent for BankBoston, N.A., or its duly appointed successor who shall be serving as transfer agent and registrar for the Common Stock and who shall have been authorized by the Corporation to act as conversion agent for the Series C Preferred Stock.

           "Series C Conversion Date" means (1) the date on which a notice of conversion of Series C Preferred Stock is actually received by the Series C Conversion Agent, whether by mail, courier, personal service, telephone line facsimile transmission or other means, in case of a conversion of shares of Series C Preferred Stock pursuant to Section 8(b)(i); or (2) the fourth anniversary of the Issuance Date, in the case of a conversion of shares of Series C Preferred Stock pursuant to Section 8(b)(ii).

           "Series C Conversion Price" means an amount equal to 85% of the average Closing Price of the Common Stock for the ten Trading Day period ending three Trading Days prior to the Series C Conversion Date.

           "Series D Conversion Agent" means BankBoston, N.A., or its duly appointed successor, who shall serve as conversion agent for the Series D Preferred Stock.

           "Series D Conversion Date" means the date on which a Series D Conversion Notice is actually received by the Series D Conversion Agent, whether by mail, courier, personal service, telephone line facsimile transmission or other means, in case of a conversion of shares of Series D Preferred Stock pursuant to Section 8(c)(i).

           "Series D Conversion Notice" means a Notice of Conversion of Series D Convertible Preferred Stock substantially in the form set forth in Section 14(a).

           "Series D Conversion Price" means the lesser of (a) $1.125 per share (subject to equitable adjustments from time to time on terms reasonably acceptable to the Majority Holders for (i) stock splits, (ii) stock dividends,
(iii) combinations, (iv) capital reorganizations, (v) issuance to all holders of Common Stock of rights or warrants to purchase shares of Common Stock, (vi) distribution by the Corporation to all holders of Common Stock of evidences of indebtedness of the Corporation or cash (other than regular quarterly cash dividends), (vii) Tender Offers by the Corporation or any Subsidiary for, or other repurchases of shares of, Common Stock in one or more transactions which, individually or in the aggregate, result in the purchase of more than 10% of the Common Stock outstanding, and (viii) similar events relating to the Common Stock, in each case which occur, or with respect to which "ex-" trading of the Common Stock begins, on or after December 9, 1998, and on or before the applicable Series D Conversion Date) and (b) on any Series D Conversion Date, 90% of the lowest per share Trading Price during the applicable Measurement Period for such Series D Conversion Date in a trade in which neither the Holder nor any of its Affiliates was the seller, subject to adjustment in the case of such clause (a) and clause (b) in accordance with Section 7(c).

           "Series D Preferred Stock" means the Series D Convertible Preferred Stock of the Corporation.

           "Stockholder  Approval"  shall have  the  meaning  provided  in   the
Exchange Agreement.

           "Tender Offer" means a tender offer or exchange offer.

           "Trading Day" means a day on whichever of (x) the national securities exchange, (y) Nasdaq or (z) such other securities market, which at the time constitutes the principal securities market for the Common Stock is open for general trading of securities.

           "Trading Price" on any date means the lowest sale price (regular way) for one share of the Common Stock on such date, on the first applicable among the following: (a) the national securities exchange on which the shares of

Common Stock are listed which constitutes the principal securities market for the Common Stock, (b) Nasdaq, or (c) such other securities market which constitutes the principal securities market for the Common Stock, in any such case as reported by Bloomberg, L.P. or if no such sale prices are so reported, then the representative bid price of the Common Stock as quoted by a broker or dealer which is a member firm of the NASD (in each such case subject to equitable adjustment from time to time on terms reasonably acceptable to the Majority Holders for (i) stock splits, (ii) stock dividends, (iii) combinations,
(iv) capital reorganizations, (v) issuance to all holders of Common Stock of rights or warrants to purchase shares of Common Stock at a price per share less than the Trading Price which would otherwise be applicable, (vi) the distribution by the Corporation to all holders of Common Stock of evidences of indebtedness of the Corporation or cash (other than regular quarterly cash dividends), (vii) Tender Offers by the Corporation or any subsidiary of the Corporation or other repurchases of shares of Common Stock in one or more transactions which, individually or in the aggregate, result in the purchase of more than 10% of the Common Stock outstanding, and (viii) similar events relating to the Common Stock, in each such case which occur on or after the Issuance Date); provided, however, that if on any Trading Day there shall be no reported sale price (regular way) of such security, the "Trading Price" on such Trading Day shall be the lowest sale price (regular way) of such security on the Trading Day next preceding such Trading Day on which a sale price (regular way) for such security has been so reported.

           2. Rank. The shares of Series C Preferred Stock shall rank senior to the Series D Preferred Stock, and both the Series C Preferred Stock and the Series D Preferred Stock shall rank senior to the Series A Preferred Stock and the Common Stock and any shares of any other series of Preferred Stock or any shares of any other class of preferred stock of the Corporation, now or hereafter issued, as to payment of dividends and distribution of assets upon liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary. However, the relative rank of the Series D Preferred Stock to future issuances may be altered by written consent of the Majority Holders in advance of such issuance.

           3.  Dividend Rights.

               a. Series A Preferred Stock. Subject to the rights of series of Preferred Stock which may from time to time come into existence, the holders of the Series A Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of the corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors. The Board of Directors shall not pay any dividend to the holders of the Common Stock unless and until it has paid an equivalent dividend, on a pro rata per share basis, to the holders of the Series A Preferred Stock.

               b. Series C Preferred Stock. The holders of shares of Series C Preferred Stock shall be entitled to receive, when, as, and if declared by the Board of Directors out of funds legally available for such purpose, dividends paid semi-annually on May 31 and November 30 of each year to the holders of record of such shares on March 31 and September 30 of such year as follows: (i) a stock-on-stock dividend of $10.00 per annum, paid in arrears, in shares of Common Stock (valued at 85% of the average closing price of the Common Stock for the ten Trading Day period ending three Trading Days prior to the date on which the dividend is paid); plus (ii) a cash amount equaling 0.00005% of the Company's United States net sales, if any, for the preceding two calendar quarters of its SP-303/Provir product for the treatment of diarrhea less $5.00 (the value of the semi-annual stock dividend). Dividends
on the shares of Series C Preferred  Stock shall be  cumulative.   If under
Delaware law, the Company is unable to pay the cash amount of the dividends, then this portion of the dividends shall be payable in shares of Common Stock (valued at 85% of the average closing price of the Common Stock for the ten Trading Day period ending three Trading Days prior to the date on which the dividend is paid).

                c.  Series D Preferred Stock

                    (i) The holders of shares of Series D Preferred Stock shall be entitled to receive, when, as, and if declared by the Board of Directors out of funds legally available for such purpose, dividends at the rate of $55 per annum per share, and no more (except as otherwise provided herein), which shall be fully cumulative, shall accrue without interest (except as otherwise provided herein as to dividends in arrears) from the date of original issuance of each share of Series D Preferred Stock and shall be payable quarterly on each Dividend Payment Date of each year commencing February 1, 1999 (except that if any such date is not a Business Day, then such dividend shall be payable on the next succeeding day that is a Business
Day) to holders of record as they appear on the stock books of the Corporation on such record dates, not more than ten nor less than five days preceding the payment dates for such dividends, as shall be fixed by the Board. Notwithstanding any other provision hereof, the rate of dividends on the shares of Series D Preferred Stock shall be subject to increase in accordance with
Section 7(c)(ii)(b)(iv).

           Dividends on the Series D Preferred Stock shall be paid in cash or, subject to the limitations in Section 3(c)(ii), shares of Common Stock or any combination of cash and shares of Common Stock, at the option of the Corporation as hereinafter provided. The amount of the dividends payable per share of Series D Preferred Stock for each quarterly dividend period shall be computed by dividing the annual dividend amount by four. The amount of dividends payable for the initial dividend period and any period shorter than a full quarterly dividend period shall be computed on the basis of a 360-day year of twelve 30-day months. Dividends not paid on a Dividend Payment Date, whether or not such dividends have been declared, will bear Arrearage Interest until paid. No dividends or other distributions, other than dividends payable solely in shares of any Junior Dividend Stock, shall be paid or set apart for payment on any shares of Junior Dividend Stock, and no purchase, redemption, or other acquisition shall be made by the Corporation of any shares of Junior Dividend Stock unless and until all accrued and unpaid dividends on the Series D Preferred Stock and Arrearage Interest on dividends in arrears at the rate specified herein shall have been paid or declared and set apart for payment.

           If at any time any dividend on any Senior Dividend Stock shall be in default, in whole or in part, no dividend shall be paid or declared and set apart for payment on the Series D Preferred Stock unless and until all accrued and unpaid dividends with respect to the Senior Dividend Stock, including the full dividends for the then current dividend period, shall have been paid or declared and set apart for payment, without interest. No full dividends shall be paid or declared and set apart for payment on any Parity Dividend Stock for any period unless all accrued but unpaid dividends (and Arrearage Interest on dividends in arrears) have been, or contemporaneously are, paid or declared and set apart for such payment on the Series D Preferred Stock. No full dividends shall be paid or declared and set apart for payment on the Series D Preferred

Stock for any period unless all accrued but unpaid dividends have been, or contemporaneously are, paid or declared and set apart for payment on the Parity Dividend Stock for all dividend periods terminating on or prior to the date of payment of such full dividends. When dividends are not paid in full upon the Series D Preferred Stock and the Parity Dividend Stock, all dividends paid or declared and set apart for payment upon shares of Series D Preferred Stock (and Arrearage Interest on dividends in arrears) and the Parity Dividend Stock shall be paid or declared and set apart for payment pro rata, so that the amount of dividends paid or declared and set apart for payment per share on the Series D Preferred Stock and the Parity Dividend Stock shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of Series D Preferred Stock and the Parity Dividend Stock bear to each other.

           Any references to "distribution" contained in this Section 3(c) shall not be deemed to include any stock dividend or distributions made in connection with any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary.

                    (ii) If the Corporation elects in the exercise of its sole discretion to issue shares of Common Stock in payment of dividends on the Series D Preferred Stock with respect to any Dividend Payment Date, the Corporation shall (1) give notice to the holders of the Series D Preferred Stock at least 14 days prior to the applicable Dividend Payment Date of the Corporation's election to exercise such right and (2) deliver, or cause to be delivered, by the third Trading Day after such Dividend Payment Date to each holder of such shares the number of whole shares of Common Stock arrived at by dividing the per share Series D Conversion Price (determined as if the applicable Dividend Payment Date were a Series D Conversion Date) of such shares of Common Stock into the total amount of cash dividends such holder would be entitled to receive if the aggregate dividends on the Series D Preferred Stock held by such holder which are being paid in shares of Common Stock were being paid in cash; provided, however, that if shares of Common Stock for such dividend are not delivered to holders of Series D Preferred Stock on or prior to the third Trading Day after a Dividend Payment Date, then the Corporation shall not be entitled to pay such dividend in shares of Common Stock and such dividend, together with Arrearage Interest from the applicable Dividend Payment Date, shall be payable solely in cash. No fractional shares of Common Stock shall be issued in payment of dividends. In lieu thereof, the Corporation shall pay cash in an amount equal to the product of (x) the Trading Price of the Common Stock for the 12 consecutive Trading Days ending on and including the Trading Day immediately preceding such Dividend Payment Date times (y) the fraction of a share of Common Stock which would otherwise be issuable by the Corporation. The Corporation shall not exercise its right to issue shares of Common Stock in payment of dividends on Series D Preferred Stock if:

                         (A) the  number of shares of Common  Stock at the  time
authorized, unissued and unreserved for all purposes, together with the number of shares of Common Stock held in the Corporation's treasury, is insufficient to pay the portion of such dividends to be paid in shares of Common Stock;

                         (B) the  issuance or delivery of shares of Common Stock
as a dividend payment would require registration with or approval of any governmental authority under any law or regulation, and such registration or approval has not been effected or obtained;

                         (C) the shares  of Common Stock  to  be  issued   as  a
dividend payment have not been authorized for listing, upon official notice of issuance, on any securities exchange or market on which the Common Stock is then listed; or have not been approved for quotation if the Common Stock is traded in the over-the-counter market;

                          (D) the  Series  D  Conversion  Price  (determined as
if the applicable Dividend Payment Date were a Series D Conversion Date) is less than the par value of one share of Common Stock;

                          (E)  the shares of Common  Stock t o be issued  as  a
dividend (1) cannot be sold or transferred without restriction by holders of shares of Series D Preferred Stock who receive such shares of Common Stock as a dividend payment and who are not Affiliates of the Corporation or (2) are no longer listed on the NYSE, the AMEX or the Nasdaq;

                          (F) the issuance of shares of Common  Stock in payment
of dividends on Series D Preferred Stock held by any holder of shares of Series D Preferred Stock would result in such holder (including all Aggregated Persons of such holder) beneficially owning more than 4.9% of the Common Stock, determined as provided in the proviso to the second sentence of Section 8(c)
(i)(a) or would result in the issuance to such holder (including all Aggregated Persons of such holder) of an aggregate number of shares of Common Stock upon conversion of shares of Series D Preferred Stock or in payment of dividends on shares of Series D Preferred Stock in excess of the 4.9% limitation provided in
Section 8(c)(i)(b);

                          (G) an Optional Redemption Event shall  have  occurred
and on the applicable Dividend Payment Date any holder of shares of Series D Preferred Stock shall be entitled to exercise optional redemption rights under Section 7(c)(ii) hereof by reason of such Optional Redemption Event or shall have exercised such optional redemption rights and the Corporation shall not have paid the applicable Optional Redemption Price.

           Shares of Common Stock issued in payment of dividends on Series D Preferred Stock pursuant to this Section shall be, and for all purposes shall be deemed to be, validly issued, fully paid and nonassessable shares of Common Stock of the Corporation; the issuance and delivery thereof is hereby authorized; and the dispatch in full thereof will be, and for all purposes shall be deemed to be, payment in full of the cumulative dividends to which holders are entitled on the applicable Dividend Payment Date.

                    (iii)  Neither the Corporation  nor any subsidiary  of  the
Corporation shall (1) make any Tender Offer for outstanding shares of Common Stock, unless the Corporation contemporaneously therewith makes an offer, or (2) enter into an agreement regarding a Tender Offer for outstanding shares of Common Stock by any Person other than the Corporation or any subsidiary of the Corporation, unless such Person agrees with the Corporation to make an offer, in either such case to each holder of outstanding shares of Series D

Preferred Stock to purchase for cash at the time of purchase in such Tender Offer the same percentage of shares of Series D Preferred Stock held by such holder as the percentage of outstanding shares of Common Stock offered to be purchased in such Tender Offer at a price per share of Series D Preferred Stock equal to the greater of (i) the quotient obtained by dividing (a) the sum of (1) $1,000 plus (2) an amount equal to the accrued but unpaid dividends on such share of Series D Preferred Stock and any Arrearage Interest on dividends thereon in arrears to the date of purchase pursuant to this Section 3(c)(iii) by
(b) 0.9 and (ii) an amount equal to the product obtained by multiplying (x) the number of shares of Common Stock which would, but for the purchase pursuant to such Tender Offer, be issuable on conversion in accordance with Section 9(a) of one share of Series D Preferred Stock if a Series D Conversion Notice were given by the holder of such share of Series D Preferred Stock on the date of purchase pursuant to such Tender Offer (determined without regard to any limitation on beneficial ownership contained in the second sentence of Section 8(c)(i)(a) or in Section 8(c)(i)(b) times (y) the price per share of Common Stock offered in such Tender Offer.

           4. Series D Preferred Stock Capital. The amount to be represented in the capital account for the Series D Preferred Stock at all times for each outstanding share of Series D Preferred Stock shall be an amount at least equal to the sum of (1) $1,000 plus (2) to the extent that the corporation has surplus in its capital account, an amount equal to the accrued but unpaid dividends on such share of Series D Preferred Stock and any Arrearage Interest on dividends thereon in arrears to the date of determination plus (3) to the extent that the corporation has surplus in its capital account, an amount equal to the product obtained by multiplying (a) the sum of (1) $1,000 plus (2) an amount equal to the accrued but unpaid dividends on such share of Series D Preferred Stock and any Arrearage Interest on dividends thereon in arrears to the date of determination times (b) 18%. Upon original issuance of each share of Series D Preferred Stock, an amount equal to $1,000 shall be credited to the Series D Preferred Stock capital account of the corporation and, to the extent at such time the corporation has surplus in its capital account, an amount equal to the amount specified in the preceding clause (3) (or so much thereof as is in surplus) shall be transferred from surplus to the Series D Preferred Stock capital account. If at any time the corporation shall have credited to the Series D Preferred Stock capital account less than the full amount required by the preceding clauses (1) through (3), then (x) if at any time thereafter the corporation has surplus in its capital account, the corporation immediately shall transfer surplus to the Series D Preferred Stock capital account to the extent available and necessary to satisfy the requirements of the preceding clauses (1) through (3), (y) notwithstanding the particular shares of Series D Preferred Stock in respect of which an amount in excess of $1,000 per share of Series D Preferred Stock shall have been transferred to the Series D Preferred Stock capital account, any amount in excess of $1,000 for each outstanding share of Series D Preferred Stock shall be treated as Series D Preferred Stock capital pro rata for all outstanding shares of Series D Preferred Stock and (z) upon any conversion of a share of Series D Preferred Stock, an amount equal to $0.001 per share of common stock issued upon such conversion shall be credited to the common stock capital account and the balance in the Series D Preferred Stock capital account in respect of such converted share of Series D Preferred Stock shall be retained in the Series D Preferred Stock capital account, to the extent required under the preceding clauses (1) through (3). Nothing in this Section shall require the corporation in a balance sheet prepared in accordance with generally accepted accounting principles to reflect more than $1,000 per share in Series D Preferred Stock capital for purposes of such balance sheet, if such presentation would not be in accordance with generally accepted accounting principles, so long as the notes to any such balance sheet make adequate disclosure of the requirements of this Section and the capital accounts of the corporation for purposes of the general corporation law of the state of Delaware.

          5.  Liquidation Preference.

               a. In the event of a liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, the holders of Series C Preferred Stock shall be entitled to receive, prior and in preference to any distribution to the holders of the Series D Preferred Stock, the Series A Preferred Stock, and the Common Stock, out of the assets of the Corporation, whether such assets constitute stated capital or surplus of any nature, an amount per share of Series C Preferred Stock equal to $100.00 plus any accrued and unpaid dividends and no more. In the event that the assets of the Corporation are insufficient to make the foregoing distribution, then the entire assets of the Corporation available for distribution shall be distributed ratably among the holders of the Series C Preferred Stock and any stock on parity with the Series C Preferred Stock with respect to liquidation rights in proportion to the respective preferential amounts to which each is entitled (but only to the extent of such preferential amounts). After payment in full of the liquidation price of the shares of the Series C Preferred Stock with respect to liquidation rights, the holders of such shares shall not be entitled to any further participation in any distribution of the assets by the Corporation.

               b. Upon the completion of the distribution required by Section 5(a) above, if any assets remain in the Corporation, the holders of Series D Preferred Stock shall be entitled to receive out of such remaining assets of the Corporation, whether such assets constitute stated capital or surplus of any nature, an amount per share of Series D Preferred Stock equal to the Liquidation Preference (as defined above) and no more, before any payment shall be made or any assets distributed to the holders of Junior Liquidation Stock, provided however, that such rights shall accrue to the holders of Series D Preferred Stock only in the event that the Corporation's payments with respect to the liquidation preference of the holders of Senior Liquidation are fully met. After the liquidation preferences of the Senior Liquidation Stock are fully met, the entire assets of the Corporation available for distribution shall be distributed ratably among the holders of the Series D Preferred Stock and any Parity Liquidation Stock in proportion to the respective preferential amounts to which each is entitled (but only to the extent of such preferential amounts). After payment in full of the liquidation price of the shares of the Series D Preferred Stock and the Parity Liquidation Stock, the holders of such shares shall not be entitled to any further participation in any distribution of assets by the Corporation. In the event that the assets of the Corporation are insufficient to make the foregoing distribution, then the entire assets of the Corporation available for distribution shall be distributed ratably among the holders of the Series D Preferred Stock and any stock on parity with the Series D Preferred Stock with respect to liquidation rights in proportion to the respective preferential amounts to which each is entitled (but only to the extent of such preferential amounts). With respect to the Series D Preferred Stock, neither a consolidation or merger of the Corporation with another corporation nor a sale or transfer of all or part of the Corporation's assets for cash, securities, or other property in and of itself will be considered a liquidation, dissolution, or winding up of the Corporation.

               c. After payment in full of the liquidation price as set forth above in Sections 5(a) and 5(b) above, if assets remain in the corporation, the holders of Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock by reason of their ownership thereof, the amount of $8.147 (the "Original Issue Price") per share (as adjusted for any stock dividends, combinations or splits with respect to such shares) plus all accrued or declared but unpaid dividends on such share for each share of Series A Preferred Stock then held by such holder. If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

               d. After payment to the holders of the Series C Preferred Stock, Series D Preferred Stock, and Series A Preferred Stock of the amounts set forth in Sections 5(a), (b), and (c), respectively, above, the entire remaining assets and funds of the Corporation legally available for distribution, if any, shall be distributed among the holders of the Common Stock and the Series A Preferred Stock in proportion to the shares of Common Stock then held by them and the shares of Common Stock which they then have the right to acquire upon conversion of the shares of Series A Preferred Stock then held by them. The holders of Series C Preferred Stock and Series D Preferred Stock shall not be entitled to any further participation in any distribution of assets by the Corporation, other than payment as set forth in Section 5(a) and 5(b), respectively.

               e. With respect to the Series A Preferred Stock and Series C Preferred Stock, (i) any acquisition of the Corporation by means of merger or other form of corporate reorganization in which outstanding shares of the Corporation are exchanged for securities or other consideration issued, or caused to be issued, by the acquiring corporation or its subsidiary (other than a mere reincorporation transaction) or (ii) a sale of all or substantially all of the assets of the Corporation, shall be treated as a liquidation, dissolution or winding up of the Corporation and shall entitle the holders of Series C Preferred Stock and Series A Preferred Stock to receive at the closing thereof the amount as specified in Section 5(a) and Section 5(c), respectively.

               f. With respect to the holders of Series A Preferred Stock and Series C Preferred Stock, whenever the distribution provided for the holders of the Series A Preferred Stock in this Section 5 shall be payable in securities or property other than cash, the value of such distribution shall be as follows:

                    (i) Securities not subject to investment letter or other similar restrictions on free marketability:

                         (A) If traded on a securities exchange, the value shall
be deemed to be the average of the closing prices of the securities on such exchange over the 30-day period ending three (3) days prior to the closing;


                         (B) If  actively  traded  over-the-counter,  the  value
shall be deemed to be the average of the closing bid or sale prices (whichever are applicable) over the 30-day period ending three (3) days prior to the closing; and

                         (C) If there is no  active  public  market,  the  value
shall be the fair market value thereof, as determined in good faith by the Board of Directors of the Corporation.

                     (ii) The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (i) (A), (B) or (C) to reflect the approximate fair market value thereof, as determined in good faith by the Board of Directors of the Corporation.

                     (iii) In the event of any bona-fide dispute between the Corporation and one or more holders of the Series A Preferred Stock as to any fair market value determination under clauses (i)(C) or (ii) above, such dispute shall be resolved through binding arbitration under the rules of the American Arbitration Association, with the arbitration panel consisting of persons familiar with the valuation of public and private entities and such panel being advised, as to such valuation issues, by an investment bank of nationally recognized standing, the costs thereof to be borne by the non-prevailing party.

           6. No Sinking Fund. The shares of Series D Preferred Stock shall not be entitled to the benefits of any sinking fund for the redemption or repurchase of shares of Series D Preferred Stock.

           7.  Redemption.

               (a) Series A Preferred  Stock.   The  Series  A Preferred Stock
is not redeemable.

               (b) Series C  Preferred   Stock.   The  Series  C Preferred Stock
is not redeemable.

               (c) Series D Preferred  Stock.   The  Series  D Preferred   Stock
is   subject   to  the   following   redemption provisions:

                   (i)  Redemption at Option of Corporation.

                        (A) Optional Redemption.

                            (1) So  long as (x) the  Corporation  shall  be in
compliance in all material respects with its obligations to the holders of the Series D Preferred Stock (including, without limitation, its obligations under the Exchange Agreement and this Amended and Restated Certificate of Incorporation) and (y) on the date the Corporation gives the Redemption Notice and on the Redemption Date, the Corporation has Cash and Cash Equivalent Balances (excluding investment securities) which are sufficient, after taking into account the Corporation's cash requirements during the period from the date the Redemption Notice is given to the Redemption Date, to pay the Redemption Price of the shares of Series D Preferred Stock to be redeemed, the Corporation shall have the right to redeem all or any part of the outstanding shares of Series D Preferred Stock pursuant to this Section 7(c)(i)(A) at the Redemption Price. In order to exercise its right of redemption under this Section 7(c)(i)
(A), the Corporation shall give a Redemption Notice to the holders of shares of Series D Preferred Stock not less than 20 or more than 30 days prior to the Redemption Date.

                            (2)  On  the Redemption   Date (or such  later  date
as a holder of shares of Series D Preferred Stock shall surrender to the Corporation the certificate(s) for the shares of Series D Preferred Stock redeemed), the Corporation shall pay to or upon the order of each holder of shares of Series D Preferred Stock by wire transfer of immediately available funds to such account as shall be specified for such purpose by such holder in an amount equal to the Redemption Price of all of such holder's shares of Series D Preferred Stock to be redeemed. A holder of shares of Series D Preferred Stock which are redeemed pursuant to this Section 7(c) (i)(A) shall not be entitled to payment of the Redemption Price of such shares of Series D Preferred Stock until such holder shall have surrendered the certificate(s) for such shares of Series D Preferred Stock to the Corporation or, in the case of the loss, theft or destruction of any such certificate, given indemnity in accordance with Section
13. If the Corporation shall fail to pay the Redemption Price of any shares of Series D Preferred Stock in full when due, then the amount thereof shall bear interest to the extent not prohibited by applicable law at the rate of 12% per annum from the due date thereof until paid in full.

                            (3)  Notwithstanding  the   giving of a   Redemption
Notice, each holder of shares of Series D Preferred Stock shall be entitled to convert in accordance with Section 8(c) any shares of Series D Preferred Stock which are to be redeemed at any time prior to (1) the Redemption Date or (2) if the Corporation fails to pay the Redemption Price in full to such holder on the Redemption Date, the date on which the Corporation pays the Redemption Price in full to such holder for all shares of Series D Preferred Stock to be redeemed rom such holder.

                            (4) Any redemption of shares of Series D Preferred
Stock  pursuant  to this  Section  7(c)(i)(A)  shall  be  made  as  nearly   as
practical pro rata from all holders of shares of Series D Preferred Stock outstanding, subject to reduction of the shares of Series D Preferred Stock to be redeemed from any holder by reason of conversions of shares of Series D Preferred Stock of such holder between the date the Redemption Notice is given and the Redemption Date.

                            (5)  Upon receipt by the Corporation  from a holder
of shares of Series D Preferred Stock of certificates for shares of Series D Preferred Stock evidencing a greater number of shares of Series D Preferred Stock than the number of shares of Series D Preferred Stock to be redeemed in accordance with this Section 7(c)(i)(A), the Corporation shall, within three Trading Days after such surrender, issue and deliver to or upon the order of such holder a new certificate for the balance of shares of Series D Preferred Stock, if any.

                        (B) No Other Redemption at the Option of the Corporation. Except as otherwise specifically provided in Section 7(a), the Corporation shall not have any right to redeem any shares of Series D Preferred Stock at the option of the Corporation.

                   (ii) Redemption  Upon an Optional  Redemption  Event.

                        (a) Redemption Right Upon Optional Redemption Event. If an Optional Redemption Event occurs, then each holder of shares of Series D Preferred Stock shall have the right, at such holder's option, to require the Corporation to redeem all of such holder's shares of Series D Preferred Stock, or any portion thereof, on the date that is three Business Days after the date of the Holder Notice given with respect to such Optional Redemption Event. Each holder of shares of Series D Preferred Stock shall have the right to require the Corporation to redeem all or any such portion of such holder's shares of Series D Preferred Stock if an Optional Redemption Event occurs at any time while any of such holder's shares of Series D Preferred Stock are outstanding at a price per share of Series D Preferred Stock equal to the Optional Redemption Price.

                        (b) Notices; Method of Exercising Optional Redemption Rights, Etc.

                            (i)  On or before the fifth Business Day  after the
occurrence of an Optional Redemption Event, the Corporation shall give to each holder of outstanding shares of Series D Preferred Stock a Corporation Notice of the occurrence of such Optional Redemption Event and of the redemption right set forth herein arising as a result thereof.
The Corporation Notice shall set forth:

                                 (A)  the date by which  the optional redemption
right must be exercised, which date shall be at least 30 days after the date such Corporation Notice is given, and

                                 (B)  a description of the procedure  (set forth
below) which each such holder must follow to exercise such holder's optional redemption right.

                            No failure of the Corporation  to give a Corporation
Notice or defect therein shall limit the right of any holder of shares of Series D Preferred Stock to exercise the optional redemption right or affect the validity of the proceedings for the redemption of such holder's shares of Series D Preferred Stock.

                            (ii) To exercise  its  optional  redemption  right,
each holder of outstanding shares of Series D Preferred Stock shall deliver to the Corporation on or before the thirtieth day after a Corporation Notice is given to such holder (or if no Corporation Notice has been given to such holder, within forty days after such holder first learns of the Optional Redemption Event) a Holder Notice to the Corporation setting forth the name of such holder and the number of such holder's shares of Series D Preferred Stock to be redeemed. A Holder Notice may be revoked by such holder giving such Holder Notice by giving notice of such revocation to the Corporation at any time prior to the time the Corporation pays the Optional Redemption Price to such holder.

                            (iii) If a holder of  shares of Series D  Preferred
Stock shall have given a Holder Notice, on the date which is three Business Days after the date such Holder Notice is given (or such later date as such holder surrenders such holder's certificates for the shares of Series D Preferred Stock redeemed) the Corporation shall make payment in immediately available funds of the applicable Optional Redemption Price to such account as specified by such holder in writing to the Corporation at least one Business Day prior to the applicable redemption date. A holder of shares of Series D Preferred Stock which are redeemed pursuant to this Section shall not be entitled to payment of the Optional Redemption Price of such shares of Series D Preferred Stock until such holder shall have surrendered the certificate(s) for such shares of Series D Preferred Stock to the Corporation or, in the case of the loss, theft or destruction of any such certificate, given indemnity in accordance with Section 11. (iv) Notwithstanding any other provision of this Amended and Restated Certificate of Incorporation, if an Optional Redemption Event occurs by reason of the occurrence of an event described in clause (1),
(2) or (3) of the definition of the term Optional Redemption Event, and such occurrence is by reason of events which are not solely within the control of the Corporation, the Corporation shall have the right to give a Control Notice to the holders of shares of Series D Preferred Stock at any time after such Optional Redemption Event occurs and prior to the earlier of (1) the date on which all holders of shares of Series D Preferred Stock who had the right (other than as limited by this Section 7(c)(ii)(b)) to require redemption of any shares of Series D Preferred Stock by reason of the occurrence of such Optional Redemption Event no longer have such right and (2) the applicable Optional Redemption Date by reason of the earliest Holder Notice given by any holder of shares of Series D Preferred Stock by reason of such Optional Redemption Event. If the Corporation timely gives such Control Notice and an Adjustment Notice (which may be combined in a single notice) to the holders of shares of Series D Preferred Stock, then in lieu of payment of the Optional Redemption Price by reason of any such Optional Redemption Event and commencing on the first date on which such Optional Redemption Event occurs the following adjustments shall take effect:

                            (A)  In  the  case of  an Optional Redemption  Event
described in clause (1) of the definition of the term Optional Redemption Event, for a period of 180 days after the occurrence of such Optional Redemption Event
(i) the Series D Conversion Price will be 80% of the amount which the Series D Conversion Price would otherwise be and (ii) the cumulative dividend shall accrue on each share of the Series D Preferred Stock at the rate of $180 per annum.

                            (B)  In  the case of  an  Optional Redemption  Event
described in clause (2) of the definition of the term Optional Redemption Event, for so long as such Optional Redemption Event continues (i) the Series D Conversion Price will be 80% of the amount which the Series D Conversion Price would otherwise be and (ii) the cumulative dividend shall accrue on each share of Series D Preferred Stock at the rate of $180 per annum.

                            (C)  In  the case  of  an Optional Redemption  Event
described in clause (3) of the definition of the term Optional Redemption Event, for so long as any shares of Preferred Stock are outstanding (i) the Series D Conversion Price will be 70% of the amount which the Series D Conversion Price would otherwise be and (ii) the cumulative dividend shall accrue on each share of Series D Preferred Stock at the rate of $300 per annum.

           For purposes of this Section 7(c)(ii)(b)(iv), an Optional Redemption Event described in clause (1), (2) or (3) of the definition of the term Optional Redemption Event shall be deemed to have occurred by reason of events which are not solely within the control of the Corporation if a requirement of the Corporation to redeem, or a right of any holder of shares of Series D Preferred Stock to require redemption of, shares of Series D Preferred Stock by reason thereof would result in the Corporation being required to classify the Series D Preferred Stock as redeemable preferred stock on a balance sheet of the Corporation prepared in accordance with Generally Accepted Accounting Principles, and, in the case of an Optional Redemption Event described in clause
(3) of the definition of the term Optional Redemption Event, the Board or the stockholders of the Corporation do not have the right to approve or disapprove the transactions resulting in such event.

                        (d) Other.

                            (1) If the Corporation fails to pay in full when due
the Optional Redemption Price for the number of shares of Series D Preferred Stock specified in a Holder Notice, then the amount thereof shall bear interest to the extent not prohibited by applicable law at the rate of 12% per annum from the due date thereof until paid in full.

                            (2) In connection  with a redemption  pursuant  to
these Sections 7(c)(ii) of less than all of the shares of Series D Preferred Stock evidenced by a particular certificate, promptly, but in no event later than three Business Days after surrender of such certificate to the
Corporation, the Corporation shall issue and deliver to such holder a replacement certificate for the shares of Series D Preferred Stock evidenced by such certificate which have not been redeemed.

                            (3) A Holder Notice given by a holder of shares of
Series D Preferred Stock shall be deemed for all purposes to be in proper form unless the Corporation notifies such holder in writing within three Business Days after such Holder Notice has been given (which notice shall specify all defects in the Holder Notice), and any Holder Notice containing any such defect shall nonetheless be effective on the date given if such holder promptly undertakes in writing to correct all such defects. Notwithstanding the absence of any such undertaking from such holder, no such claim of error shall limit or delay performance of the Corporation's obligation to redeem all shares of Series D Preferred Stock not in dispute.

           8.  Conversion.

               a. Series A Preferred Stock. The holders of Series A Preferred Stock have conversion rights as follows:

                    (i) Right to Convert. Each share of Series A Preferred Stock shall be convertible into one share of Common Stock, as adjusted for any stock dividends, combinations or splits with respect to such shares, provided, however, that the minimum number of shares which may be converted at anyone time shall be 75,000 shares or such lesser number of shares as shall be then outstanding.

                    (ii) Automatic Conversion. Each share of Series A Preferred Stock shall automatically be converted into Common Stock, upon the earlier to occur of:

                         (A)  immediately  in the event  that at any time  prior
to July 23, 1999, the closing sale price (the "Closing Sale Price") of the Corporation's Common Stock (as listed on the Nasdaq National Market) has for a period of sixty (60) consecutive trading days exceeded the Original Issue Price, which event shall be disclosed to each holder of the Series A Preferred Stock by written notification from the Corporation, in which event each share of Series A Preferred Stock shall automatically be converted into one share of Common Stock, as appropriately adjusted for any stock dividends, combinations or splits with respect to such shares of Common Stock; or

                         (B) July 23, 1999,  in which event each share of Series
A Preferred Stock shall automatically be converted into such number of shares of Common Stock as equals the Original Issue Price divided by the weighted-average Closing Sale Price for the sixty (60) consecutive trading days ending two days prior to July 23, 1999, but in no event more than the Original Issue Price divided by $6.00, in each case as appropriately adjusted for any stock dividends, combinations or splits with respect to such shares of Common Stock.

                    (iii) Mechanics of Conversion. Before any holder of Series A Preferred Stock shall be entitled to convert the same into shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of this Corporation or of any transfer agent for the Series A Preferred Stock, and shall give written notice by mail, postage
prepaid, or  by  facsimile,   confirmed by mail, to this  Corporation  at  its
principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. This Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of the Series A Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the Series A Preferred Stock to be converted, or in the case of automatic conversion pursuant to Section 8(a)(ii), ten (10) days following written notification as provided in Section 8(a)(ii), and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.

                    (iv) Adjustments to Conversion Ratio for Stock Dividends and for Combinations or Subdivisions of Common Stock. In the event that this Corporation at any time or from time to time after the purchase date of the Series A Preferred shall declare or pay, without consideration, any dividend on the Common Stock payable in Common Stock or in any right to acquire Common Stock for no consideration, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise than by payment of a dividend in Common Stock or in any right to acquire Common Stock), or in the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common
Stock, then the number of shares of Common Stock into which the Series A Preferred Stock can be converted shall be proportionately decreased or increased, as appropriate. In the event that this Corporation shall declare or pay, without consideration, any dividend on the Common Stock payable in any right to acquire Common Stock for no consideration then the Corporation shall be deemed to have made a dividend payable in Common Stock in an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire Common Stock.

                    (v) Adjustments for Reclassification and Reorganization. If the Common Stock issuable upon conversion of the Series A Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for in
Section  8(a)(iv)  above or a merger  or other  reorganization referred to in
Section 5(f) above), the number of shares of such other class or classes of stock into which the Series A Preferred Stock shall be convertible shall,
concurrently   with  the   effectiveness  of  such   reorganization  or
reclassification, be proportionately adjusted so that the Series A Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Series A Preferred Stock immediately before that change.

                    (vi)    No  Impairment.   This  Corporation  will   not,
 by  amendment   of  its   Certificate   or  through  any   reorganization,
recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 8(a)(iv) and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred Stock against impairment.

                    (vii)  No  Fractional  Shares  and  Certificate  as  to
Adjustments.

                        (a) No fractional shares shall be issued upon conversion of the Series A Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of Series A Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

                        (b)  Upon   the   occurrence  of each   adjustment  or
readjustment of the number of shares of Common Stock into which the Series A Preferred Stock can be converted pursuant to this Section 8(a)(iv), this Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This Corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the conversion ratio at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Series A Preferred Stock.

                     (viii) Notices of Record Date. In the event of any taking by this Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, this Corporation shall mail to each holder of Series A Preferred Stock, at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

                    (ix) Reservation of Stock Issuable Upon Conversion. This Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the Series A Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all the then outstanding Series A Preferred Stock, in addition to such other remedies as shall be available to the holder of such Series A Preferred Stock, this Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

                     (x)  Notices.   Any  notice  required  by  the
provisions of this Section 8(a)(iv) to be given to the holders of Series A Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of this Corporation.

                b. Series C Preferred Stock. The holders of Series C Preferred Stock have conversion rights as follows:

                     (i)  Conversion  at the Option of the  Holder.
At any time at the option of the holder, Commencing twelve (12) months after the Issuance Date, the holders of the Series C Preferred Stock may convert at any time all or from time to time any part of their outstanding shares of Series C Preferred Stock into that number of fully paid and nonassessable shares of Common Stock (calculated as to each conversion to the nearest 1/100th of a share) as equals the greater of (A) 16.6667 shares of Common Stock or (B) such number of shares of Common Stock as equals $100.00 divided by the Series C Conversion Price on the applicable Series C Conversion Date.

                     (ii) Mandatory   Conversion.   Each  share  of
Series C Preferred Stock shall automatically convert, on the fourth anniversary of the Issuance Date, into that number of fully paid and nonassessable shares of Common Stock (calculated as to each conversion to the nearest 1/100th of a share) as equals the greater of (A) 16.6667 shares of Common Stock or (B) such number of shares of Common Stock as equals $100.00 divided by the Series C Conversion Price on the applicable Series C Conversion Date.

                     (iii) Mechanics of Conversion. Before any holder of Series C Preferred Stock shall be entitled to convert the same into shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Transfer Agent, and shall give written notice by mail, postage prepaid, or by facsimile, confirmed by mail, to the Transfer Agent at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. This Corporation shall, as soon as practicable thereafter, issue and deliver or cause to be issued and delivered to such holder of the Series C Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the applicable Conversion Date, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date; provided, however, that a holder of Series C Preferred Stock shall not be entitled to receive the shares of Common Stock issuable upon any such conversion of shares of Series C Preferred Stock until such holder surrenders to the Corporation or the Transfer Agent the certificate for the shares of Series C Preferred Stock so converted.

                      (iv)   Adjustments  to  Conversion   Ratio  for  Stock
Dividends and for Combinations or Subdivisions of Common Stock. In the event that this Corporation at any time or from time to time after the purchase date of the Series C Preferred shall declare or pay, without consideration, any dividend on the Common Stock payable in Common Stock or in any right to acquire Common Stock for no consideration, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise than by payment of a dividend in Common Stock or in any right to acquire Common Stock), or in the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common
Stock,  then the  number  of  shares of Common  Stock  into  which the  Series C
Preferred  Stock  can or  shall be  converted,  to the  extent  such  number  is determined under either Section 8(b)(i)(A) or 8(b)(ii)(A), shall be proportionately decreased or increased, as appropriate. In the event that this Corporation shall declare or pay, without consideration, any dividend on the Common Stock payable in any right to acquire Common Stock for no consideration then the Corporation shall be deemed to have made a dividend payable in Common Stock in an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire Common Stock.

                     (v) Adjustments for Reclassification and Reorganization. If the Common Stock issuable upon conversion of the Series C Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for in Section 8(b)(ii) above or a merger or other reorganization referred to in Section 4(f) above), the number of shares of such other class or classes of stock into which the Series C Preferred Stock shall be convertible shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted so that the Series C Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Series C Preferred Stock immediately before that change.

                     (vi) No Impairment. This Corporation will not, by amendment
of  its  Certificate  or  through  any  reorganization,   recapitalization,
transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 8(b) and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series C Preferred Stock against impairment.

                     (vii) No  Fractional  Shares and Certificate  as to
Adjustments.

                              (A) No fractional  shares shall be issued upon
conversion of the Series C Preferred Stock, but, in lieu of any fraction of a share of Common Stock which would otherwise be issuable in respect of the aggregate number of shares of Series C Preferred Stock surrendered for conversion at one time by the same holder, the Corporation shall pay in cash to such holder at the time of issuance of shares of Common Stock in connection with such conversion an amount equal to the product of (i) an amount equal to the average closing price of a share of Common Stock for the 10 Trading Day period ending three Trading Days prior to the Conversion Date times (ii) such fraction of a share of Common Stock. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of Series C Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

                              (B)  Upon   the    occurrence   of   each
adjustment or readjustment of the number of shares of Common Stock into which the Series C Preferred Stock can be converted pursuant to this Section 8(b), this Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and, upon the written request at any time of any holder of Series C Preferred Stock, prepare and furnish to such holder of Series C Preferred Stock a certificate setting forth (A) such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, (B) the conversion ratio at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Series C Preferred Stock.

                     (viii) Notices of Record Date. In the event of any taking by this Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, this Corporation shall mail to each holder of Series C Preferred Stock, at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

                    (ix) Reservation of Stock Issuable Upon Conversion. This Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of (i) effecting the conversion of the Series C Preferred Stock and (ii) of effecting the issuance of any shares of Common Stock issuable upon any stock-for-stock dividend declared on the Series C Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to (a) effect the conversion of all outstanding shares of the Series C Preferred Stock and (b) to effect the issuance of any shares of Common Stock issuable upon any stock-for-stock dividend declared on the Series C Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to (x) effect the conversion of all the then outstanding Series C Preferred Stock or (y) effect the issuance of any shares of Common Stock issuable upon any stock-for-stock dividend declared on the Series C Preferred Stock, then, in addition to such other remedies as shall be available to the holder of such Series C Preferred Stock, this Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

                    (x) Notices.  Any notice  required by the provisions of this
Section 8(b)to be given to the holders of Series C Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of this Corporation.

                c. Series D Preferred Stock. The holders of Series D Preferred Stock shall have conversion rights as follows:

                    (i)  Conversion at the Option of the Holder.

                          (a)  Conversion  Right.  The  holders  of the Series D
Preferred Stock may convert at any time all or from time to time any part of their outstanding shares of Series D Preferred Stock into fully paid and nonassessable shares of Common Stock and such other securities and property as hereinafter provided. Commencing on the Issuance Date, and at any time thereafter, each share of Series D Preferred Stock may be converted at the office of the Corporation or at such additional office or offices, if any, as the Board of Directors may designate, into such number of fully paid and nonassessable shares of Common Stock (calculated as to each conversion to the nearest 1/100th of a share) determined by dividing (x) the sum of (i) $1,000 plus (ii) an amount equal to the accrued but unpaid dividends on the share of Series D Preferred Stock being converted and any Arrearage Interest on dividends thereon in arrears to the applicable Series D Conversion Date by (y) the Series D Conversion Price on the applicable Series D Conversion Date; provided, however, that in no event shall any holder of shares of Series D Preferred Stock be entitled to convert any shares of Series D Preferred Stock in excess of that number of shares of Series D Preferred Stock upon conversion of which the sum of
(1) the number of shares of Common Stock beneficially owned by such holder (including shares of Common Stock beneficially owned by all Aggregated Persons of such holder) (other than shares of Common Stock deemed beneficially owned by such holder or any Aggregated Person of such holder through the ownership of (x) unconverted shares of Series D Preferred Stock and (y) the unconverted or unexercised portion of any instrument which contains limitations similar to those set forth in this sentence) and (2) the number of shares of Common Stock issuable upon the conversion of the number of shares of Series D Preferred Stock with respect to which the determination in this proviso is being made, would result in beneficial ownership by such holder and all Aggregated Persons of such holder of more than 4.9% of the outstanding shares of Common Stock.

                               (b)  Certain  Limitations  on Conversion Rights.
Notwithstanding   any  other   provision   of   this   Amended  and   Restated
Certificate of Incorporation, in no event shall any holder of shares of Series D Preferred Stock be entitled on any date to convert a number of shares of Series D Preferred Stock in excess of that number of shares of Series D Preferred Stock upon conversion of which such holder and any Aggregated Person of such holder would have acquired, through conversion of shares of Series D Preferred Stock or otherwise, a number of shares of Common Stock in excess of the Converted Restriction Amount during the 30-day period ending on and including the date of the determination being made pursuant to this Section 8(c)(i)(b) (other than shares of Common Stock deemed beneficially owned by such holder or any Aggregated Person of such holder through the ownership of (x) unconverted shares of Series D Preferred Stock and (y) the unconverted or unexercised portion of any instrument which contains limitations similar to those set forth in this sentence).

                              (c)  Beneficial  Ownership.  For  purposes  of the
proviso to the second sentence of Section 8(c)(i)(b)and for purposes of Section 8(c)(i)(b), (x) beneficial ownership shall be determined in accordance with
Section 13(d) of the 1934 Act and Regulation 13D-G thereunder, except as otherwise provided in clause (1) of the proviso to the second sentence of
Section 8(c)(i)(b) or as provided in Section 8(c)(i)(b) and (y) the Corporation shall be entitled to rely, and shall be fully protected in relying, on any statement or representation made by a holder of shares of Series D Preferred Stock to the Corporation in connection with a particular conversion, without any obligation on the part of the Corporation to make any inquiry or investigation or to examine its records or the records of any transfer agent for the Common Stock and without any liability of the Corporation with respect thereto.

                         (ii) Other Provisions.

                              (a) The  holders of shares of  Series D  Preferred
Stock at the close of business on the record date for any dividend payment to holders of Series D Preferred Stock shall be entitled to receive the dividend payable on such shares on the corresponding dividend payment date notwithstanding the conversion thereof after the record date for such dividend payment date or the Corporation's default in payment of the dividend due on such dividend payment date; provided, however, that the holder of shares of Series D Preferred Stock converted during the period between the close of business on any record date for a dividend payment and the opening of business on the corresponding dividend payment date must pay to the Corporation, within five days after receipt by such holder, an amount equal to the dividend payable on such shares on such dividend payment date if such dividend is paid by the Corporation to such holder. A holder of shares of Series D Preferred Stock on a record date for a dividend payment who (or whose transferee) converts any of such shares into shares of Common Stock on or after such dividend payment date will receive the dividend payable by the Corporation on such shares of Series D Preferred Stock on such dividend payment date, and the converting holder need not make any payment of the amount of such dividend in connection with such conversion of shares of Series D Preferred Stock. Except as provided above, no adjustment shall be made in respect of cash dividends on Common Stock or Series D Preferred Stock that may be accrued and unpaid at the date of conversion of shares of Series D Preferred Stock.

                              (b) The right of the holders of Series D Preferred
Stock to convert their shares shall be exercised by delivering(which may be made by telephone line facsimile transmission, which shall be conclusively deemed for all purposes of this Amended and Restated Certificate of Incorporation to have been given on the date sent if the sender shall have received electronic confirmation of the receipt by the Series D Conversion Agent of such facsimile transmission) to the Series D Conversion Agent a Series D Conversion Notice at the address or telephone line facsimile number provided in the form of Series D Conversion Notice set forth in Section 14(a) (or such other address or facsimile number of the Series D Conversion Agent as shall be provided by the Corporation by notice to the holders of the shares of Series D Preferred Stock), with a copy to the Corporation at its address or telephone line facsimile number provided in or pursuant to Section 12; provided, however, that any failure or delay in giving a copy of a Series D Conversion Notice to the Corporation shall not affect the validity of or Series D Conversion Date for such Series D Conversion Notice. The number of shares of Common Stock to be issued upon each conversion of shares of Series D Preferred Stock shall be the number set forth in the applicable Series D Conversion Notice, which number shall be conclusive absent manifest error. The Corporation shall notify a holder who has given a Series D Conversion Notice of any claim of manifest error within three Trading Days after such holder gives such Series D Conversion Notice, and no such claim of error shall limit or delay performance of the Corporation's obligation to issue upon such conversion the number of shares of Common Stock which are not in dispute. A Series D Conversion Notice shall be deemed for all purposes to be in proper form unless the Corporation notifies a holder of shares of Series D Preferred Stock being converted within three Trading Days after a Series D Conversion Notice has been given (which notice shall specify all defects in such Series D Conversion Notice), and any Series D Conversion Notice containing any such defect shall nonetheless be effective on the date given if the converting holder agrees to correct all such defects promptly.

                              (c) If a holder of Series D Preferred Stock elects
to convert any shares of Series D Preferred Stock in accordance with Section 8(c)(i), such holder shall not be required to surrender the certificate(s) representing such shares of Series D Preferred Stock physically to the Corporation unless all of the shares of Series D Preferred Stock represented thereby are so converted. Each holder of shares of Series D Preferred Stock and the Corporation shall maintain records showing the number of shares so converted and the dates of such conversions or shall use such other method, satisfactory to such holder and the Corporation, so as to not require physical surrender of such certificates upon each such conversion. In the event of any dispute or discrepancy, such records of the Corporation shall be controlling and determinative in the absence of manifest error. Notwithstanding the foregoing, if any shares of Series D Preferred Stock evidenced by a particular certificate therefor are converted as aforesaid, the holder of Series D Preferred Stock may not transfer the certificate(s) representing such shares of Series D Preferred Stock unless such holder first physically surrenders such certificate(s) to the Corporation, whereupon the Corporation will forthwith issue and deliver upon the order of such holder of shares of Series D Preferred Stock new certificate(s) of like tenor, registered as such holder of shares of Series D Preferred Stock (upon payment by such holder of shares of Series D Preferred Stock of any applicable transfer taxes) may request, representing in the aggregate the remaining number of shares of Series D Preferred Stock represented by such certificate(s). Each holder of shares of Series D Preferred Stock, by acceptance of a certificate for such shares, acknowledges and agrees that (1) by reason of the provisions of this paragraph, following conversion of any shares of Series D Preferred Stock represented by such certificate, the number of shares of Series D Preferred Stock represented by such certificate may be less than the number of shares stated on such certificate and (2) the Corporation may place one or more legends on the certificates for shares of Series D Preferred Stock which refers to or describes the provisions of this paragraph. The Corporation may by notice to any holder of shares of Series D Preferred Stock require such holder to surrender the certificate(s) for such holder's shares of Series D Preferred Stock in exchange for issuance by the Corporation of one or more new certificates for the number of shares evidenced by the certificate(s) so surrendered.

                              (d) The  Corporation  shall pay any transfer tax
arising in connection with any conversion of shares of Series D Preferred stock except that the Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery upon conversion of shares of Common Stock or other securities or property in a name other than that of the holder of the shares of the Series D Preferred Stock being converted, and the Corporation shall not be required to issue or deliver any such shares or other securities or property unless and until the Person or

Persons requesting the issuance thereof shall have paid to the Corporation the amount of any such tax or shall have established to the satisfaction of the Corporation that such tax has been paid. A holder of shares of Series D Preferred Stock who converts such shares shall be responsible for the amount of any withholding tax payable in connection with such conversion.

                              (e) (1) The Corporation shall duly  reserve and at
all times prior to the Stockholder Approval will continue to reserve 6,285,000 shares of its authorized and unissued Common Stock, free from preemptive rights, for issuance upon conversion of the shares of Series D Preferred Stock (subject to reduction from time to time for shares of Common Stock issued upon conversion of shares of Series D Preferred Stock). From and after the date of the Stockholder Approval, the Corporation will duly reserve, free from preemptive rights, for issuance upon conversion of the shares of Series D Preferred Stock a number of shares of its authorized and issued Common Stock equal to 175% of the number of shares of Common Stock which would be issuable on conversion of all authorized shares of Series D Preferred Stock on the Issuance Date if all of such shares of Series D Preferred Stock were outstanding on such date (determined without regard to the limitations on conversion continued in Section 8(c)(i), subject to reduction from time to time for shares of Common Stock issued upon conversion of shares of Series D Preferred Stock. The Corporation (and any successor corporation) shall take all action necessary so that a number of shares of the authorized but unissued Common Stock (or common stock in the case of any successor corporation) equal to the number of shares of Common Stock (or such common stock) issuable upon conversion of the Series D Preferred Stock outstanding, determined without regard to any limitation on beneficial ownership contained in Section 8(c)(i), are at all times reserved by the Corporation (or any successor corporation), free from preemptive rights, for such conversion, subject to the provisions of the next succeeding paragraph. If the Corporation shall issue any securities or make any change in its capital structure which would change the number of shares of Common Stock into which each share of the Series D Preferred Stock shall be convertible as herein provided, the Corporation shall at the same time also make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of the outstanding Series D Preferred Stock on the new basis. If at any time the number of authorized but unissued shares of Common Stock shall be insufficient to permit the Corporation to reserve such number of shares of Common Stock, the Corporation promptly shall seek such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient to meet such requirement.

                                        (2)  The  Initial   Reserve   Amount
shall be allocated among the shares of Series D Preferred Stock at the time of initial issuance thereof pro rata based on the total number of authorized shares of Series D Preferred Stock provided in Article IV(B). Each certificate for shares of Series D Preferred Stock initially issued shall bear a notation as to the number of shares constituting the portion of the Initial Reserve Amount allocated to the shares of Series D Preferred Stock represented by such certificate for purposes of conversion thereof. Upon surrender of any certificate for shares of Series D Preferred Stock for transfer or re-registration thereof (or, at the option of the holder of such certificate, for conversion pursuant to Section 8(c)(i) of less than all of the shares of Series D Preferred Stock represented thereby), the Corporation shall make a notation on the new certificate issued upon such transfer or re-registration or evidencing such unconverted shares, as the case may be, as to the number of shares of Common Stock from the Initial Reserve Amount remaining available for conversion of the shares of Series D Preferred Stock evidenced by such new certificate. If any certificate for shares of Series D Preferred Stock is surrendered for division into two or more certificates representing an aggregate number of shares of Series D Preferred Stock equal to the number of shares of Series D Preferred Stock represented by the certificate so surrendered (as reduced by any contemporaneous conversion of shares of Series D Preferred Stock represented by the certificate so surrendered), each certificate issued on such division shall bear a notation of the portion of the Initial Reserve Amount allocated thereto determined by pro rata allocation of the remaining portion of the Initial Reserve Amount allocated to the certificate so surrendered. If any shares of Series D Preferred Stock represented by a single certificate are converted in full pursuant to Sections 8(c), all of the portion of the Initial Reserve Amount allocated to such shares of Series D Preferred Stock which remains unissued after such conversion shall be re-allocated pro rata to the outstanding shares of Series D Preferred Stock held of record by the holder of record at the close of business on the date of such conversion of the shares of Series D Preferred Stock so converted, and if there shall be no other shares of Series D Preferred Stock held of record by such holder at the close of business on such date, then such portion of the Initial Reserve Amount shall be allocated pro rata among the shares of Series D Preferred Stock outstanding at the close of business on such date. The provisions of this Section 8(c)(ii)(E) shall be inapplicable after the Stockholder Approval is obtained. If shares of Series D Preferred Stock are not issued to MMC/GATX in accordance with this Article IV(B), the shares from the Initial Reserve Amount which were available for allocation to such shares of Series D Preferred Stock shall be allocated to the issued shares of Series D Preferred Stock pro rata based on the amounts thereof initially issued.

                              (f) (1) In case of any  consolidation or merger of
the Corporation with any other corporation (other than a wholly-owned subsidiary of the Corporation) in which the Corporation is not the surviving corporation, or in case of any sale or transfer of all or substantially all of the assets of the Corporation, or in the case of any share exchange pursuant to which all of the outstanding shares of Common Stock are converted into other securities or property, the Corporation shall make appropriate provision or cause appropriate provision to be made so that each holder of shares of Series D Preferred Stock then outstanding shall have the right thereafter to convert such shares of Series D Preferred Stock into the kind of shares of stock and other securities and property receivable upon such consolidation, merger, sale, transfer, or share exchange by a holder of shares of Common Stock into which such shares of Series D Preferred Stock could have been converted immediately prior to the effective date of such consolidation, merger, sale, transfer, or share exchange and on a basis which preserves the economic benefits of the conversion rights of the holders of shares of Series D Preferred Stock on a basis as nearly as practical as such rights exist hereunder prior thereto. If, in connection with any such consolidation, merger, sale, transfer, or share exchange, each holder of shares of Common Stock is entitled to elect to receive securities, cash, or other assets upon completion of such transaction, the Corporation shall provide or cause to be provided to each holder of Series D Preferred Stock the right to elect prior to the completion of such transaction the securities, cash, or other assets into which the Series D Preferred Stock held by such holder shall be convertible after completion of any such transaction on the same terms and subject to the same conditions applicable to holders of the Common Stock (including, without limitation, notice of the right to elect, limitations on the period in which such election shall be made, and the effect of failing to exercise the election). Notwithstanding the forgoing, in connection with any such merger, consolidation, sale, transfer or exchange, the Corporation shall have the right, in lieu of making provision for preservation of economic benefits of the conversion rights of the holders of shares of Series D Preferred Stock, to redeem all outstanding shares of Series D Preferred Stock immediately after completion of such transaction at a redemption price per share of Series D Preferred Stock in cash equal to the Business Combination Redemption Price. Such right of redemption shall be exercised by notice from the Corporation to the holders of shares of Series D Preferred Stock stating that the Corporation is exercising its redemption right under this
Section 8(c)(ii)(f), which notice shall be given at least 20 days and not more than 30 days prior to completion of such transaction and shall specify that such redemption shall occur on the Business Day immediately following the date of completion of such transaction. On the date specified in such notice (or such later date as a holder of shares of Series D Preferred Stock surrenders such holder's certificates for shares of Series D Preferred Stock redeemed) the Corporation shall make payment in immediately available funds of the applicable Business Combination Redemption Price to each holder of shares of Series D Preferred Stock to be redeemed to such account as specified by such holder in writing to the Corporation at least one Business Day prior to such payment of the Business Combination Redemption Price. A holder of shares of Series D Preferred Stock which are redeemed pursuant to this Section 8(c)(ii)(f) shall not be entitled to payment of the Business Combination Redemption Price of such shares of Series D Preferred Stock until such holder shall have surrendered the certificate(s) for such shares of Series D Preferred Stock to the Corporation or, in the case of the loss, theft or destruction of any such certificate, given indemnity in accordance with Section 14. If the Corporation shall fail to pay the Business Combination Redemption Price of any shares of Series D Preferred Stock in full when due, then the amount thereof shall bear interest to the extent not prohibited by applicable law at the rate of 12% per annum from the due date thereof until paid in full. Notwithstanding the giving of a notice of redemption pursuant to this Section 8(c)(ii)(f), each holder of shares of Series D Preferred Stock shall be entitled to convert in accordance with this Section 8(c)(ii)(f) any shares of Series D Preferred Stock which are to be redeemed at any time prior to (1) the redemption date specified in the notice of redemption or (2) if the Corporation fails to pay the Business Combination Redemption Price in full to such holder when due, the date on which the Corporation pays the Business Combination Redemption Price in full to such holder for all shares of Series D Preferred Stock to be redeemed from such holder. The Corporation shall not effect any such transaction unless it shall have complied with the provisions of this paragraph. The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers, or share exchanges.

                                         (2)  Whenever   the  Corporation  shall
propose to take any of the actions specified in this Section 8(c)(ii)(f)(2), the Corporation shall cause a notice to be mailed, at least 20 days prior to the date on which the books of the Corporation will close or on which the security holders entitled to participate in such transaction will be determined, to the holders of record of the outstanding Series D Preferred Stock on the date of such notice. Such notice shall specify the action proposed to be taken by the Corporation and the date as of which holders of record of the Common Stock shall participate in any such actions or be entitled to exchange their Common Stock for securities or other property, as the case may be.

                                   (g) Upon receipt by the Series D  Conversion
Agent from a holder of shares of Series D Preferred Stock of a Series D Conversion Notice, the Corporation shall issue and deliver or cause to be issued and delivered to or upon the order of such holder certificates for the Common

Stock issuable upon such conversion by the close of business on the third Trading Day after such Series D Conversion Notice is received, and as of the close of business on the date of such receipt such holder (or such holder's assignee) shall be deemed to be the holder of record of the Common Stock issuable upon such conversion, and all rights with respect to the shares of Series D Preferred Stock so converted shall forthwith terminate except the right to receive the Common Stock or other securities, cash, or other assets, as herein provided, on such conversion. If a holder of Series D Preferred Stock shall have given a Series D Conversion Notice in accordance with the terms of this Amended and Restated Certificate of Incorporation, the Corporation's obligation to issue and deliver the certificates for Common Stock issuable upon such conversion shall be absolute and unconditional, irrespective of any action or inaction by the converting holder to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against any Person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Corporation to the holder of record, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the holder or any other Person of any obligation to the Corporation, or any violation or alleged violation of law by such holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Corporation to such holder in connection with such conversion; provided, however, that nothing herein shall limit or prejudice the right of the Corporation to pursue any such claim in any other manner permitted by applicable law.

           The occurrence of an event which requires an equitable adjustment of the Trading Price as contemplated by the definition thereof in Section 1 shall in no way restrict or delay the right of any holder of shares of Series D Preferred Stock to receive shares of Common Stock upon conversion of shares of Series D Preferred Stock, and the Corporation shall use its best efforts to implement each such adjustment on terms reasonably acceptable to the Majority Holders within two Trading Days after such occurrence.

           If the Corporation fails to issue and deliver the certificates for the Common Stock to the holder converting shares of Series D Preferred Stock as and when required to do so, in addition to any other liabilities the Corporation may have hereunder and under applicable law (1) the Corporation shall pay or reimburse such holder on demand for all out-of-pocket expenses, including, without limitation, reasonable fees and expenses of legal counsel, incurred by such holder as a result of such failure, (2) the Series D Conversion Price applicable to such conversion shall be reduced by one-tenth of a percentage point from the Series D Conversion Price otherwise applicable to such conversion for each Trading Day during the period from the date the Corporation was required to deliver such shares of Common Stock to the date the Corporation so delivers such shares of Common Stock; provided, however, that in no event shall any such reduction be made for any Trading Day in such period which is after the date which is 120 days after the date the Corporation was required to deliver such shares of Common Stock in connection with such conversion, and (3) such holder may by written notice or oral notice (promptly confirmed in writing) given at any time prior to delivery to such holder of the certificates for the shares of Common Stock issuable upon such conversion of shares of Series D Preferred Stock, rescind such conversion, whereupon such holder shall have the right to convert such shares of Series D Preferred Stock thereafter in accordance herewith; provided, however, that the Corporation shall not be liable to any holder of shares of Series D Preferred Stock under the preceding clause
(1) or clause (2) to the extent the failure of the Corporation to deliver or to cause to be delivered such shares of Common Stock results from fire, flood, storm, earthquake, shipwreck, strike, war, acts of terrorism, crash involving facilities of a common carrier, acts of God, or any similar event outside the control of the Corporation (it being understood that the action or failure to act of the Series D Conversion Agent shall not be deemed an event outside the control of the Corporation except to the extent resulting from fire, flood, storm, earthquake, shipwreck, strike, war, acts of terrorism, crash involving facilities of a common carrier, acts of God, the bankruptcy, liquidation or reorganization of the Series D Conversion Agent under any bankruptcy, insolvency or other similar law or any similar event outside the control of the Series D Conversion Agent). A holder of shares of Series D Preferred Stock who has given a Series D Conversion Notice shall notify the Corporation in writing (or by telephone conversation, confirmed in writing) as promptly as practicable after becoming aware that shares of Common Stock issued upon such conversion have not been received as provided in this Section 8(c)(vii).

                         (h) No fractional  shares.  No  fractional  shares of
Common Stock shall be issued upon conversion of Series D Preferred Stock but, in lieu of any fraction of a share of Common Stock and the related right which would otherwise be issuable in respect of the aggregate number of shares of Series D Preferred Stock surrendered for conversion at one time by the same holder, the Corporation shall pay in cash to such holder at the time of issuance of shares of Common Stock in connection with such conversion an amount equal to the product of (A) the arithmetic average of the Market Price of a share of Common Stock on the three consecutive Trading Days ending on the Trading Day immediately preceding the Series D Conversion Date times (B) such fraction of a share of Common Stock

      9.   Voting Rights.

           Except as otherwise required by law or expressly provided herein, each share of Series A Preferred Stock and Series C Preferred Stock shall have voting rights and powers equal to the voting rights and powers of the Common Stock (except as otherwise expressly provided herein or as required by law, voting together with the Common Stock as a single class) and shall be entitled to notice of any stockholders' meeting in accordance with the Bylaws of the Corporation. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Series A Preferred Stock, Series C Preferred Stock and Series D Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

           Each holder of shares of Series A Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Series A Preferred Stock could then be converted. Each holder of shares of Series C Preferred Stock shall be entitled (i) during the first year after the issuance thereof to six votes for each one share held and (ii) thereafter, to one vote for each share of Common Stock into which such share of Series C Preferred Stock is convertible on the record date for the matter to be voted upon. Each holder of Common Stock shall be entitled to one vote for each share of Common Stock held.

           Except as otherwise required by law or expressly provided herein, shares of Series D Preferred Stock shall not be entitled to vote on any matter.

               a.  Series D Voting Rights and Restrictions.

                    (1) Certificate of Incorporation; Certain Stock. The affir-mative vote or written consent of the Majority Holders, voting separately as a class, will be required for (i) any amendment, alteration, or repeal, whether by merger or consolidation or otherwise, of the Corporation's Certificate of Incorporation if the amendment, alteration, or repeal materially and adversely affects the rights, preferences or privileges of the Series D Preferred Stock, or (ii) the creation or issuance of any Senior Dividend Stock or Senior
Liquidation Stock; provided, however, that any increase in the authorized Preferred Stock of the Corporation or the creation and issuance of any stock which is both Junior Dividend and Junior Liquidation Stock shall not be deemed to affect materially and adversely such rights, preferences or privileges and any such increase or creation and issuance may be made without any such vote by the holders of Series D Preferred Stock except as otherwise required by law; and provided further, however, that no such amendment, alteration or repeal shall
(A) reduce the Optional Redemption Price, Redemption Price or the amount payable to a holder of shares of Series D Preferred Stock pursuant to Section 3(c)(iii),
(B) reduce the percentage in, or otherwise change the definition of Majority Holders, (C) change the method of calculating the Series D Conversion Price in a manner adverse to the holders of shares of Series D Preferred Stock or reduce the number of shares of Common Stock issuable upon any conversion of shares of Series D Preferred Stock, or (D) amend, modify or repeal any provision of this
Section 9(a)(1),  unless in each such case referred to in the preceding  clauses
(A) through (D) such amendment, modification or repeal has been approved by the affirmative vote or written consent of the holders of all outstanding shares of Series D Preferred Stock, voting separately or as a class.

                      (2) Repurchases of Series D Preferred Stock. The Corporation shall not repurchase or otherwise acquire any shares of Series
D Preferred Stock (other than pursuant to Section 7(c)(i) unless the Corporation offers to repurchase or otherwise acquire simultaneously a pro rata portion of each holder's shares of Series D Preferred Stock for cash at the same price per share.

                      (3) Other. So long as any shares of Series D Preferred Stock are outstanding:

                          (a) Limitation on Indebtedness.  The Corporation will
not itself, and will not permit any subsidiary of the Corporation to, create, assume, incur, in any manner become liable in respect of, including, without limitation, by reason of any business combination transaction, or suffer to exist (all of which are referred to herein as "incurring"), any Indebtedness other than Permitted Indebtedness.

                          (b) Payment of  Obligations.  The Corporation will pay
and discharge, and will cause each subsidiary of the Corporation to pay and discharge, all their respective material obligations and liabilities, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings.

                          (c) Maintenance of Property; Insurance.

                              (i) The  Corporation  will  keep,  and will cause
each subsidiary of the Corporation to keep, all material property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted

                              (ii) The Corporation will maintain, and will cause
each subsidiary of the Corporation to maintain, with financially sound and responsible insurance companies, insurance in at least such amounts and against such risks as are usually insured against in the same geographic region by companies of comparable size that are engaged in the same or a similar business, subject to customary deductibles.

                         (d) Conduct of Business and Maintenance of Existence.
The Corporation   will  continue,   and  will  cause  each  subsidiary  of  the
Corporation to continue, to engage in business of the same general type as conducted by the Corporation and such subsidiaries on December 9, 1998, the date the Certificate of Designation for the Series D Preferred Stock was filed with the Secretary of State of Delaware, and will preserve, renew and keep in full force and effect, and will cause each subsidiary of the Corporation to preserve, renew and keep in full force and effect, their respective corporate existence and their respective material rights, privileges and franchises necessary or desirable in the normal conduct of business.

                          (e) Compliance with Laws. The Corporation will comply,
and will cause each subsidiary of the Corporation to comply, in all material respects with all applicable laws, ordinances, rules, regulations, decisions, orders and requirements of governmental authorities and courts (including, without limitation, environmental laws) except (i) where compliance therewith is contested in good faith by appropriate proceedings or (ii) where non-compliance therewith could not reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), operations, performance, properties or prospects of the Corporation and its subsidiaries taken as a whole.

                          (f)  Investment  Company  Act.  The  Corporation will
not be or become an open-end investment trust, unit investment trust or face-amount certificate company that is or is required to be registered under
Section 8 of the Investment Company Act of 1940, as amended, or any successor provision.

                          (g) Transactions with Affiliates. The Corporation will
not, and will not permit any subsidiary of the Corporation to, directly or indirectly, pay any funds to or for the account of, make any investment (whether by acquisition of stock or Indebtedness, by loan, advance, transfer of property, guarantee or other agreement to pay, purchase or service, directly or indirectly, any Indebtedness, or otherwise) in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect any transaction in connection with, any joint enterprise or other joint arrangement with, any Affiliate of the Corporation, except, on terms to the Corporation or such subsidiary no less favorable than terms that could be obtained by the Corporation or such subsidiary from a Person that is not an Affiliate of the Corporation, as determined in good faith by the Board of Directors.

          10. Status of Converted or Redeemed  Stock.  In the event any Series A
Preferred  Stock or Series C  Preferred  Stock shall be  converted   pursuan  to

Section 8(a) or 8(b), respectively, hereof, the shares so converted shall be promptlycanceled after the conversion thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may bereissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

          11. Outstanding Shares. For purposes of the Certificate of Designation for the Series D Convertible Preferred Stock filed on December 9, 1998, all shares of Series D Preferred Stock shall be deemed outstanding except (i) from the date a Series D Conversion Notice is given by a holder of Series D Preferred Stock, all shares of Series D Preferred Stock converted into Common Stock and (ii) from the date of registration of transfer, all shares of Series D Preferred Stock held of record by the Corporation or any subsidiary or Affiliate (as defined herein) of the Corporation (other than any original holder of shares of Series D Preferred Stock) and (iii) from the applicable Redemption Date, Optional Redemption Date or date of redemption pursuant to Section 8(c)(ii)(f), all shares of Series D Preferred Stock which are redeemed, so long as in each case the Redemption Price, Optional Redemption Price or Business Combination Redemption Price, as the case may be, of such shares of Series D Preferred Stock shall have been paid by the Corporation as and when due hereunder.

         12. Notices. Any notices required or permitted to be given under the terms of this Certificate of Incorporation shall be in writing and shall be delivered personally (which shall include telephone line facsimile transmission) or by courier, and shall be deemed given upon receipt, (a) in the case of the Corporation, addressed to the Corporation at 213 East Grand Avenue, South San Francisco, California 94080, Attention: President and Chief Executive Officer (telephone line facsimile transmission number (650) 873-8367), or (b) in the case of any holder of shares of Series D Preferred Stock, at such holder's address or telephone line facsimile transmission number shown on the stock books maintained by the Corporation with respect to the Series D Preferred Stock or such other address as the Corporation shall have provided by notice to the holders of shares of Series D Preferred Stock in accordance with this Section or any holder of shares of Series D Preferred Stock shall have provided to the Corporation in accordance with this Section.

          13. Replacement of Certificates. Upon receipt by the Corporation of evidence reasonably satisfactory to the Corporation of the ownership of and the
loss,  theft,  destruction  or mutilation o f any  certificate  for shares   of
Series C Preferred Stock or Series D Preferred Stock and (1) in the case of loss, theft or destruction, of indemnity from the record holder of the certificate for such shares of Series C Preferred Stock or Series D Preferred Stock reasonably satisfactory in form to the Corporation (and without the requirement to post any bond or other security) or (2) in the case of mutilation, upon surrender and cancellation of the certificate for such shares of Series C Preferred Stock or Series D Preferred Stock, the Corporation will execute and deliver to such holder a new certificate for such shares of Series C Preferred Stock or Series D Preferred Stock without charge to such holder.

          14.  Forms of Notices.

               a.  Notice of Conversion of Series D Convertible Preferred Stock.


                              NOTICE OF CONVERSION
                                       OF
                      SERIES D CONVERTIBLE PREFERRED STOCK
                                       OF
                          SHAMAN PHARMACEUTICALS, INC.

TO:   BankBoston, N.A.,
   as Conversion Agent
150 Royall Street
Canton, Massachusetts 02021
Attention:  Client Administration
Facsimile No.:  (781) 575-2549

cc:   Shaman Pharmaceuticals, Inc.
213 East Grand Avenue
South San Francisco, California  94080
Attention:  Chief Financial Officer
Facsimile No.: (650) 873-8367

           (1) Pursuant to the terms of the Series D Convertible Preferred Stock (the "Preferred Stock"), of Shaman Pharmaceuticals, Inc., a Delaware corporation (the "Corporation"), the undersigned (the "Holder") hereby elects to convert _______________ shares of the Preferred Stock, including accrued and unpaid dividends per share of $________ and Arrearage Interest per share of $________ into shares of Common Stock, $0.001 par value (the "Common Stock"), of the Corporation, at a Series D Conversion Price per share of Common Stock of $________ or such other securities into which the Preferred Stock is currently convertible. Capitalized terms used in this Notice and not otherwise defined herein have the respective meanings provided in the Amended and Restated Certificate of Incorporation.

           (2) The number of shares of Common Stock issuable upon the conversion
of  the   shares  of   Preferred   Stock  to  which  this   Notice   relates  is
__________________________.

           (3) Check (and complete, if applicable) one of the following:

           /__/ (A) Set forth below or on a schedule which accompanies this Notice are the Trading Prices during the Measurement Period applicable to this Notice and an indication of the Trading Price used to determine the Series D Conversion Price set forth above.

Date                                                  Trading Price

1.    __________________________              $____________________

2.    __________________________              $____________________

3.    __________________________              $____________________

4.    __________________________              $____________________

5.    __________________________              $____________________

6.    __________________________              $____________________

7.    __________________________              $____________________

8.    __________________________              $____________________

9.    __________________________              $____________________

10.   __________________________              $____________________

11.   __________________________              $____________________

12.   __________________________              $____________________


           /__/ (B) The conversion to which this Notice relates is based on the fixed Series D Conversion Price specified in clause (a) of the definition of such term in the Amended and Restated Certificate of Incorporation.

           (4) Please issue certificates for the number of shares of Common Stock or other securities into which such number of shares of Preferred Stock is convertible in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:

_________________________________         _________________________________
      Name                                      Name

_________________________________         _________________________________
      Address                                   Address

_________________________________         _________________________________
      SS or Tax ID Number                       SS or Tax ID Number

           (5) The undersigned hereby represents to the Corporation that the exercise of conversion rights contained in this Notice does not violate the provisions of Section 8(b) of this Amended and Restated Certificate of Incorporation relating to beneficial ownership in excess of 4.9% of the Common Stock.

           (6) If the shares of Common Stock issuable upon conversion of the Preferred Stock have not been registered for resale under the 1933 Act, as amended (the "1933 Act") and are not being offered or sold pursuant to Rule 144 under the 1933 Act (or any successor or replacement rule or provision), the Holder represents and warrants that (i) the shares of Common Stock not so registered are being acquired for the account of the Holder for investment, and not with a view to, or for resale in connection with, the public distribution thereof other than pursuant to registration under the 1933 Act or an exemption from registration under the 1933 Act, and that the Holder has no present intention of distributing or reselling the shares of Common Stock not so registered other than pursuant to registration under the 1933 Act or an exemption from registration under the 1933 Act and (ii) the Holder is an "accredited investor" as defined in Regulation D under the 1933 Act. The Holder further agrees that (A) the shares of Common Stock not so registered shall not be sold or transferred unless (i) they first shall have been registered under the 1933 Act, (ii) the Corporation first shall have been furnished with an opinion of legal counsel reasonably satisfactory to the Corporation to the effect that such sale or transfer is exempt from the registration requirements of the 1933 Act or (iii) such shares are offered or sold pursuant to Rule 144 under the 1933 Act (or any successor or replacement rule or provision), and (B) until such shares are registered for resale under the 1933 Act, the Corporation may place a legend on the certificate(s) for the shares of Common Stock not so registered to that effect and place a stop-transfer restriction in its records relating to the shares of Common Stock not so registered, all in accordance with the Exchange Agreement by which the Holder is bound.

Date _________________________      ________________________________
                                    Signature of Holder
                                    (Must be signed exactly as name
                                    appears on the Preferred Stock Certificate.)

                b.     Form of Redemption Notice.


                                REDEMPTION NOTICE
              (Section 7(a) of Amended and Restated Certificate of
                                 Incorporation)

TO:   _____________________________
           (Name of Holder)

           (1) Pursuant to the terms of the Series D Convertible Preferred Stock (the "Preferred Stock"), Shaman Pharmaceuticals, Inc., a Delaware corporation (the "Corporation"), hereby notifies the above-named holder (the "Holder") that the Corporation is exercising its right to redeem _____________ shares of Preferred Stock held by the Holder in accordance with Section 7(a) of the Amended and Restated Certificate of Incorporation:

           (2)  The Redemption Date is December 30, 1998.

           (3) The Redemption Price per share of Preferred Stock is $_________.

           (4) Upon surrender to the Corporation of the certificate(s) for the shares of Preferred Stock to be redeemed (but in no event earlier than the Redemption Date), the Corporation will make payment of the applicable Redemption Price in accordance with the Amended and Restated Certificate of Incorporation.

           (5) Capitalized terms used herein and not otherwise defined herein have the respective meanings provided in the Amended and Restated Certificate of Incorporation.

                               SHAMAN PHARMACEUTICALS, INC.



                               By _______________________________
                                     Title:

                c.     Form of Corporation Notice.


                               CORPORATION NOTICE
             (Section 7(c)(i) of Amended and Restated Certificate of
                                 Incorporation)

TO:   _____________________________
           (Name of Holder)

           (1) An Optional Redemption Event described in the Amended and Restated Certificate of Incorporation (the "Amended and Restated Certificate of Incorporation") of Series D Convertible Preferred Stock, par value $0.001 per share (the "Preferred Stock"), of Shaman Pharmaceuticals, Inc., a Delaware corporation (the "Corporation"), occurred on _____________________, _______. As a result of such Optional Redemption Event, the above-named holder (the "Holder") is entitled to exercise its optional redemption rights pursuant to
Section 7(c)(ii) of the Amended and Restated Certificate of Incorporation.

           (2) The Holder's optional redemption right must be exercised on or before
__________________,__________.

           (3) At or before the date set forth in the preceding paragraph (2), the Holder must deliver to the Corporation:

           (a)  a Holder  Notice,  in the form set forth in Section
      14(d)   of  the   Amended   and   Restated   Certificate   of
      Incorporation; and

           (b)  the  certificates for the shares of Preferred Stock
      to  be   redeemed,   duly   endorsed   for  transfer  to  the
      Corporation the shares to be redeemed.

           (4) Capitalized terms used herein and not otherwise defined herein have the respective meanings provided in the Amended and Restated Certificate of Incorporation.


Date _________________________            SHAMAN PHARMACEUTICALS, INC.



                                       By__________________________
                                          Title:

                       d. Form of Holder Notice.


                                  HOLDER NOTICE
            (Section 7(c)(ii) of Amended and Restated Certificate of
                                 Incorporation)

TO:   SHAMAN PHARMACEUTICALS, INC.

           (1) Pursuant to the terms of the Series D Convertible Preferred Stock, par value $0.001 per share (the "Preferred Stock"), of Shaman Pharmaceuticals, Inc., a Delaware corporation (the "Corporation"), the undersigned hereby elects to exercise its right to require redemption by the Corporation pursuant to Sections 7(c)(ii)(a) and 7(c)(ii)(b) of the Amended and Restated Certificate of Incorporation of _______________ shares of Preferred Stock at an Optional Redemption Price per share in cash equal to the product obtained by multiplying (a) the sum of (i) $1,000 plus (ii) an amount equal to $___________ for the accrued but unpaid dividends on each share of Series D Preferred Stock to be redeemed and any Arrearage Interest on dividends thereon in arrears to the date of redemption times (b) 118% .

           (2) The aggregate Optional Redemption Price of all shares of Preferred Stock to be redeemed from the undersigned is $_____________.

           (3) Capitalized terms used herein and not otherwise defined herein have the respective meanings provided in the Amended and Restated Certificate of Incorporation.


Date: _______________________             NAME OF HOLDER:




                                       By____________________________
                                          Signature of Registered Holder
                                          (Must be signed exactly as name
                                          appears on the stock certificate.)

                e.       Form of Control Notice.


                                 CONTROL NOTICE
            (Section 7(c)(iv) of Amended and Restated Certificate of
                                 Incorporation)

TO:   _____________________________
           (Name of Holder)

           (1) Pursuant to the terms of the Series D Convertible Preferred Stock, par value $0.001 per share (the "Preferred Stock"), Shaman Pharmaceuticals, Inc., a Delaware corporation (the "Corporation"), hereby notifies the above-named holder (the "Holder") that in accordance with the Amended and Restated Certificate of Incorporation and by reason of events which are not solely within the control of the Corporation, on _____________(fill in date) an Optional Redemption Event subject to Section 7(c)(ii)(b)(iv) of the Amended and Restated Certificate of Incorporation occurred.

           (2) Attached to this Notice is an Auditors' Determination with respect to the occurrence referred to in paragraph (1).

           (3) Capitalized terms used herein and not otherwise defined herein have the respective meanings provided in the Amended and Restated Certificate of Incorporation.

Date: _________________________        SHAMAN PHARMACEUTICALS, INC.



                                       By________________________________
                                          Title:

                    f.  Form of Adjustment Notice.


                                ADJUSTMENT NOTICE
            (Section 7(c)(iv) of Amended and Restated Certificate of
                                 Incorporation)

VIA FACSIMILE

TO:   ____________________________
           (Name of Holder)

           (1) Pursuant to the terms of the Series D Convertible Preferred Stock, par value $0.001 per share (the "Preferred Stock"), Shaman Pharmaceuticals, Inc., a Delaware corporation (the "Corporation"), confirms to the above-named holder (the "Holder") of shares of Preferred Stock that on _______________ (fill in date) the Corporation gave the Holder and each other holder of shares of Preferred Stock a Control Notice in accordance with the Amended and Restated Certificate of Incorporation of the Preferred Stock (the "Amended and Restated Certificate of Incorporation"), and hereby notifies the Holder of the adjustments set forth below.

           (2) Effective on _________(fill in date), the Series D Conversion Price of the Preferred Stock is ____% (fill in percentage) of the amount the Series D Conversion Price would otherwise be without regard to adjustments pursuant to Section 7(c)(ii)(b)(iv) of the Amended and Restated Certificate of Incorporation.

           (3) Effective on _________(fill in date), cumulative dividends shall accrue on each outstanding share of Preferred Stock in the amount of $__________ per annum.

           (4) The foregoing adjustments to the Series D Conversion Price and the cumulative annual dividend amount will continue in effect until a subsequent Adjustment Notice is given to the Holder.

           (5) Capitalized terms used herein and not otherwise defined herein have the respective meanings provided in the Amended and Restated Certificate of Incorporation.


Date _________________________         SHAMAN PHARMACEUTICALS, INC.



                                       By___________________________
                                         Title:

           C.   Common Stock.

                1. Dividend Rights. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of the corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

                2.   Redemption.  The Common is not redeemable.

                3. Voting Rights. The holder of each share of Common shall have the right to one vote, and shall be entitled to notice of any stockholders' meeting in accordance with this Amended and Restated Certificate of Incorporation and the Bylaws of this corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law.

               4. Residual Rights. All rights accruing to the outstanding shares of the corporation not expressly provided for to the contrary herein shall be vested in the Common.


                                    ARTICLE V

           Except as otherwise provided in this Amended and Restated Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind from time to time any or all of the Bylaws of the corporation.


                                   ARTICLE VI

           The number of directors of the corporation shall be fixed from time to time by a Bylaw or amendment thereof duly adopted by the Board of Directors or by the stockholders.

           The Board of Directors shall be and is divided into two classes, Class I and Class II. Such classes shall be as nearly equal in number of directors as possible. Each director shall serve for a term ending on the second annual meeting following the annual meeting at which such director was elected. The foregoing notwithstanding, each director shall serve until his successor shall have been duly elected and qualified, unless he shall resign, become disqualified, disabled or shall otherwise be removed. Any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares entitled to vote at an election of directors.

           At each annual election, directors chosen to succeed those whose terms then expire shall be of the same class as the directors they succeed, unless by reason of any intervening changes in the authorized number of directors, the Board shall designate one or more directorships whose term then expires as directorships of another class in order more nearly to achieve equality of number of directors among the classes.

           Notwithstanding the rule that the two classes shall be as nearly equal in number of directors as possible, in the event of any change in the authorized number of directors each director then continuing to serve as such shall nevertheless continue as a director of the class of which he is a member until the expiration of his current term, or his prior death, resignation or removal. If any newly created directorship may, consistently with the rule that the two classes shall be as nearly equal in number of directors as possible, be allocated to one of two classes, the Board shall allocate it to that of the available classes whose term of office is due to expire at the earliest date following such allocation.

                                   ARTICLE VII

           Elections of directors need not be by written ballot unless the Bylaws of the corporation shall so provide.

                                  ARTICLE VIII

           Meetings of stockholders may be held within or outside of the State of Delaware, as the Bylaws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the corporation.

                                   ARTICLE IX

           A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is hereafter amended to authorize, with the approval of the corporation's stockholders, further reductions in the liability of the corporation's directors for breach of fiduciary duty, then a director of the corporation shall not be liable for any such breach to the fullest extent permitted by the Delaware General Corporation Law as so amended. Any repeal or modification of the foregoing provisions of this Article IX by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

                                    ARTICLE X

           The corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

           IN  WITNESS  WHEREOF,   this  Amended  and  Restated  Certificate  of
Incorporation has been signed by the President and the Secretary of the corporation this 11th day of March, 1999.

                                    SHAMAN PHARMACEUTICALS, INC.



                                    By:  /s/ Lisa A. Conte
                                         ------------------------
                                         Lisa A. Conte, President

                          SHAMAN PHARMACEUTICALS, INC.
                                      PROXY

                  Annual Meeting of Stockholders, June 11, 1999

         This Proxy is Solicited on Behalf of the Board of Directors of
                          Shaman Pharmaceuticals, Inc.



          The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held on Friday, June 11, 1999 and the Proxy Statement and appoints Lisa A. Conte and G. Kirk Raab, and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock or Preferred Stock of Shaman Pharmaceuticals, Inc. (the "Company") which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders of the Company to be held at The Embassy Suites, 250 Gateway Boulevard, South San Francisco, California, 94080 on Friday, June 11, 1999 at 9:00 A.M. Pacific Time (the "Annual Meeting"), and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth on the reverse side.

1. To elect two Class I directors to serve on the Board of Directors for two years or until their respective successors are duly elected and qualified:

                                                         WITHHOLD
                                                         AUTHORITY
                                            FOR           TO VOTE
                                            ---           -------
            G. Kirk Raab
            Herbert H.  McDade, Jr.
            M. David Titus
            Loren D. Israelsen

2. FOR   AGAINST   ABSTAIN  To approve an amendment to the Company's Amended and
   Restated Certificate of Incorporation (the "Restated Certificate") to effect a 20-for-1 reverse stock split of the Company's outstanding Common Stock;

3. FOR   AGAINST   ABSTAIN  To approve an amendment to the Company's Amended and
   Restated   Certificate   of  Incorporation (the "Restated  Certificate")  to
   increase the number of authorized shares of the Company's Preferred Stock by 10,000,000 shares, from 2,000,000 shares to 12,000,000 shares;

4. FOR   AGAINST   ABSTAIN  To approve an amendment to the Company's Amended and
   Restated   Certificate   of  Incorporation (the "Restated  Certificate")  to
   increase the number of authorized shares of the Company's Common Stock by 150,000,000 shares, from 70,000,000 shares to 220,000,000 shares;

5. FOR   AGAINST   ABSTAIN  To approve an amendment and restatement of the
   Company's Restated Certificate to (i)delete the provision stating that a transaction or series of transactions in which in excess of 50% of the Company's voting power is transferred will be treated as a liquidation, dissolution or winding up of the Company, for purposes of causing a required liquidation preference distribution to the holders of the Company's Preferred Stock, and (ii)delete the reference to the Series D Preferred Stock from the section, to clarify that the section, as a result of the amendment in this proposal, no longer applies to the Series D Preferred Stock;

6. FOR AGAINST ABSTAIN To approve amendments to the Company's 1992 Stock Option Plan (the "1992 Plan") which will result in a series of increases to the number of shares issuable thereunder, provide a special one-time option grant to the non-employee Board members, extend the terms of the 1992 Plan and increase the limit on the number of shares for which a participant may be granted options per calendar year;

7. FOR AGAINST ABSTAIN To ratify the Board of Director's selection of Ernst & Young LLP to serve as the Company's independent auditors for the year ending December 31, 1999; and

8. FOR AGAINST ABSTAIN In accordance with the discretion of the proxy holders,to act upon all matters incident to the conduct of the meeting and upon other matters as may properly come before the meeting.

      The Board of Directors recommends a vote IN FAVOR OF each of the directors listed above and a vote IN FAVOR OF the other proposals. This Proxy, when properly executed, will be voted as specified above. If no specification is made, this Proxy will be voted IN FAVOR OF the election of the directors listed above and IN FAVOR OF the other proposals.

      Please print the name(s) appearing on each share certificate(s) over which you have voting authority:________________________________________________
                                          (Print name(s) on certificate)

      Please sign your name:__________________________   Date:__________________
                             (Authorized Signature(s))

                                                            Exhibit A


                          SHAMAN PHARMACEUTICALS, INC.
                             1992 STOCK OPTION PLAN

                (As Restated and Amended through March 15, 1999)



                                   ARTICLE ONE
                                     GENERAL

I. PURPOSE OF THE PLAN

     A. This 1992 Stock Option Plan ("Plan") is intended to promote the interests of Shaman Pharmaceuticals, Inc., a Delaware corporation (the "Company"), by providing a method whereby eligible individuals may be offered the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Company as an incentive for them to remain in the service of the Company (or its parent or subsidiary corporations).

     B. The Plan became effective on the date on which shares of the Company's common stock were first registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "1934 Act"). Such date is hereby designated as the Effective Date of the Plan.

     C. This Plan shall serve as the successor to the Company's 1990 Stock Option Plan (the "1990 Plan"), and no further option grants shall be made under the 1990 Plan from and after the Effective Date of this Plan. All options outstanding under the 1990 Plan on such Effective Date are hereby incorporated into this Plan and shall accordingly be treated as outstanding options under this Plan. However, each outstanding option so incorporated shall continue to be governed solely by the express terms and conditions of the instrument evidencing such grant, and no provision of this Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such incorporated options with respect to their acquisition of shares of the Company's common stock thereunder or their exercise of any outstanding stock appreciation rights thereunder.

     D. For purposes of the Plan, the following provisions shall be applicable in determining the parent and subsidiary corporations of the Company:

          Any corporation (other than the Company) in an unbroken chain of corporations ending with the Company shall be considered to be a parent of the Company, provided each such corporation in the unbroken chain (other than the Company) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          Each corporation (other than the Company) in an unbroken chain of corporations beginning with the Company shall be considered to be a subsidiary of the Company, provided each such corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     E. All share figures in this March 15, 1999 restatement of the Plan reflect the 20-for-1 reverse split of the Common Stock authorized by the Board on March 15, 1999, subject to stockholder approval at the 1999 Annual Stockholders Meeting.

II.   STRUCTURE OF THE PLAN

     A. Stock Programs. The Plan shall be divided into two separate components: the Discretionary Option Grant Program specified in Article Two and the Automatic Option Grant Program specified in Article Three. Under the Discretionary Option Grant Program, eligible individuals may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock in accordance with the provisions of Article Two. Under the Automatic Option Grant Program, certain non-employee members of the Company's Board of Directors (the "Board") will at periodic intervals automatically receive special option grants to purchase shares of Common Stock in accordance with the provisions of Article Three.

     B. General Provisions. Unless the context clearly indicates otherwise, the provisions of Articles One and Four of the Plan shall apply to both the Discretionary Option Grant Program and the Automatic Option Grant Program and shall accordingly govern the interests of all individuals under the Plan.

III.  ADMINISTRATION OF THE PLAN

     A. The Discretionary Option Grant Program shall be administered by a committee ("Committee") of two (2) or more non-employee Board members appointed by the Board. Members of the Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time.

     B. The Committee as Plan Administrator shall have full power and authority (subject to the express provisions of the Plan) to establish such rules and regulations as it may deem appropriate for the proper administration of the Discretionary Option Grant Program and to make such determinations under, and issue such interpretations of, the provisions of such program and any outstanding option grants as it may deem necessary or advisable. Decisions of the Plan Administrator shall be final and binding on all parties who have an interest in the Discretionary Option Grant Program or any outstanding option thereunder.

     C. Administration of the Automatic Option Grant Program shall be self-executing in accordance with the express terms and conditions of Article Three, and the Committee as Plan Administrator shall exercise no discretionary functions with respect to option grants made pursuant to that program.

IV.   OPTION GRANTS

     A. The persons eligible to participate in the Discretionary Option Grant Program under Article Two of the Plan shall be limited to the following:

          (i) officers and other key employees of the Company (or its parent or subsidiary corporations) who render services which contribute to the management, growth and financial success of the Company (or its parent or subsidiary corporations);

          (ii) non-employee  members of the Board;

          (iii) non-employee  members of the board of directors of any parent or
          subsidiary   corporation;   and

          (iv) those consultants or other independent advisors who provide valuable services to the Company (or its parent or subsidiary corporations). B. The Plan Administrator shall have full authority to determine the eligible individuals who are to receive option grants under the Discretionary Option Grant Program, the number of shares to be covered by each such grant, the status of the granted option as either an incentive stock option ("Incentive Option") which satisfies the requirements of Section 422 of the Internal Revenue Code or a non-statutory option not intended to meet such requirements, the time or times at which each granted option is to become exercisable and the maximum term for which the option may remain outstanding.

V.    STOCK SUBJECT TO THE PLAN

     A. Shares of the Company's common stock (the "Common Stock") shall be available for issuance under the Plan and shall be drawn from either the Company's authorized but unissued shares of Common Stock or from reacquired shares of Common Stock, including shares repurchased by the Company on the open market. The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed 7,000,000 shares (1), subject to adjustment from time to time in accordance with the provisions of Paragraphs B and E of this Section V. Such authorized share reserve includes the increase of 6,689,167 shares authorized by the Board on March 15, 1999, subject to stockholder approval at the 1999 Annual Stockholders Meeting. To the extent one or more

-----------------
(1)Such share reserve reflects (i) the 1-for-3 reverse stock split of the Common Stock effected in connection with the reincorporation of the Company in Delaware and the associated exchange of three (3) shares of the California corporation's common stock for one (1) share of the Delaware corporation's common stock on January 25, 1993, (ii) the 6,689,167 share increase to the Plan authorized by the Board on March 15, 1999, subject to stockholder approval at the 1999 Annual Meeting and (iii) the 20-for-1 reverse split of the Common Stock, authorized by the Board on March 15, 1999, subject to stockholder approval at the 1999 Annual Meeting.

outstanding options under the 1990 Plan which have been incorporated into this Plan are subsequently exercised, the number of shares issued with respect to each such option shall reduce, on a share-for-share basis, the number of shares available for issuance under this Plan.

     B. On February 1, 2000, the number of shares of Common Stock issuable under the Plan shall automatically increase by that number of shares which, when added to the number of shares subject to then outstanding options under the Plan and the number of shares available for future option grant under the Plan immediately prior to such increase, will equal the lesser of (a) 25,000,000 shares or (b) twenty percent (20%) of the sum of (i) the number of voting shares of the Company's capital stock outstanding at that time plus (ii) the number of shares of Common Stock subject to the then outstanding options under the Plan plus (iii) the number of shares available for future option grant under the Plan (after taking such increase into account). In addition, the share reserve under the Plan shall automatically increase on the first trading day of January each calendar year, beginning with calendar year 2001 and continuing through calendar year 2008, by an amount equal to four percent (4%) of the total number of shares of Common Stock outstanding on the last trading day of the immediately preceding calendar year, but in no event will any such annual increase exceed the lesser of (a) 5,000,000 shares of Common Stock or (b) that number of additional shares of Common Stock needed so that the number of shares available for future grant under the Plan (after taking that annual increase into account) will, when added to the number of shares subject to the then outstanding options, equal twenty percent (20%) of the sum of (i) the number of voting shares of the Company's capital stock outstanding at that time plus (ii) the number of shares of Common Stock subject to the then outstanding options under the Plan plus (iii) the number of shares of Common Stock available for future option grant under the Plan.

     C. Subject to stockholder approval at the 1999 Annual Stockholders Meeting, the maximum number of shares of Common Stock for which any one individual participating in the Plan may be granted stock options and separately exercisable stock appreciation rights shall be limited to 5,000,000 shares per calendar year, beginning with the 1999 calendar year, rather than the prior limitation of 125,000 shares (2,500,000 shares pre-spilt) per calendar year(2) (excluding any stock options or stock appreciation rights granted prior to December 31, 1993).

     D. Should one or more outstanding options under this Plan (including outstanding options under the 1990 Plan incorporated into this Plan) expire or terminate for any reason prior to exercise in full (including any option cancelled in accordance with the cancellation-regrant provisions of Section IV of Article Two of the Plan), then the shares subject to the portion of each option not so exercised shall be available for subsequent option grant under the Plan. In addition, any unvested shares issued under the Plan and subsequently repurchased by the Company at the original exercise price per share pursuant to the Company's repurchase rights under the Plan shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more subsequent option grants under the Plan. However, shares subject to any option or portion thereof

-----------------
(2)The increase in this limitation from 125,000 (pre-split 2,500,000) shares to 5,000,000 shares per calendar year was authorized by the Board on March 15, 1999, subject to stockholder approval at the 1999 Annual Meeting.

surrendered or cancelled in accordance with Section V of Article Two or Section III of Article Three shall reduce on a share-for-share basis the number of shares of Common Stock available for subsequent option grants under the Plan. In addition, should the exercise price of an outstanding option under the Plan (including any option incorporated from the 1990 Plan) be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the Company in satisfaction of the withholding taxes incurred in connection with the exercise of an outstanding option under the Plan, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised, and not by the net number of shares of Common Stock actually issued to the option holder.

     E. In the event any change is made to the Common Stock issuable under the Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Company's receipt of consideration, then appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the maximum number and/or class of securities for which any one individual participating in the Plan may be granted stock options and separately exercisable stock appreciation rights per calendar year, (iii) the number and/or class of securities for which automatic option grants are to be subsequently made to each newly-elected Board member under the Automatic Option Grant Program, (iv) the number and/or class of securities and price per share in effect under each option outstanding under either the Discretionary Option Grant or Automatic Option Grant Program under the Plan, (v) the number and/or class of securities and price per share in effect under each outstanding option incorporated into this Plan from the 1990 Plan and (vi) the maximum number and/or class of securities by which the share reserve is to increase on February 1, 2000 and each subsequent calendar year pursuant to the automatic share increase provisions of Section V.B of this Article One. Such adjustments to the outstanding options are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under such options. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

                                   ARTICLE TWO
                       DISCRETIONARY OPTION GRANT PROGRAM

I.   TERMS AND CONDITIONS OF OPTIONS

     Options granted pursuant to the Discretionary Option Grant Program shall be authorized by action of the Plan Administrator and may, at the Plan Administrator's discretion, be either Incentive Options or non-statutory options. Individuals who are not Employees of the Company or its parent or subsidiary corporations may only be granted non-statutory options. Each granted option shall be evidenced by one or more instruments in the form approved by the Plan Administrator; provided, however, that each such instrument shall comply with the terms and conditions specified below. Each instrument evidencing an Incentive Option shall, in addition, be subject to the applicable provisions of
Section II of this Article Two.

     A. Option Price.

          (1)  The  option   price  per  share   shall  be  fixed  by  the  Plan
Administrator in accordance with the following provisions:

               (i) The option price per share of the Common Stock subject to an Incentive Option shall in no event be less than one hundred percent (100%) of the fair market value of such Common Stock on the grant date.

               (ii) The option price per share of the Common Stock  subject to a
non-statutory stock option shall be determined   by  the  Plan Administrator in
its sole discretion and may be less than, equal to or greater than the fair market value of such Common Stock on the grant date.

          (2) The option price shall become immediately due upon exercise of the option and, subject to the provisions of Section VI of this Article Two and the instrument evidencing the grant, shall be payable in one of the following alternative forms specified below:

               - full payment in cash or check drawn to the Company's order;

               - full payment in shares of Common Stock held by the optionee for the requisite period necessary to avoid a charge to the Company's earnings for financial reporting purposes and valued at fair market value on the Exercise Date (as such term is defined below);

               - full payment in a combination of shares of Common Stock of the Company held by the optionee for the requisite period necessary to avoid a charge to the Company's earnings for financial reporting purposes and valued at fair market value on the Exercise Date and cash or check drawn to the Company's order; or

               - full payment through a broker-dealer sale and remittance procedure pursuant to which the optionee (I) shall provide irrevocable instructions to a Company-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate option price payable for the purchased shares plus all applicable Federal and State income and employment taxes required to be withheld by the Company in connection with such purchase and (II) shall provide directives to the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

           For purposes of this subparagraph (2), the Exercise Date shall be the date on which written notice of the option exercise is delivered to the Company. Except to the extent the sale and remittance procedure is utilized in connection with the exercise of the option, payment of the option price for the purchased shares must accompany such notice.

          (3) The fair market value per share of Common Stock shall be determined in accordance with the following provisions:

               - If the Common Stock is not at the time listed or admitted to trading on any national stock exchange but is traded on the Nasdaq National Market, the fair market value shall be the closing selling price per share on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market or any successor system. If there is no reported closing selling price for the Common Stock on the date in question, then the closing selling price on the last preceding date for which such quotation exists shall be determinative of fair market value.

               - If the Common Stock is at the time listed or admitted to trading on any national stock exchange, then the fair market value shall be the closing selling price per share on the date in question on the exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of Common Stock on such exchange on the date in question, then the fair market value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

     B. Term and Exercise of Options. Each option granted under this Discretionary Option Grant Program shall be exercisable at such time or times and during such period as is determined by the Plan Administrator and set forth in the instrument evidencing the grant. No such option, however, shall have a maximum term in excess of ten (10) years from the grant date.

     C.Limited Transferability of Options. During the lifetime of the optionee, Incentive Options shall be exercisable only by the optionee and shall not be assignable or transferable other than by will or by the laws of descent and distribution following the optionee's death. However, non-statutory options may, in connection with the optionee's estate plan, be assigned in whole or in part during the optionee's lifetime to one or more members of the optionee's immediate family or to a trust established exclusively for one or more such family members. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

     D. Termination of Service.

          (1)  The  following   provisions  shall  govern  the  exercise  period
applicable to any outstanding options held by the optionee at the time of cessation of Service or death.

               - Should an optionee cease Service for any reason (including death or permanent disability as defined in Section 22(e)(3) of the Internal Revenue Code) while holding one or more outstanding options under this Article Two, then none of those options shall (except to the extent otherwise provided pursuant to subparagraph D.(3) below) remain exercisable for more than a thirty-six
               (36)-month period (or such shorter period determined by the Plan Administrator and set forth in the instrument evidencing the grant) measured from the date of such cessation of Service.

               - Any option held by the optionee under this Article Two and exercisable in whole or in part on the date of his/her death may be subsequently exercised by the personal representative of the optionee's estate or by the person or persons to whom the option is transferred pursuant to the optionee's will or in accordance with the laws of descent and distribution. Any exercise, however, must occur prior to the earlier of (i) the third anniversary of the date of the optionee's death or (ii) the specified expiration date of the option term. Upon the occurrence of the earlier event, the option shall terminate and cease to be outstanding.

               - Under no circumstances, however, shall any such option be exercisable after the specified expiration date of the option term.

               - During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of shares (if any) in which the optionee is vested at the time of his/her cessation of Service. Upon the expiration of the limited post-Service exercise period or (if earlier) upon the specified expiration date of the option term, each such option shall terminate and cease to be outstanding with respect to any vested shares for which the option has not otherwise been exercised. However, each outstanding option shall immediately terminate and cease to be outstanding, at the time of the optionee's cessation of Service, with respect to any shares for which the option is not otherwise at that time exercisable or in which the optionee is not otherwise vested.

               - Should (i) the optionee's Service be terminated for misconduct (including, but not limited to, any act of dishonesty, willful misconduct, fraud or embezzlement) or (ii) the optionee make any unauthorized use or disclosure of confidential information or trade secrets of the Company or its parent or subsidiary corporations, then in any such event all outstanding options held by the optionee under this Article Two shall terminate immediately and cease to be outstanding.

          (2) The Plan Administrator shall have complete discretion, exercisable either at the time the option is granted or at any time while the option remains outstanding, to permit one or more options held by the optionee under this Article Two to be exercised, during the limited post-Service exercise period applicable under subparagraph (1) above, not only with respect to the number of vested shares of Common Stock for which each such option is exercisable at the time of the optionee's cessation of Service but also with respect to one or more subsequent installments in which the optionee would otherwise have vested had he/she continued in Service.

          (3) The Plan Administrator shall also have full power and authority to extend the period of time for which the option is to remain exercisable following the optionee's cessation of Service or death from the limited period in effect under subparagraph (1) above to such greater period of time as the Plan Administrator shall deem appropriate. In no event, however, shall such option be exercisable after the specified expiration date of the option term.


          (4) For purposes of the foregoing provisions of this Section I.D (and for all other purposes under the Discretionary Option Grant Program):

               - The optionee shall (except to the extent otherwise specifically provided in the applicable stock option or stock purchase agreement) be deemed to remain in the Service of the Company for so long as such individual renders services on a periodic basis to the Company (or any parent or subsidiary corporation) in the capacity of an Employee, a non-employee member of the Board or an independent consultant or advisor.

               - The optionee shall be considered to be an Employee for so long as he or she remains in the employ of the Company or one or more parent or subsidiary corporations, subject to the control and direction of the employer entity not only as to the work to be performed but also as to the manner and method of performance.

     E. Stockholder Rights. An optionee shall have no stockholder rights with respect to any shares covered by the option until such individual shall have exercised the option and paid the option price for the purchased shares.

     F. Repurchase Rights. The shares of Common Stock acquired upon the exercise of any Article Two option grant may be subject to repurchase by the Company in accordance with the following provisions:

          (i) The Plan Administrator shall have the discretion to authorize the issuance of unvested shares of Common Stock under this Article Two. Should the optionee cease Service while holding such unvested shares, the Company shall have the right to repurchase any or all of those unvested shares at the option price paid per share. The terms and conditions upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the instrument evidencing such repurchase right.

          (ii) All of the Company's outstanding repurchase rights under this Article Two shall automatically terminate, and all shares subject to such terminated rights shall immediately vest in full, upon the occurrence of any Corporate Transaction under Section III of this Article Two, except to the extent: (i) any such repurchase right is expressly assigned to the successor corporation (or parent thereof) in connection with the Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

          (iii) The Plan Administrator shall have the discretionary authority, exercisable either before or after the optionee's cessation of Service, to cancel the Company's outstanding repurchase rights with respect to one or more shares purchased or purchasable by the optionee under this
     Discretionary Option Grant Program and thereby accelerate the vesting of such shares in whole or in part at any time.

II. INCENTIVE OPTIONS

     The terms and conditions specified below shall be applicable to all Incentive Options granted under this Article Two. Incentive Options may only be granted to individuals who are Employees of the Company. Options which are specifically designated as "non-statutory" options when issued under the Plan shall not be subject to such terms and conditions.

     A. Dollar Limitation. The aggregate fair market value (determined as of the respective date or dates of grant) of the Common Stock for which one or more options granted to any Employee after December 31, 1986 under this Plan (or any other option plan of the Company or its parent or subsidiary corporations) may for the first time become exercisable as incentive stock options under the Federal tax laws during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as incentive stock options under the Federal tax laws shall be applied on the basis of the order in which such options are granted. Should the number of shares of Common Stock for which any Incentive Option first becomes exercisable in any calendar year exceed the applicable One Hundred Thousand Dollar ($100,000) limitation, then that option may nevertheless be exercised in that calendar year for the excess number of shares as a non-statutory option under the Federal tax laws.

     B. 10% Stockholder. If any individual to whom an Incentive Option is granted is the owner of stock (as determined under Section 424(d) of the Internal Revenue Code) possessing ten percent (10%) or more of the total combined voting power of all classes of stock of the Company or any one of its parent or subsidiary corporations, then the option price per share shall not be less than one hundred and ten percent (110%) of the fair market value per share of Common Stock on the grant date, and the option term shall not exceed five (5) years, measured from the grant date. Except as modified by the preceding provisions of this Section II, the provisions of Articles One, Two and Four of the Plan shall apply to all Incentive Options granted hereunder.

III.  CORPORATE TRANSACTIONS/CHANGES IN CONTROL

     A. In the event of any of the following stockholder-approved transactions (a "Corporate Transaction") to which the Company is a party:

          (i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the State of the Company's incorporation,

          (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company in complete liquidation or dissolution of the Company, or

          (iii) any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to person or persons different from those who held such securities immediately prior to such merger, then each option which is at the time outstanding under this Article Two shall automatically accelerate so that each such option shall, immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares. However, an outstanding option under this Article Two shall not so accelerate if and to the extent:
     (i) such option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation or parent thereof or to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation or parent thereof, (ii) such option is to be replaced with a cash incentive program of the successor corporation which preserves the option spread existing at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to such option, or (iii) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of the option grant. The determination of option comparability under clause
     (i) above shall be made by the Plan Administrator, and its determination shall be final, binding and conclusive.

     B. Immediately following the consummation of the Corporate Transaction, all outstanding options under this Article Two shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation or its parent company.

     C. Each outstanding option under this Article Two which is assumed in connection with the Corporate Transaction or is otherwise to continue in effect shall be appropriately adjusted, immediately after such Corporate Transaction, to apply and pertain to the number and class of securities which would have been issued to the option holder, in consummation of such Corporate Transaction, had such person exercised the option immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the option price payable per share, provided the aggregate option price payable for such securities shall remain the same. In addition, the class and number of securities available for issuance under the Plan on both an aggregate and per participant basis following the consummation of the Corporate Transaction shall be appropriately adjusted.

     D. The grant of options under this Article Two shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

     E. The Plan Administrator shall have the discretionary authority, exercisable either at the time the option is granted or at any time while the option is outstanding, to provide for the automatic acceleration of one or more outstanding options under this Article Two (and the termination of one or more of the Company's outstanding repurchase rights under this Article Two) upon the occurrence of the Change in Control. The Plan Administrator shall also have full power and authority to condition any such option acceleration (and the termination of any outstanding repurchase rights) upon the subsequent termination of the optionee's Service within a specified period following the Change in Control.

     F. For purposes of this Section III, a Change in Control shall be deemed to occur in the event:

          (i) any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's stockholders; or

          (ii) there is a change in the composition of the Board over a period of twenty-four (24) consecutive months or less such that a majority of the Board members ceases, by reason of one or more proxy contests for the election of Board members, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or
     (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause
     (A) who were still in office at the time such election or nomination was approved by the Board.

     G. Any options accelerated in connection with the Change in Control shall remain fully exercisable until the expiration or sooner termination of the option term.

     H. The exercisability as incentive stock options under the Federal tax laws of any options accelerated under this Section III in connection with a Corporate Transaction or Change in Control shall remain subject to the dollar limitation of Section II of this Article Two.

IV. CANCELLATION AND REGRANT OF OPTIONS

     The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected optionees, the cancellation of any or all outstanding options under this Article Two (including outstanding options under the 1990 Plan incorporated into this Plan) and to grant in substitution new options under the Plan covering the same or different numbers of shares of Common Stock but with an option price per share based on the fair market value of the Common Stock on the date of the new grant.

V.    STOCK APPRECIATION RIGHTS

     A. Provided and only if the Plan Administrator determines in its discretion to implement the stock appreciation right provisions of this Section V, one or more optionees may be granted the right, exercisable upon such terms and conditions as the Plan Administrator may establish, to surrender all or part of an unexercised option under this Article Two in exchange for a distribution from the Company in an amount equal to the excess of (i) the fair market value (on the option surrender date) of the number of shares in which the optionee is at the time vested under the surrendered option (or surrendered portion thereof) over (ii) the aggregate option price payable for such vested shares.

     B. No surrender of an option shall be effective hereunder unless it is approved by the Plan Administrator. If the surrender is so approved, then the distribution to which the optionee shall accordingly become entitled under this
Section V may be made in shares of Common Stock valued at fair market value on the option surrender date, in cash, or partly in shares and partly in cash, as the Plan Administrator shall in its sole discretion deem appropriate.

     C. If the surrender of an option is rejected by the Plan Administrator, then the optionee shall retain whatever rights the optionee had under the surrendered option (or surrendered portion thereof) on the option surrender date and may exercise such rights at any time prior to the later of (i) five (5) business days after the receipt of the rejection notice or (ii) the last day on which the option is otherwise exercisable in accordance with the terms of the instrument evidencing such option, but in no event may such rights be exercised more than ten (10) years after the date of the option grant.

     D. One or more officers of the Company subject to the short-swing profit restrictions of the Federal securities laws may, in the Plan Administrator's sole discretion, be granted limited stock appreciation rights in tandem with their outstanding options under the Plan. Upon the occurrence of a Hostile Take-Over effected at any time when the Company's outstanding Common Stock is registered under Section 12(g) of the 1934 Act, each outstanding option with such a limited stock appreciation right shall automatically be cancelled, to the extent such option is at the time exercisable for fully-vested shares of Common Stock. The optionee shall in return be entitled to a cash distribution from the Company in an amount equal to the excess of (i) the Take-Over Price of the vested shares of Common Stock at the time subject to the cancelled option (or cancelled portion of such option) over (ii) the aggregate exercise price payable for such shares. The cash distribution shall be made within five (5) days following the consummation of the Hostile Take-Over. The Plan Administrator shall pre-approve, at the time the limited right is granted, the subsequent exercise of that right in accordance with the terms of the grant and the provisions of this Section V.D. No additional approval of the Plan Administrator or the Board shall be required at the time of the actual option cancellation and cash distribution. The balance of the option (if any) shall continue to remain outstanding and become exercisable in accordance with the terms of the instrument evidencing such grant.

     E. For purposes of Section V.D, the following definitions shall be in effect:

          A Hostile Take-Over shall be deemed to occur in the event any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) acquires directly or indirectly beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's stockholders which the Board does not recommend such stockholders to accept.

          The Take-Over Price per share shall be deemed to be equal to the greater of (a) the fair market value per share of Common Stock on the option cancellation date, as determined pursuant to the valuation provisions of Section I.A.(3) of this Article Two, or (b) the highest reported price per share of Common Stock paid in effecting such Hostile Take-Over. However, if the cancelled option is an Incentive Option, the Take-Over Price shall not exceed the clause (a) price per share.

     F. The shares of Common Stock subject to any option surrendered or cancelled for an appreciation distribution pursuant to this Section V shall not be available for subsequent option grant under the Plan.

VI.   LOANS OR INSTALLMENT PAYMENTS

     The Plan Administrator may, in its discretion, assist any optionee (including an optionee who is an officer or director of the Company) in the exercise of one or more options granted to such optionee under this Article Two, including the satisfaction of any Federal and State income and employment tax obligations arising therefrom, by (i) authorizing the extension of a loan from the Company to such optionee or (ii) permitting the optionee to pay the option price for the purchased Common Stock in installments over a period of years. The terms of any loan or installment method of payment (including the interest rate and terms of repayment) will be upon such terms as the Plan Administrator specifies in the applicable option agreement or otherwise deems appropriate under the circumstances. Loans and installment payments may be granted with or without security or collateral. However, the maximum credit available to the optionee shall not exceed the sum of (i) the aggregate option price of the purchased shares plus (ii) any Federal and State income and employment tax liability incurred by the optionee in connection with the exercise of the option.

                                  ARTICLE THREE
                         AUTOMATIC OPTION GRANT PROGRAM


           The provisions of this Article Three reflect the changes to the Automatic Option Grant Program authorized by the Board on March 15, 1999, subject to stockholder approval at the 1999 Annual Meeting.

I.    ELIGIBILITY

     The individuals eligible to receive automatic option grants pursuant to the provisions of this Article Three program shall be limited to (i) those individuals who are serving as non-employee Board members on February 1, 2000 and (ii) those individuals who are first elected or appointed as non-employee Board members after February 1, 2000, whether through appointment by the Board or election by the Company's stockholders, provided they have not otherwise been in the prior employ of the Company (or any parent or subsidiary corporation).

II.   TERMS AND CONDITIONS OF AUTOMATIC OPTION GRANTS

     A. Grant Dates. Option grants shall be made under this Article Three on the dates specified below. Stockholder approval of this March 15, 1999 restatement at the 1999 Annual Stockholders Meeting shall constitute pre-approval of each option granted under this Article Three after the date of that Annual Meeting and the subsequent exercise of each such option in accordance with the provisions of this Article Three.

          Each individual who is serving as a non-employee Board member on February 1, 2000 shall automatically be granted, at the that time, a non-statutory stock option to purchase that number of shares of Common Stock equal to one half of one percent (0.5%) of the total number of voting shares of the Company's capital stock outstanding at that time.

               (i) (iii)Each individual who first joins the Board as a non-employee Board member after February 1, 2000 shall automatically be granted, upon his or her initial appointment or election to the Board, a non-statutory stock option to purchase that number of shares of Common Stock equal to one half of one percent (0.5%) of the total number of voting shares of the Company's capital stock outstanding on February 1, 2000, provided such individual has not previously been the Company's employ.

     No other option grants shall be made to the non-employee Board members under this Article Three. The number of shares subject to the automatic option grants to be made to each newly-elected or appointed non-employee Board member shall be subject to periodic adjustment pursuant to the applicable provisions of
Section V.E of Article One.

     B. Exercise Price. The exercise price per share of each automatic option grant made under this Article Three shall be equal to one hundred percent (100%) of the fair market value per share of Common Stock on the automatic grant date.

     C. Payment.

     The exercise price shall be payable in one of the alternative forms specified below:

               (i) full payment in cash or check made payable to the Company's order; or

               (ii) full payment in shares of Common Stock held for the requisite period necessary to avoid a charge to the Company's reported earnings and valued at fair market value on the Exercise Date (as such term is defined below); or

               (iii) full payment in a combination of shares of Common Stock held for the requisite period necessary to avoid a charge to the Company's reported earnings and valued at fair market value on the Exercise Date and cash or check payable to the Company's order; or

               (iv) full payment through a sale and remittance procedure pursuant to which the non-employee Board member (I) shall provide irrevocable instructions to a Company-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares and shall (II) concurrently provide directives to the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction. For purposes of this subparagraph C, the Exercise Date shall be the date on which written notice of the option exercise is delivered to the Company, and the fair market value per share of Common Stock on any relevant date shall be determined in accordance with the provisions of
          Section I.A.(3) of Article Two. Except to the extent the sale and remittance procedure specified above is utilized for the exercise of the option, payment of the option price for the purchased shares must accompany the exercise notice.

     D. Option Term. Each automatic grant under this Article Three shall have a maximum term of ten (10) years measured from the automatic grant date.

     E. Exercisability. Each automatic grant shall become exercisable for the option shares in a series of forty-eight (48) successive equal monthly installments upon the optionee's completion of each month of Board service over the forty-eight (48)-month period measured from the grant date of that option. The option shall not become exercisable for any additional option shares following the optionee's cessation of Board service for any reason.

     F. Limited Transferability of Options. Options granted under the Automatic Option Grant Program may, in connection with the optionee's estate plan, be assigned in whole or in part during the optionee's lifetime to one or more members of the optionee's immediate family or to a trust established exclusively for one or more such family members. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

     G. Effect of Termination of Board Membership.

          (1) Should the optionee cease to serve as a Board member for any reason (other than death) while holding one or more automatic option grants under this Article Three, then such optionee shall have a six (6)-month period following the date of such cessation of Board membership in which to exercise each such option for any or all of the shares of Common Stock for which the option is exercisable at the time of such cessation of Board service. Each such option shall immediately terminate and cease to be outstanding, at the time of such cessation of Board service, with respect to any shares for which the option is not otherwise at that time exercisable.

          (2) Should the optionee die while serving as a member of the Board or within six (6) months after cessation of Board service, then each outstanding automatic option grant held by the optionee at the time of death may subsequently be exercised, for any or all of the shares of Common Stock for which the option is exercisable at the time of the optionee's cessation of Board service (less any option shares subsequently purchased by the optionee prior to death), by the personal representative of the optionee's estate or by the person or persons to whom the option is transferred pursuant to the optionee's will or in accordance with the laws of descent and distribution. Any such exercise must occur within twelve
     (12) months after the date of the optionee's death. However, each such automatic option grant shall immediately terminate and cease to be outstanding, at the time of the optionee's cessation of Board service, with respect to any option shares for which it was not otherwise exercisable at that time.

          (3) In no event shall any automatic option grant under this Article Three remain exercisable after the specified expiration date of the ten
     (10)-year option term. Upon the expiration of the applicable post-service exercise under subparagraph 1 or 2 above or (if earlier) upon the expiration of the ten (10)-year option term, the automatic option grant shall terminate and cease to be outstanding for any unexercised shares for which the option was exercisable at the time of the optionee's cessation of Board service.

     H. Stockholder Rights. The holder of an automatic option grant under this Article Three shall have none of the rights of a stockholder with respect to any shares subject to such option until such individual shall have exercised the option and paid the exercise price for the purchased shares.

     I. Remaining Terms. The remaining terms and conditions of each automatic option grant shall be as set forth in the prototype Non-statutory Stock Option Agreement attached as Exhibit A to the Plan.

III.  CORPORATE  TRANSACTION/CHANGE IN CONTROL/HOSTILE TAKE-OVER

     A. In the event of any of the following stockholder-approved transactions to which the Company is a party (a "Corporate Transaction"):

          (i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the State of the Company's incorporation,

          (ii) the sale, transfer or disposition of all or substantially all of the assets of the Company in liquidation or dissolution of the Company, or


          (iii) any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to person or persons different from those who held such securities immediately prior to such merger, the exercisability of each automatic option grant at the time outstanding under this Article Three shall automatically accelerate so that each such option shall, immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares. Immediately following the consummation of the Corporate Transaction, all automatic option grants under this Article Three shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation or its parent company.

     B. In connection with any Change in Control of the Company, the exercisability of each automatic option grant at the time outstanding under this Article Three shall automatically accelerate so that each such option shall, immediately prior to the specified effective date for the Change in Control, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares at any time prior to the expiration or sooner termination of the option term. For purposes of this Article Three, a Change in Control shall be deemed to occur in the event:

          (i) any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's stockholders; or

          (ii) there is a change in the composition of the Board over a period of twenty-four (24) consecutive months or less such that a majority of the Board members ceases, by reason of one or more proxy contests for the election of Board members, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or
     (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause
     (A) who were still in office at the time such election or nomination was approved by the Board.

     C. Upon the occurrence of a Hostile Take-Over, each option granted under this Article Three shall automatically be cancelled, and the optionee shall in return be entitled to a cash distribution from the Company in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock at the time subject to the cancelled option (whether or not the option is otherwise at the time exercisable for such shares) over (ii) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the consummation of the Hostile Take-Over. Stockholder approval of the March 15, 1999 restatement of the Plan at the 1999 Annual Meeting shall constitute pre-approval of each option granted after the date of that Annual Meeting with such an automatic cancellation provision and the subsequent cancellation of that option in accordance with such provision. No additional approval of the Plan Administrator or the Board shall be required at the time of the actual option cancellation and cash distribution.

     D. For purposes of this Section III, the following definitions shall be in effect:

          A Hostile Take-Over shall be deemed to occur in the event any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's stockholders which the Board does not recommend such stockholders to accept.

          The Take-Over Price per share shall be deemed to be equal to the greater of (a) the fair market value per share of Common Stock on the option cancellation date, as determined pursuant to the valuation provisions of Section I.A.(3) of Article Two, or (b) the highest reported price per share paid by the tender offeror in effecting such Hostile Take-Over.

     E. The shares of Common Stock subject to each option cancelled in connection with the Hostile Take-Over shall not be available for subsequent option grant under this Plan.

     F. The automatic option grants outstanding under this Article Three shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

                                  ARTICLE FOUR
                                  MISCELLANEOUS

I.    AMENDMENT OF THE PLAN AND AWARDS

     The Board has complete and exclusive power and authority to amend or modify the Plan (or any component thereof) in any or all respects whatsoever. However, no such amendment or modification shall, without the consent of the Company's stockholders, adversely affect rights and obligations with respect to options at the time outstanding under the Plan. In addition, certain amendments may require stockholder approval pursuant to applicable laws or regulations.

II.   TAX WITHHOLDING

     The Company's obligation to deliver shares or cash upon the exercise of stock options or stock appreciation rights granted under the Plan shall be subject to the satisfaction of all applicable Federal, State and local income tax and employment tax withholding requirements.

     The Plan Administrator may, in its discretion and in accordance with the provisions of this Section II of Article Four and such supplemental rules as the Plan Administrator may from time to time adopt (including the applicable safe-harbor provisions of SEC Rule 16b-3), provide any or all holders of non-statutory options under the Plan (other than the automatic grants made pursuant to Article Three of the Plan) with the right to use shares of the Company's Common Stock in satisfaction of all or part of the Federal, State and local income and employment withholding taxes to which such holders may be subject in connection with the exercise of their options (the "Withholding Taxes"). Such right may be provided to any such option holder in either or both of the following formats:

          (i) Stock Withholding: The holder of the non-statutory option may be provided with the election to have the Company withhold, from the shares of Common Stock otherwise issuable upon the exercise of such non-statutory option, a portion of such shares with an aggregate fair market value equal to the percentage of the applicable Withholding Taxes (not to exceed one hundred percent (100%)) designated by the option holder.

          (ii) Stock Delivery: The Plan Administrator may, in its discretion, provide the holder of the non-statutory option with the election to deliver, at the time the non-statutory option is exercised, one or more shares of Common Stock already held by such individual with an aggregate fair market value equal to the percentage of the Withholding Taxes incurred in connection with such option exercise (not to exceed one hundred percent (100%)) designated by the option holder.

III.  EFFECTIVE DATE AND TERM OF PLAN

     The information provided in this Section III is based upon a number of specific amendments made to the Plan since the Effective Date. Except as otherwise expressly indicated below, none of the share numbers reflect the 20-for-1 reverse split of the Common Stock authorized by the Board on March 15, 1999.

     A. The Plan first became effective on the Effective Date and serves as the successor to the Company's 1990 Stock Option Plan. No further option grants shall be made under the 1990 Plan from and after the Effective Date.

     B. On May 26, 1993, the Board amended the Plan to increase the number of shares issuable thereunder by 1,000,000 shares. The 1,000,000-share increase was approved by the Company's stockholders at the 1994 Annual Stockholders Meeting. On March 28, 1994, the Board further amended the Plan to impose a limitation on the maximum number of shares for which any one individual participating in the Plan may be granted stock options and separately exercisable stock appreciation rights.

     C. On February 24, 1995, the Board amended the Plan to increase the number of shares of Common Stock issuable thereunder by 545,000 shares. The 545,000-share increase was approved by the Company's stockholders at the 1995 Annual Stockholders Meeting.

     D. On February 24, 1995, the Board further amended the Plan to increase the number of shares of Common Stock for which automatic option grants are to be made to continuing non-employee Board members on the date of each Annual Stockholders Meeting held after February 24, 1995. The amendment was approved by the Company's stockholders at the 1995 Annual Stockholders Meeting.

     E. On August 21, 1995, the Board amended the Plan to extend the eligibility provisions of the Discretionary Option Grant Program to all non-employee Board members other than those at the time serving on the Committee acting as the Plan Administrator. The amendment was approved by the Company's stockholders at the 1996 Annual Stockholders Meeting.

     F. In January 1996, the Board adopted an amendment to the Plan which (i) increased the number of shares of Common Stock available for issuance under the Plan by an additional 450,000 shares and (ii) increased the maximum number of shares for which any one individual may be granted stock options and separately exercisable stock appreciation rights over the remaining term of the Plan by an additional 250,000 shares of Common Stock. The amendment was approved by the Company's stockholders at the 1996 Annual Stockholders Meeting.

     G. In February 1997, the Board adopted a series of amendments to the Plan (the "1997 Amendments") which (i) increased the number of shares of Common Stock available for issuance under the Plan by an additional 700,000 shares, (ii) increased the limit on the maximum number of shares of the Company's common stock for which any one individual may be granted stock options and separately exercisable stock appreciation rights under the Plan from 500,000 shares to

750,000 shares, (iii) rendered the non-employee Board members who serve as Plan Administrator eligible to receive option grants under the Discretionary Option Grant Program, (iv) allowed unvested shares issued under the Plan and subsequently repurchased by the Company at the option exercise price paid per share to be reissued under the Plan, (v) removed certain restrictions on the eligibility of non-employee Board members to serve as Plan Administrator, and
(vi) effected a series of additional changes to the provisions of the Plan (including the stockholder approval requirements, the transferability of non-statutory stock options and the elimination of the six (6)-month holding period requirement as a condition to the exercise of stock appreciation rights) in order to take advantage of the recent amendments to Rule 16b-3 of the Securities and Exchange Commission which exempts certain officer and director transactions under the Plan from the short-swing liability provisions of the federal securities laws. The 1997 Amendments were approved by the stockholders at the 1997 Annual Stockholders Meeting.

     H. On January 29, 1998, the Board adopted an amendment to the Plan which increased the number of shares of Common Stock available for issuance under the Plan by an additional 500,000 shares. The amendment was approved by the stockholders at the 1998 Annual Stockholders Meeting.

     I. On September 18, 1998, the Board adopted an amendment to the Plan which increased the number of shares of Common Stock available for issuance under the Plan by an additional 2,000,000 shares. The amendment was approved by the stockholders at the Special Stockholders Meeting held in January 1999.

     J. On March 15, 1999,  the Board  authorized an amendment to the Plan which
(i) increased the number of shares of Common Stock available for issuance under the Plan by an additional 6,689,167 shares(3), (ii) implemented a series of automatic increases to the share reserve under the Plan, beginning February 1, 2000 and continuing from calendar year 20001 through calendar year 2008, (iii) increased the maximum number of shares for which any one individual may be granted stock options and separately exercisable stock appreciation rights per calendar year from 125,000 shares(4) to 5,000,000 shares(5), (iv) effected a series of changes to the Automatic Option Grant Program (including the implementation of a special one-time option grant to all non-employee Board members and the elimination of the initial and annual awards made to non-employee Board members), and (v) extended the term of the Plan by six (6) years(6). The March 15, 1999 amendment is subject to stockholder approval at the 1999 Annual Stockholders Meeting. If such stockholder approval is not obtained, then any

-----------------
(3)This number reflects the 20-for-1 reverse split of the Common Stock authorized by the Board on March 15, 1999, subject to stockholder approval at the 1999 Annual Meeting.

(4)This number reflects the 20-for-1 reverse split of the Common Stock authorized by the Board on March 15, 1999, subject to stockholder approval at the 1999 Annual Meeting.

(5)This number reflects the 20-for-1 reverse split of the Common Stock authorized by the Board on March 15, 1999, subject to stockholder approval at the 1999 Annual Meeting.

(6)This amendment was authorized by the Board on March 15, 1999, subject to stockholder approval at the 1999 Annual Meeting.

options granted on the basis of the various share increases authorized under the amendment will terminate without becoming exercisable for any of the shares of Common Stock subject to those options, and no further option grants will be made on the basis of those share increases. However, the Plan will continue to remain in effect, and option grants may continue to be made pursuant to the provisions of the Plan in effect prior to the March 15, 1999 amendment, until the available reserve of Common Stock as last approved by the stockholders has been issued.

     K. Each option issued and outstanding under the 1990 Plan immediately prior to the Effective Date shall be incorporated into this Plan and treated as an outstanding option under this Plan, but each such option shall continue to be governed solely by the terms and conditions of the instrument evidencing such grant, and nothing in this Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such options with respect to their acquisition of shares of Common Stock thereunder.

     L. The sale and remittance procedure authorized for the exercise of outstanding options under this Plan shall be available for all options granted under this Plan on or after the Effective Date and for all non-statutory options outstanding under the 1990 Plan and incorporated into this Plan. The Plan Administrator may also allow such procedure to be utilized in connection with one or more disqualifying dispositions of Incentive Option shares effected after the Effective Date, whether such Incentive Options were granted under this Plan or the 1990 Plan.

     M. The option acceleration provisions of Section III of Article Two relating to Corporate Transactions and Changes in Control may, in the Plan Administrator's discretion, be extended to one or more stock options which are outstanding under the 1990 Plan on the Effective Date of this Plan but which do not otherwise provide for such acceleration.

     N. The Plan shall  terminate  upon the earlier of (i) December 31, 20087 or
(ii) the date on which all shares available for issuance under the Plan shall have been issued or cancelled pursuant to the exercise, surrender or cash-out of the options granted under the Plan. If the date of termination is determined under clause (i) above, then all option grants outstanding on such date shall thereafter continue to have force and effect in accordance with the provisions of the instruments evidencing such grants.

     O. Options to purchase shares of Common Stock may be granted under the Plan which are in excess of the number of shares then available for issuance under the Plan, provided each option granted is not to become exercisable, in whole or in part, at any time prior to stockholder approval of an amendment authorizing a sufficient increase in the number of shares available for issuance under the Plan.

-----------------
7 The six (6)-year extension of the term of the Plan is subject to stockholder approval at the 1999 Annual Meeting.

IV. USE OF PROCEEDS

     Any cash proceeds received by the Company from the sale of shares pursuant to options granted under the Plan shall be used for general corporate purposes.

V.  REGULATORY APPROVALS

     The implementation of the Plan, the granting of any option thereunder and the issuance of stock upon the exercise or surrender of the option grants made hereunder shall be subject to the Company's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options granted under it, and the stock issued pursuant to it.

VI.   NO EMPLOYMENT/SERVICE RIGHTS

     Neither the action of the Company in establishing the Plan, nor any action taken by the Plan Administrator hereunder, nor any provision of the Plan shall be construed so as to grant any individual the right to remain in the employ or service of the Company (or any parent or subsidiary corporation) for any period of specific duration, and the Company (or any parent or subsidiary corporation retaining the services of such individual) may terminate such individual's employment or service at any time and for any reason, with or without cause.

VII.  MISCELLANEOUS PROVISIONS

     A. The right to acquire Common Stock or other assets under the Plan may not be assigned, encumbered or otherwise transferred by any optionee.

     B. The provisions of the Plan relating to the vesting and termination of outstanding options shall be governed by the laws of the State of California, as such laws are applied to contracts entered into and performed in such State.

     C. The provisions of the Plan shall inure to the benefit of, and be binding upon, the Company and its successors or assigns, whether by Corporate Transaction or otherwise, and the optionees, the legal representatives of their respective estates, their respective heirs or legatees and their permitted assignees.

                                    EXHIBIT A

                      Non-Statutory Stock Option Agreement

                         Automatic Option Grant Program

[SHAMAN'S LETTERHEAD]


                                                            Exhibit B



To Our Stockholders:

      On March 23, 1999, Shaman celebrated its 10th Anniversary. Ten years ago as we began our journey, we never could have predicted the path we are now taking. Yet in many ways our destination and our goal has remained consistent--to create novel, proprietary products to meet unmet health needs, and in so doing, to provide value for our stockholders. Our means to reaching these goals has never wavered--to collaborate with the rainforest's indigenous people to look for unique solutions to today's healthcare needs. Although our goals are the same, we have altered our path.

      As we now enter the market for botanical dietary supplements, it is as though Shaman has come home--to an industry that appreciates our hard work in identifying novel new botanical products and our commitment to sustainability and reciprocity, to a pool of potential partners who appreciate the unique quality and science we bring to the table, and to a growing consumer base who is today more ready and eager than ever to try novel dietary supplements.

      We are entering this market as some important transitions are occurring in the industry. The 1994 Dietary Supplement Health and Education Act (DSHEA) created a clear and legal regulatory pathway for the introduction of our product candidates. More recently, the entrance of large consumer healthcare companies, such as American Home Products, Bayer, and Warner-Lambert, has created a model for branded, proprietary, higher margin products for us to follow. Also, with the maturing demographics of the U.S. consumer public and a greater emphasis on self-medication and natural solutions, the market seems to be primed and ready to accept the types of products we plan to introduce.

      Finally, and perhaps most importantly, had we not made the investment in our technology over the past 10 years, we could not pursue our new business today. The application of this "investment" to the dietary supplement business is allowing us to change the industry even as we enter it. Shaman offers the industry a novel, proprietary product pipeline, the depth of which has not previously been available. It is a natural and logical extension of all that has transpired at Shaman.

      Although the potential is great, we can not make Shaman a success at this time without additional funding. We expect to launch our first botanical dietary supplement, SB-300, by mid-year. However, product launches require adequate support of inventory, advertising, and promotion. For these activities, more funding is necessary.

      As we considered funding options, we were acutely sensitive to the concerns of our common stockholders about dilution. Given our current low stock price, and the anticipated conversion of a large block of our current preferred stockholders to common stock, we understand your concerns. In looking at our options for raising additional funds, our primary concern has been to protect our common stockholders. We feel we have a potential solution with our proposed Rights Offering.

      The Rights Offering provides many benefits. First and foremost, common stockholders who participate in the Rights Offering will be able to preserve their pro rata stake in Shaman for a minimal additional investment, and thereby are protected against the dilution potential of our certain current preferred holders. In fact, this may be the only solution to the current dilution issue. And, as for our current preferred stockholders, they still receive the benefits of conversion which they initially sought, regardless of the Rights Offering. Second, the rights offering will provide cash to fund the launch of our first product.

      While we are pursuing the Rights Offering, be assured that we are continuing to explore every option for funding to bridge our needs from now until the Rights Offering closes. In particular, we have initiated a debt financing, in which a group of investors, including senior management, members of our Board of Directors, and several of our large stockholders, would loan Shaman approximately $1 million. This confirms the commitment and confidence that these individuals and institutions have in Shaman's new strategy.

      Finally, our initial barometer of success at Shaman will be the launch of our first dietary supplement product, SB-300. This product, an extract of the Croton tree, contains as one of its ingredients, SP-303, the clinically-proven antidiarrheal compound. Given the continuing unmet need for promoting normal bowel function in people with HIV/AIDS, we will initially target our marketing and promotion to this audience. By launching SB-300, we also will be able to keep our commitment to the HIV/AIDS Community by giving a portion of these sales to the Shaman HIV Investment Trust, a Community-governed charitable organization providing funding for HIV/AIDS services, education and research.

      In addition to preparing for the launch of SB-300, we are also actively engaged in discussions with other companies in the dietary supplement industry for collaborations and commercialization partnerships. We have had particular interest from the large consumer healthcare companies targeting the mass market, as well as multi-level marketing companies. Both of these types of potential partners value the novelty and quality of Shaman's approach.

      In closing, we would like to say that everyone at Shaman is very committed and working diligently to make our new enterprise a success, for our future customers and for our stockholders. We have faced and managed through a very challenging turn of events. We responded quickly and showed great flexibility in pursuing this new opportunity. We will settle for nothing but success, and we thank you for your dedication to and support of Shaman. As we rise like a Phoenix, we are motivated to provide benefits to our customers seeking healthy lifestyles, to our dedicated stockholders and to the communities with whom we work.


/s/  Lisa A.  Conte                                /s/  G.  Kirk Raab
-------------------------------------              ----------------------
Lisa A. Conte                                      G. Kirk Raab
President and Chief Executive Officer              Chairman of the Board

[SHAMAN'S LETTERHEAD]



                                                             Exhibit C


                          SHAMAN PHARMACEUTICALS, INC.
                            1999 Annual Meeting Proxy
                                       Q&A


--------------------------------------------------------------------------------
              TO SPEAK TO A REPRESENTATIVE ON OUR INVESTOR HOTLINE,
  PLEASE DIAL 1-800-XXX-XXXX between the hours of X:XX A.M. and X:XX P.M. EDT.
--------------------------------------------------------------------------------


      Following the completion of the June 11, 1999, Annual Meeting of Shaman Pharmaceuticals, and pending approval of the necessary proposals in the attached proxy, Shaman expects to conduct a Rights Offering, and intends to file a registration statement with the SEC covering the issuance of rights to acquire shares of Series R Preferred Stock to its stockholders. Shaman plans to offer to stockholders on a pro rata basis shares having an aggregate value of $10,000,000. You will receive more information on the Rights Offering following the Annual Meeting, including detailed Questions and Answers (Q&A).

     The approval of the proposals in this proxy will allow Shaman to proceed with the Rights Offering to our current stockholders. The goals of this Rights Offering are:

1) To attempt to protect the ownership of our current Common Stockholders in the face of significant potential dilution as currently held Series C and D Preferred Stock converts to Common Stock. The offering is structured to assure that the current stockholders of the Company will retain a significant portion of the value of the Company without regard to intervening dilution caused by continued conversion of currently outstanding convertible Preferred Stock;

2) To raise funds for our Botanicals operations, and specifically, the launch of our first product later this summer.

General:

I didn't get a proxy for some of my shares--why? How do I get one?

You may have bought stock at different times, or even from different sources. Each transaction is treated separately.

If the stock is held in your name (in other words you were issued a stock certificate), then please contact: BankBoston, N.A., c/o Boston Equiserve, P.O. Box 8040, Boston, MA 02266-8040; Telephone:
(781)575-3170; Fax: (781)828-8813.

If the stock is held in a "street name" (the brokerage firm holds the shares of your stock as part of your brokerage account), then you should contact your broker.

When is your stockholder meeting and where?

The Annual Meeting of Stockholders will be held on Friday June 11, 1999 at The Embassy Suites, 250 Gateway Blvd, South San Francisco, California, 94080,at 9:00 A.M. Pacific Time.

How do I get something put on the agenda for the stockholder's meeting?

As stated in last year's 1998 Annual Meeting proxy, the deadline for getting a stockholder proposal on the agenda for this annual meeting was December 17, 1998, which would have allowed sufficient time for it to be included in the proxy for this year's upcoming annual meeting. There will be an opportunity for stockholders to ask questions about the company and the proposals that have been included in the proxy materials during the annual meeting.

Can I talk to someone at the Company?

We would be happy to answer your questions about the proxy and the proposed Rights Offering. Please telephone our investor hotline at 1-800-XXX-XXXX between the hours of X:XX A.M. and X:XX P.M. EDT.

Why is this so complicated? Isn't there an easier way to raise money?

The Board of Directors and management have put a process in place, that while somewhat more complicated that other kinds of fundraising, gives the existing stockholders an opportunity to participate in the financing and protect their ownership position in the Company, while allowing the Company to raise the capital necessary to implement its plans.

This is an attempt to protect the ownership position of existing stockholders who choose to participate in the face of significant dilution potential from our current Preferred Stockholders and particularly the Series C Preferred when it can begin to convert into Common Stock beginning later this year. By investing a relatively small amount of money (up to $10 million), the stockholders who participate in the offering can leverage over $150 million which has been invested in the company to date. Using the technology and know how that was developed in the pharmaceutical business, the Company hopes to turn that investment into a viable near term opportunity in the botanical dietary supplement business, in addition to pursuing outlicensing revenue that may be generated from the pharmaceuticals business.

Reverse split:

What is a reverse split? What does it mean that I get 1 share for every 20 I now own?

A stockholder who owns 100 shares prior to the reverse split will own 5 shares afterwards. Since all stockholders will be treated in the same way, the ownership position of each stockholder is unaffected. In the simplest sense, a reverse stock split is really just an accounting adjustment-sort of like having one two pound package versus two one pound packages-you still have two pounds.


The other effect of a reverse stock split is that the common shares immediately after the reverse split should trade at a significantly higher price per share than before the split.

Why do we need to do a reverse split now?

The company is running out of authorized shares of Common Stock, based upon the expected conversion when the Series C and D Preferred Stock converts into Common Stock. If we do not have enough common shares available to accommodate this conversion, the company faces significant financial penalties beyond currently available resources in the company. The reverse split will free up authorized shares needed to meet these conversion obligations. To the extent an existing stockholder participates in the Rights Offering at his pro rata share, this should substantially reduce the potential dilution effect of the Series C and Series D Preferred Stock he would have experienced without the Rights Offering. For these reasons we believe that it in the best interest of stockholders to vote in favor of a reverse stock split.

Isn't this just a way of freeing up more available shares to sell later?

We do need to have sufficient shares available to allow for the conversion of the Series C and D Preferred Stock into Common Stock, without which the company faces significant financial penalties beyond currently available resources in the company. These shares may also be needed for the conversion into Common Stock of the Series R Preferred Stock issued in the Rights Offering. If we do not need these shares to satisfy conversions, the excess shares are not currently anticipated to be issued.

The company is also asking for authorization for more common shares as well. Why do you need more shares if you are doing the reverse split?

We may need both approvals so as to have sufficient shares of Common Stock available to accommodate the conversion of the existing Preferred C and D stock, as well as the conversion of the Series R Preferred Stock that will be issued in the Rights Offering. If we do not need these all these shares to satisfy conversions, the excess shares are not currently anticipated to be issued.

If these common shares are utilized for the conversion of the Preferred R Stock from the Rights Offering, such shares may be required per a conversion formula. To the extent an existing stockholder participates in the Rights Offering at his pro rata share, this should substantially reduce the potential dilution effect of the Series C and Series D Preferred Stock he would have experienced without the Rights Offering.


If we do the reverse split, will we get listed on NASDAQ again?

There are a number of requirements that the company must meet in order to be re-listed on NASDAQ. The reverse split does not automatically entitle the company to be re-listed.


What happens if I don't own at least 20 shares?

Stockholders who own less than 20 shares will be given 1 share of stock after the reverse split. In a similar manner, those stockholders who own more than 20 shares would be rounded up in calculating the number of post-split shares which they would receive. For example, a stockholder who owned 25 shares of stock as of the date of record would receive 2 shares post split.

How and when do I get the new shares? What do I do with the old shares?

As soon as practical after the effective date of the reverse split, you will be mailed forms that you will use to surrender the old stock certificates. Once your old shares have been received, new shares will be mailed to you. Those stockholders who have the stock certificates in their name will receive the forms directly. If your stock is held in a brokerage account, your broker will handle the paperwork on your behalf.

Will I have to pay taxes as a result of the reverse split?

In general there will be no federal tax liability as a result of the reverse split if a stockholder is not rounded up as a result of the reverse stock split. However, stockholders who receive a full share of stock instead of the partial share of stock to which they are entitled may have a tax consequence relating to the value of the fractional additional share they have received. The Company urges stockholders to consult a tax professional who is capable of answering specific questions as they pertain to your individual circumstance and federal and state tax laws.

Additional Common Shares:

Why does the Company need so many more shares of Common Stock; we just approved an increase in Common shares from 40 million to 70 million shares?

The company is running out of common shares based upon the expected conversion of the Series C and D Preferred Stock into common shares. The company also needs to have enough common shares to accommodate the conversion of Series R investors who purchase in the Rights Offering. If we do not have enough common shares available to accommodate these conversions, the company faces significant financial penalties beyond currently available resources in the company.

If these common shares are utilized for the conversion of the Preferred R Stock from the Rights Offering, such shares may be required per a conversion formula. Hence, we feel that it is in the best interest of stockholders to vote in favor of the increase in authorized common shares.

Won't the reverse stock split take care of the problem?

No, it may not. The Series C and D and R conversion conversions are tied to the actual market price of the stock. Based upon the current share price, the company anticipates needing both the reverse split as well as the additional common shares being authorized. We may not require all these additional shares, yet we have built in a "safety factor" in calculating the number possibly needed because, if we do not have enough common shares available to accommodate these conversions, the company faces significant financial penalties beyond currently available resources in the company. If we do not need these shares to satisfy conversions, the excess shares are not currently anticipated to be issued.

Additional Preferred Shares:

Why do we need more shares again? I thought we just increased the number of Preferred shares from 1 million to 2 million?

In order to do the Rights Offering, the company has determined that it is in the best interest of stockholders to structure it as a Preferred Stock financing. The company needs stockholder approval in order to have enough shares of Preferred Stock to complete the Rights Offering as currently structured. The number of preferred shares was increased previously, but that did not address the anticipated Rights Offering need for more shares of Preferred Stock.

The Rights Offering will provide the company with capital so that it can develop the Botanicals business. In addition, it attempts to protect the ownership of our current Common Stockholders in the face of significant potential dilution as currently held Series C and D Preferred Stock converts to Common Stock. Without the additional authorized preferred shares and the Rights Offering, the company would not have sufficient funds needed to operate the business and would face significant dilution as a result of the conversion of the Preferred Stock into common.

What is the difference between "Common Stock" and "Preferred Stock"?

Common Stock is typically the stock that trades once a company goes public. Preferred Stock has certain features and rights that are different than Common Stock. Different classes of preferred typically have different rights associated with them with regard to conversion rights, voting, redemption etc.

If I vote for more preferred shares, doesn't that just mean I'll get more diluted?

If additional preferred shares are not authorized, the Company does not have enough preferred shares to complete the Rights Offering as structured, and existing investors will be subject to significant dilution as a result of the Series C and D conversions. To the extent an existing stockholder participates in the Rights Offering at his pro rata share, this should substantially reduce the potential dilution effect of the Series C and Series D Preferred Stock he would have experienced without the Rights Offering. For this reason, we believe it is in the best interest of stockholders to vote in favor of increasing the number of preferred shares.

How did the company get into this problem with the Series C and D Preferred? Shouldn't they have known that this would negatively impact Common Stockholders?

We have always believed that we were acting in the best interest of our stockholders to raise financial resources under terms available at the times such financings were undertaken. Regardless of what has happened as a result of the Series C and D Preferred, we view the Rights Offering as the best way to protect current stockholders.

Can these preferred shares be issued to anyone? How do I know they won't go into more death-spiral preferred types of offerings like the Series C & D?

The intention is to offer all the new Preferred shares in the Rights Offering. If we do not need these shares to satisfy conversions, the excess shares are not currently anticipated to be issued. The existing investors are being offered the opportunity to buy the shares in this offering. If existing stockholders do not participate to the full value of the offering, then the company will offer the uncommitted amount to select institutional investors.

To the extent an existing stockholder participates in the Rights Offering at his pro rata share, this should substantially reduce the potential dilution effect of the Series C and Series D Preferred Stock he would have experienced without the Rights Offering.

Amendment to the Rights of the Preferred Stock

Why are you seeking to amend the rights of the Preferred Stockholders?

At present, the Preferred Stockholders potentially have a right to be repaid their investment (or a significant penalty amount) in the event of a change of control of over 50% of the Company's voting stock. The Company believes that under certain circumstances the proposed Rights Offering could inadvertently trigger this provision.

Why would the Rights Offering potentially trigger a change of control? What is a change of control?

The Rights Offering could trigger a change of control if some investors chose not to participate while others decided to invest more than their pro rata share. While the Stockholders in the company might not change, the relative stock holdings could change enough to trigger the change of control provision.

A change of control in this context means that the stockholder base of the Company changes such as that over 50% of voting power of the Company that was previously held by one group of persons is tranferred to a different person or persons who previously did not hold a significant, or controlling, amount of our voting stock; typically this type of sudden and significant change is a result of a merger or takeover. A Rights Offering also could have the same effect.

What are the ramifications of a change of control?

Under the Company's current Certificate of Incorporation, a change of control is treated as an event that would require that the Company repay the Preferred Stockholders their liquidation preference amount or other penalties. Since this could jeopardize the ability of the Company to effect the Rights Offering, it is neither in the best interest of the Company nor its stockholders, and the Company is recommending that stockholders vote in favor of this amendment.

Why is it in the best interests of the stockholders to amend the rights of the Preferred Stockholders?

This amendment would eliminate the possibility that the Rights Offering would trigger a change of control. By voting in favor of this amendment, it would ensure that Shaman would not incur any penalties from a possible trigger of this provision and would therefore eliminate the possibilty that the provision could cost the Company to be unable to effect the Rights Offering.

Option Plan:

How can you ask for an option plan to reward management and the board of directors when the stock has performed so poorly?

The management and Board are as disappointed as the stockholders in the performance of the stock.

In order for the company to be successful in the future, a number of key milestones must be met. To meet those, the company must be able to attract and retain key management; stock options are an effective way to do this. As an alternative, Shaman would have to utilize substantial cash reserves to attract, hire, and retain new employees or to utilize consultants. Employees will be rewarded as the company is successful and creates value for all stockholders. Currently, due to the stock price, no currently held options have any positive value. Additionally, all members of the Board of Directors have surrendered all previously held stock options.

Does  this  mean  management/employees/the   board  own  20%  of  the
company?  Isn't that a lot?

The option pool will at any given time represent at most 20% of the outstanding shares of the company, which is typical for many technology-based companies. However, all of these shares may not necessarily be granted. The actual issuance of options can only be made with Board approval and are typically vested over a four-year period.

Does this mean the current employees get even more options? At what price? Who is getting them, and how many is each person getting?

The employee option pool will provide options to existing employees as appropriate with the approval of the Board of Directors. In order to attract and retain key employees, the long-term value of the stock options must be sufficient so as to be competitive. The dietary supplement business will require that the company hire experienced management to run that business; options are required for these employees. Given the amount of new shares that will be issued as part of the Rights Offering, the option pool needs to be increased proportionally. Presently, our intention is to ask all employees who receive new options to surrender all their old options before receiving new options. Currently, due to the stock price, no currently held options have any positive value.

Who decides how the option pool is split up?

The Board has a compensation committee that determines appropriate grants for senior management. Senior management makes recommendations to the Board as to appropriate grants for other employees. In both cases, option grants must be approved first by the compensation committee, then by the full Board of Directors.

What does the automatic increase of 4% per year mean?

This means that the option pool will be able to increase by 4% a year, however in no case will the option pool available for future grants exceed 20% of the outstanding shares at a given time. The company believes that this annual increase will be adequate to provide options to new employees as well as to existing employees as necessary. This is done so that stockholders are not inconvenienced by seeking approval every year.

What does the maximum grant number mean?

This is the maximum number of shares that can be granted to any one employee. It is required by law to set this number in the option plan and to have it approved by proxy by the stockholders.

Why are you extending the plan?

The existing plan is set to expire in 2002. Given all the work that has gone into developing this plan, the Board felt that it would be cost effective and therefore prudent to extend the plan until 2008.

Why are the non-employee members of the Board of Directors being granted options? Why are they surrendering their existing options?

Each of the non-employee Directors are given an option grant as compensation for their work on the Board. Each of them has agreed to surrender their existing grants and receive new option grants that will be made at the same price as the Preferred R stock will convert. The Board will therefore be on an equal basis with the existing stockholders who participate in the Rights Offering.